Exhibit 10.3
(Confidential Portions Omitted)
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
HF LOGISTICS-SKX, LLC
THE LIMITED LIABILITY COMPANY INTERESTS IN HF LOGISTICS-SKX, LLC (THE “INTERESTS”) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN ARTICLE 11 AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS THEREOF. THEREFORE, PURCHASERS OF THE INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE INTERESTS HAVE NOT BEEN REGISTERED (i) UNDER ANY SECURITIES LAWS OF THE SEVERAL STATES (THE “STATE ACTS”), OR (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), IN RELIANCE UPON EXEMPTIONS PROVIDED THEREIN, AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 11 AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH STATE ACTS, AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT. IN ADDITION, ANY INTERESTS ACQUIRED BY NON-U.S. PERSONS MAY NOT, DIRECTLY OR INDIRECTLY, BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR TRANSFERRED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON EXCEPT IN COMPLIANCE WITH THIS AGREEMENT AND THE FEDERAL ACT AND ALL APPLICABLE STATE ACTS. AS USED HEREIN, “UNITED STATES” MEANS THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION, AND A “U.S. PERSON” MEANS A CITIZEN OR RESIDENT OF THE UNITED STATES (INCLUDING THE ESTATE OF ANY SUCH PERSON), A CORPORATION, COMPANY, OR OTHER PERSON CREATED OR ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AND AN ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE.

i

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
HF LOGISTICS -SKX, LLC
     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF HF LOGISTICS-SKX, LLC (the “Company”), is entered into and effective as of the 12th day of April, 2010 but is effective as of January 30, 2010 (the “Effective Date”) by and between HF LOGISTICS I, LLC, a Delaware limited liability company (“HF”), and SKECHERS R.B., LLC, a Delaware limited liability company (“Skechers”, and together with HF, the “Members”). This Agreement amends and restates, and supersedes in its entirety, the Limited Liability Company Agreement of HF Logistics-SKX, LLC dated January 30, 2010.
RECITALS
     WHEREAS, the Members, being all of the Members of the Company, desire to form the Company as a limited liability company under the Act for the purposes set forth herein.
     NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, have agreed and do hereby agree as follows:
ARTICLE 1
DEFINED TERMS
     Section 1.1 Certain Defined Terms. Unless otherwise clearly indicated to the contrary, the following terms shall have the following meanings:
          1.1.1 “Act” means Sections 18-101 et seq. of the Delaware Corporation Laws Ann., commonly known as the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.
          1.1.2 “Additional Capital Contributions” means the total of all Capital Contributions made to the Company by the Members in accordance with Section 4.1.2.
          1.1.3 “Additional Funding Obligation” has the meaning set forth in Section 6.9(a).
          1.1.4 Intentionally deleted.
          1.1.5 “Affiliate” means with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (b) any Person owning or controlling fifty-one percent (51%) or more of the outstanding voting interests of such Person, or (c) any Person of which such Person owns or controls fifty-one percent (51%) or more of the voting interests.
          1.1.6 “Agreement” means this Amended and Restated Limited Liability Company Agreement of HF Logistics-SKX, LLC, as it may be amended, supplemented or restated from time to time.
          1.1.7 “Assignee” means a Person to whom any Company Interest has been transferred in a manner permitted under this Agreement, but who has not been admitted to the Company as a Member.

          1.1.8 “Available Cash” means, with respect to any period for which such calculation is being made:
                    (a) all cash revenues and funds received by the Company from whatever source, including Capital Transaction Proceeds (except with respect to Liquidating Transactions), plus the amount of any reduction in existing Reserves of the Company;
                    (b) less the sum of the following:
                         (i) all required interest or principal payments, escrow account payments and any other payments made during such period by the Company on account of the Debt of the Company, if any;
                         (ii) all cash expenditures (including capital expenditures) made by the Company during such period;
                         (iii) all payments made by the Company during such period to any Reserve account (including the amount of any increase in any existing Reserves of the Company).
          1.1.9 “Bankruptcy Action” means (a) the filing of any voluntary or involuntary bankruptcy (and in the case of an involuntary bankruptcy, such proceeding shall not have been dismissed within ninety (90) days), insolvency or reorganization case or proceeding, instituting any proceeding under any applicable insolvency law or otherwise seeking any relief under any laws relating to the relief from debts or the protection of debtors generally by or against any Person, (b) the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for any Person or a substantial portion of its properties, (c) making any assignment for the benefit of creditors by any Person, (d) any Person being adjudged a bankrupt or insolvent, or having entered against it an order of relief in any bankruptcy or insolvency proceeding, (e) any Person filing a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (f) any Person filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the foregoing nature, (g) the filing of any proceeding with respect to any Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, which has not been dismissed within one hundred twenty (120) days after the commencement thereof, or (h) the appointment of a trustee, receiver, assignee, sequestrator, custodian or liquidator with respect to any Person which has not been vacated or stayed within ninety (90) days after the appointment or such appointment is not vacated within ninety (90) days after the expiration of any such stay.
          1.1.10 “Breaching Member” shall mean any Member who has committed an Event of Default.
          1.1.11 “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Riverside, California, are authorized or required by law to close.
          1.1.12 “Buy-Sell Deposit” has the meaning set forth in Section 8.6.
          1.1.13 “Buy-Sell Notice” has the meaning set forth in Section 8.1.
          1.1.14 “Capital Account” means the Capital Account maintained for a Member pursuant to Exhibit “A” attached hereto.

          1.1.15 “Capital Contribution” means, with respect to any Member, any cash, cash equivalents or the Agreed Value (as defined in Exhibit “A”) of property which such Member contributes or is deemed to contribute to the Company pursuant to Article 4. Such amounts shall be treated as contributions to the Company pursuant to Section 721(a) of the Code.
          1.1.16 “Capital Transaction” means a voluntary or involuntary sale, exchange or other disposition (other than a Liquidating Transaction) or a financing or refinancing by the Company of the Project or any portion thereof.
          1.1.17 “Capital Transaction Proceeds” means the net cash proceeds of a Capital Transaction, after deducting all expenses incurred in connection therewith and after application of any proceeds toward the payment of any Debt of the Company secured by, or otherwise reasonably allocable to, the Project.
          1.1.18 “Certificate” means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time.
          1.1.19 “Closing Date” means the date after HF and the Construction Lender have executed the commitment which is attached hereto as Exhibit “F” (the “Commitment”), upon which the Construction Lender gives notice to HF that it has procured a participant for the Construction Loan, as described in the Commitment (which participant may be HF or an Affiliate of HF). HF shall execute and deliver the Commitment to the Construction Lender on the first (1st) Business Day after the Effective Date and shall use diligent efforts to obtain the execution of the Commitment by the Construction Lender as soon thereafter as possible.
          1.1.20 “Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Section or Sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
          1.1.21 “Company” has the meaning set forth in the preamble.
          1.1.22 “Company Assets” means (a) the membership interests in the Subsidiaries (which includes the indirect ownership of the Property and the Project), and (b) all other assets of the Company.
          1.1.23 “Company Interest” means the ownership interest in the Company held by a Member, which includes any and all benefits to which the holder of such a Company Interest may be entitled as provided in this Agreement (including any voting rights and rights to receive distributions of Available Cash), together with all obligations of such Member to comply with the terms and provisions of this Agreement.
          1.1.24 “Company Record Date” means the record dates established by the Managing Members for the distribution of Available Cash, or if they fail to agree as to any record date, such term means the last day of the current month.
          1.1.25 “Company Year” means the fiscal year of the Company.
          1.1.26 “Completion of the Project” has the meaning set forth in the Development Management Agreement.

          1.1.27 “Construction Lender” means Bank of America in its capacity as a lender and also as administrative agent for other lenders who are participants in the Construction Loan, or any other lender under the Construction Loan.
          1.1.28 “Construction Loan” means the construction loan from the Construction Lender to be taken out by the T1 Subsidiary in the amount of approximately Fifty Five Million Dollars ($55,000,000) to finance the development of the Development Parcel in accordance with the Lease.
          1.1.29 “Construction Loan Documents” means any and all documents which evidence the Construction Loan, including a construction loan agreement, promissory notes, deeds of trust, assignments of leases and rents, security agreements, financing statements, pledge agreements and environmental indemnity agreements.
          1.1.30 “Contribution Percentages” means the ratio at which the Members are required to make certain Additional Capital Contributions, which is fifty percent (50%) for HF and fifty percent (50%) for Skechers.
          1.1.31 “Debt” means, as to any Person as of any date of determination, (a) all indebtedness of such Person for money borrowed or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for money borrowed or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.
          1.1.32 “Default” has the meaning set forth in Section 4.1.5(c). For clarification, the use of the word “default” (uncapitalized) in this Agreement shall mean any default other than a Default which is defined in Section 4.1.5(c).
          1.1.33 “Default Amount” has the meaning set forth in Section 4.1.5(c).
          1.1.34 “Default Date” has the meaning set forth in Section 4.1.5(c).
          1.1.35 “Default Member” has the meaning set forth in Section 4.1.5(c).
          1.1.36 “Default Notice” has the meaning set forth in Section 4.1.5(b).
          1.1.37 “Deposit Date” has the meaning set forth in Section 8.6.
          1.1.38 “Determination” has the meaning set forth in Section 15.2.
          1.1.39 “Development Budget” has the meaning set forth in the Development Management Agreement.
          1.1.40 “Development Management Agreement” means that certain Development Management Agreement effective as of January 30, 2010 between the Company and HFC Holdings, LLC, a Delaware limited liability company (which is an Affiliate of HF), as amended by an Amendment to Development Management Agreement effective as of the same date, a copy of which is attached hereto as Exhibit “B” (the interest of the Company therein has been or will be assigned to the T1 Subsidiary).

          1.1.41 “Development Manager” has the meaning set forth in the Development Management Agreement.
          1.1.42 “Development Parcel” means that certain real property which will, after recordation of the final Parcel Map, be identified as Parcel 1 of Parcel Map No. 35629, and consisting of approximately 82.59 acres of land, which real property comprises a portion of the Property and is the “Premises” under the Lease. Notwithstanding the foregoing, it is understood and agreed that prior to the date that the final parcel map records, the Development Parcel shall be established by lot line adjustments and therefore may not contain exactly the amount of acreage or be in exactly the same configuration as it will be in after the final parcel map records.
          1.1.43 “Distribution Percentages” means the ratio at which the Members are entitled to receive distributions of Available Cash, which is fifty percent (50%) for HF and fifty percent (50%) for Skechers, subject to adjustment as set forth in Section 4.1.5.
          1.1.44 “Effective Date” has the meaning set forth in the preamble.
          1.1.45 “Embargoed Person” has the meaning set forth in Section 2.5.10.
          1.1.46 “Event of Default” shall mean a default by a Member (which includes a default by a Member in its capacity as Managing Member) in the performance of its obligations under this Agreement which is not cured within any applicable cure period set forth herein, but excluding a default under Article 4 or Article 6 with respect to required Additional Capital Contributions or required loans.
          1.1.47 “Event of Dissolution” has the meaning set forth in Section 13.1.
          1.1.48 “Expansion Parcel” means that certain real property which will, after recordation of the final, Parcel Map, be identified as Parcel 2 of Parcel Map 35629, and consisting of approximately 22.37 acres, which real property comprises a portion of the Property and is the “Expansion Area” under the Lease. Notwithstanding the foregoing, it is understood and agreed that prior to the date that the final parcel map records, the Expansion Parcel shall be established by lot line adjustments and therefore may not contain exactly the amount of acreage or be in exactly the same configuration as it will be in after the final parcel map records.
          1.1.49 “HF” has the meaning set forth in the preamble.
          1.1.50 “HF Loan” has the meaning set forth in Section 6.4.
          1.1.51 “HF Managing Member” means HF acting in its capacity as a Managing Member of the Company.
          1.1.52 “Incapacity” or “Incapacitated” means (a) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (b) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any partnership or limited liability company (or partnership) which is a Member, the dissolution and commencement of winding up of the partnership or the limited liability company (or partnership); (d) as to any estate which is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company; or (e) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee).

          1.1.53 “Indemnitee” means (a) any Person made a party to a proceeding brought by an unaffiliated third party by reason of such Person’s status as (i) a Member, or (ii) a director, officer, member, manager, partner, trustee, or shareholder of the Company, or a Member or an Affiliate of a Member, or (b) such other Persons acting in good faith on behalf of the Company as determined by the Managing Members in their reasonable judgment.
          1.1.54 “Initial Capital Contributions” means the total of all Capital Contributions made to the Company by the Members in accordance with Section 4.1.1.
          1.1.55 “Invoking Member” has the meaning set forth in Section 8.1.
          1.1.56 “IRS” means the United States Internal Revenue Service.
          1.1.57 “Lease” means that certain lease dated September 25, 2007 between HF, as landlord, and Skechers Parent, as tenant, as amended by the Lease Amendment and the Second Lease Amendment, and any subsequent amendments.
          1.1.58 “Lease Amendment” means that certain Amendment to Lease dated December 18, 2009, between HF, as landlord, and Skechers Parent, as tenant.
          1.1.59 “Lender” means the Construction Lender or the Permanent Lender, as the case may be, or their respective successors-in-interest.
          1.1.60 “Liquidating Transaction” means any transaction or series of related transactions which results in the sale or other disposition of all or substantially all of the Company Assets.
          1.1.61 “Liquidator” has the meaning set forth in Section 13.2.1.
          1.1.62 “Loan” means either the Construction Loan or the Permanent Loan, as the case may be.
          1.1.63 “Loss Item” has the meaning set forth in Section 7.6.1.
          1.1.64 “Managing Member” means either HF or Skechers, as the case may be, acting in the capacity as a Managing Member of the Company.
          1.1.65 “Managing Members” means both HF and Skechers, each acting in the capacity as a Managing Member of the Company.
          1.1.66 “Master Lease” That certain Amended and Restated Master Lease Agreement dated effective as of September 25, 2007 between HF, as tenant, and Highland Partners I (formerly known as Westcoast Properties Partners, a California general partnership), Highland Fairview Partners IV (formerly known as Sinclair Property Partners, a California general partnership), Highland Fairview Partners III (formerly known as HF Educational Partners, a Delaware general partnership) and Highland Fairview Partners II (formerly known as Sand Properties Partners, a California general partnership) (collectively, “Master Landlord”) as landlord (the interest therein of HF has been or will be assigned by HF in part to the T1 Subsidiary and in part to the T2 Subsidiary, unless the Master Lease has been terminated by the parties thereto).
          1.1.67 “Members” has the meaning set forth in the preamble.

          1.1.68 “Offeree Member” has the meaning set forth in Section 8.1.
          1.1.69 “Operating Budget” means a reasonably detailed budget of the estimated revenues and expenditures (including capital expenditures) of the Company, and a reasonably detailed business plan, which shall be prepared by the Skechers Managing Member and approved by the HF Managing Member in accordance with Section 7.9, as amended from time to time (with the approval of both Managing Members). The initial Operating Budget, which has been approved by the Managing Members, is attached as Exhibit “D”.
          1.1.70 “Permanent Lender” means the lender under the Permanent Loan.
          1.1.71 “Permanent Loan” means a loan or loans taken out by the T1 Subsidiary to pay off the Construction Loan, or any replacements or refinancings thereof.
          1.1.72 “Person” means an individual, corporation, partnership, limited liability company (or partnership), trust, unincorporated organization, association or other entity.
          1.1.73 “Plans and Specifications” means the Approved Plans (as defined in the Development Management Agreement), which have been transmitted by HF to Skechers (by “You Send It”) on January 29, 2010.
          1.1.74 “Prescribed Laws” has the meaning set forth in Section 2.5.10.
          1.1.75 “Prime Rate” means the highest prime rate reported in the Money Rates column or section of The Wall Street Journal from time to time, as having been the rate in effect for corporate loans at large United States of America money center commercial banks (whether or not such rate has actually been charged by any such bank). If The Wall Street Journal ceases publication of the Prime Rate, the “Prime Rate” shall mean the prime rate (or base rate) announced by Wells Fargo Bank, National Association, from its Los Angeles, California office (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the Prime Rate, the “Prime Rate” shall mean the highest rate charged by such bank on short-term, unsecured loans to its most creditworthy large corporate borrowers.
          1.1.76 “Project” means the development of approximately 1,820,457 square feet of buildings and other improvements in accordance with the Lease and the Plans and Specifications on the Development Parcel. Pursuant to the Lease, the Project may be expanded to include the development of another approximately 500,000 square feet of buildings on the Expansion Parcel (if certain expansion rights are exercised by Skechers Parent as tenant under the Lease).
          1.1.77 “Project Schedule” has the meaning set forth in the Development Management Agreement.
          1.1.78 “Property” means the Development Parcel and the Expansion Parcel, which together constitute approximately 104.96 acres located in the City of Moreno Valley (Rancho Belago) California at the northwest corner of Theodore Street and Eucalyptus Avenue.
          1.1.79 “Purchasing Member” has the meaning set forth in Section 8.6.
          1.1.80 “Regulations” has the meaning set forth in Exhibit “A”.

          1.1.81 “Reserves” means cash set aside into a segregated account (or maintained in a non-segregated Company account but specifically “earmarked” as a reserve) as reserves for the Company’s operations or obligations under the Lease (such as, but not limited to, roof replacement and repair and replacement of structural aspects of the building under the Lease, but excluding amounts anticipated to be required as capital for the potential expansion of the Project, as described in the Lease), as reasonably determined by the Managing Members, or as set forth in an Operating Budget. Reserves shall include any amounts required to be set aside as reserves under the Loans or under any other agreements executed by the Company or a Subsidiary which call for reserves of this nature.
          1.1.82 “Second Lease Amendment” means that certain Second Amendment to Lease in the form of Exhibit “I” attached hereto, to be executed by HF, as landlord, and Skechers Parent, as tenant.
          1.1.83 “Securities Act” means the Securities Act of 1933, as amended.
          1.1.84 “Selling Member” has the meaning set forth in Section 8.6.
          1.1.85 “Skechers” has the meaning set forth in the preamble.
          1.1.86 “Skechers Loan” has the meaning set forth in Section 6.5.
          1.1.87 “Skechers Parent” means Skechers U.S.A., Inc., a Delaware corporation.
          1.1.88 “Skechers Managing Member” means Skechers, acting in its capacity as a Managing Member of the Company.
          1.1.89 “Stated Amount” has the meaning set forth in Section 8.2.
          1.1.90 “Subsidiary’s Assets” means, as applicable, (a) the Development Parcel, (b) the Expansion Parcel, (c) the Subsidiary’s rights under the Master Lease, (d) the Subsidiary’s rights under the Lease, and (e) all other assets of the Subsidiary.
          1.1.91 “Subsidiaries” means the T1 Subsidiary and the T2 Subsidiary.
          1.1.92 “T1 Subsidiary” means HF Logistics SKX-T1, LLC, a Delaware limited liability company, which shall be wholly owned by the Company.
          1.1.93 “T2 Subsidiary” means HF Logistics SKX-T2, LLC, a Delaware limited liability company, which shall be wholly owned by the Company.
          1.1.94 “Tax Matters Partner” has the meaning set forth in Section 10.2.1.
          1.1.95 “Tenant” means the Skechers Parent, or its permitted assignee as the tenant under the Lease.
          1.1.96 “Unrecovered Contribution” with respect to each Member means the aggregate Capital Contributions made by such Member to the Company, reduced by all amounts of cash distributed to such Member pursuant to Section 5.2(a) (or made under Section 5.2(a) pursuant to Section 13.2.1(c)).
          Section 1.2 Other Terms. All capitalized terms used in this Agreement which are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement.

ARTICLE 2
ORGANIZATIONAL MATTERS
     Section 2.1 Formation; Application of Act.
          2.1.1 Formation of Company. The Company has been formed by the filing of the Certificate with the Delaware Secretary of State. The Members hereby agree to become Members and to operate the Company as a limited liability company under and pursuant to the provisions of the Act, and in accordance with the provisions of this Agreement.
          2.1.2 Application of Act. The Company is a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and operation of the Company shall be governed by the Act.
     Section 2.2 Name. The name of the Company is HF Logistics-SKX, LLC. The Company’s business may be conducted under the foregoing name, or under any other name or names deemed advisable by the Managing Members. The words “Limited Liability Company,” “L.L.C.”, “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.
     Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Company in the State of Delaware shall be established by the Managing Members. The registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Company is c/o Highland Fairview Properties, 14225 Corporate Way, Moreno Valley, California 92553, or such other place as the Managing Members may from time to time determine.
     Section 2.4 Term. The term of the Company commenced on the date that the Certificate was filed with the Delaware Secretary of State, and shall continue for a period of fifty (50) years thereafter, unless it is dissolved sooner pursuant to the provisions of Article 13, or as otherwise provided under the Act.
     Section 2.5 Representations of Members. Each Member represents as follows:
          2.5.1 Such Member will acquire its Company Interest for its own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act.
          2.5.2 Such Member has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of investment in its Company Interest. Such Member has the ability to bear the economic risk of acquiring its Company Interest.
          2.5.3 Such Member has been supplied with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including, without limitation, any Company information with respect to the Company’s financial condition, business and prospects, and any other information such Member has requested, to answer all of its inquiries about the Company, and to enable it to make its decision to acquire its Company Interest.

          2.5.4 Such Member is aware that the Company Interests are not registered under the Securities Act or any state securities laws and cannot be resold or transferred without registration thereunder or exemption therefrom.
          2.5.5 Such Member is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.
          2.5.6 There are no consents or approvals of governmental authorities or other Persons that are required for the execution and delivery of this Agreement by such Member; the execution of this Agreement by such Member shall not constitute a default under any material contract or agreement to which such Member is bound; and no agreement or obligation exists that affects such Member that has the effect of restricting the ability of such Member to perform its obligations under this Agreement.
          2.5.7 Except for the Sierra Club Litigation (as defined in Section 17.19) there is no litigation, action or proceeding pending or, to the best knowledge of such Member threatened, to which such Member is party that, if adversely determined, could have a material adverse effect on, or enjoin, restrict or otherwise prevent, the consummation of any of the transactions contemplated by this Agreement or the ability of such Member to perform its obligations under this Agreement.
          2.5.8 This Agreement has been duly authorized by all requisite action (corporate, partnership, limited liability company, or otherwise), and has been duly executed and delivered by such Member.
          2.5.9 Such Member has the power and authority to enter into this Agreement and consummate the transactions herein provided.
          2.5.10 None of the funds or other assets of such Member shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under the Prescribed Laws (each such Person, an “Embargoed Person”) with the result that the transactions contemplated by the terms of this Agreement would be in violation of the Prescribed Laws. For purposes of this Section 2.5.10 and Section 2.5.11 and Section 2.5.12, the term “Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq. and (d) all other legal requirements relating to money laundering or terrorism.
          2.5.11 No Embargoed Person shall have any interest of any nature whatsoever in such Member, with the result that the transactions contemplated by the terms of this Agreement is or would be in violation of the Prescribed Laws.
          2.5.12 None of the funds of such Member shall be derived from any unlawful activity with the result that the transactions contemplated by the terms of this Agreement is or would be in violation of the Prescribed Laws.
          2.5.13 As long as Skechers Parent is a publicly traded company, the restrictions in Sections 2.5.10 and 2.5.11 shall not apply to any Persons who are shareholders of Skechers Parent who purchase such shares in the public marketplace or from other shareholders.

ARTICLE 3
PURPOSE
     Section 3.1 Purpose. The purpose and nature of the business to be conducted by the Company is (a) to own all the membership interests in the Subsidiaries, (b) to acquire the Development Parcel through the T1 Subsidiary, to cause the T1 Subsidiary to develop the Project on the Development Parcel, and to operate manage, lease, mortgage, encumber, sell and otherwise deal with the Development Parcel, the Project and other T1 Subsidiary assets for the production of income and profit, (c) to acquire the Expansion Parcel through the T2 Subsidiary and, as applicable, cause the T2 Subsidiary to develop the portion of the Project to be developed on the Expansion Parcel, and to operate manage, lease, mortgage, encumber, sell and otherwise deal with the Expansion Parcel, the Project and other T2 Subsidiary assets for the production of income and profit, and (d) to conduct any activities that may be lawfully conducted by a limited liability company organized pursuant to the Act in furtherance of the foregoing. The purpose of the Company shall not be changed unless both Members consent (any dispute in this regard shall not be subject to the expedited arbitration provisions in Article 15).
     Section 3.2 Powers. The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes described herein and for the protection and benefit of the Company.
ARTICLE 4
CAPITAL CONTRIBUTIONS; MEMBER LOANS; CAPITAL ACCOUNTS
     Section 4.1 Capital Contributions of the Members.
          4.1.1 Initial Capital Contributions. The Members shall make Initial Capital Contributions to the Company as follows:
               (a) On the Closing Date, Skechers shall make an Initial Capital Contribution to the Company in the amount of Thirty Million Dollars ($30,000,000), which shall be contributed in cash. The obligation to fund such Initial Capital Contribution shall be guaranteed by Skechers Parent. Such Initial Capital Contribution shall be made to an escrow account established by and under the control of the Construction Lender pursuant to an escrow agreement in the form attached hereto as Exhibit “K”. Skechers may, if it so desires, but at its own expense, engage an independent compliance auditor to monitor the distribution of funds from such account, and HF shall provide information to Skechers’ compliance auditor (prior to any disbursement from such account in form and content reasonably requested by such compliance auditor) which reflects the amount of any draws to be made from such account, the purposes of such draws and shall provide copies of any draw requests and backup documentation provided by all contractors who are being paid from such draw. If HF fails to provide such information to Skechers’ compliance auditor within a reasonable time after demand is made, then Skechers may request such information directly from the Construction Lender (and Skechers may deliver a copy of this provision to the Construction Lender to evidence its right to obtain such information). HF shall not improperly authorize any draws from the account which holds such funds. If Skechers’ compliance auditor establishes that HF improperly authorized any draws from the account which holds such funds, then the reasonable expense of the compliance auditor shall be reimbursed by HF to Skechers. If there is a dispute regarding draws from such account, the matter shall be submitted to expedited arbitration in accordance with Article 15. In the event Skechers is not entitled to a return of its Thirty Million Dollars ($30,000,000) Initial Capital Contribution and such Initial Capital Contribution is made available to the T1 Subsidiary pursuant to the escrow agreement (Exhibit “K”), such contribution shall be deemed to have been contributed to the Company and then subsequently contributed by the Company to the T1 Subsidiary.

               (b) On the Closing Date, HF shall convey, as its Initial Capital Contribution (but having an Agreed Value of zero (0)), all of HF’s interest in the Property (being its interest as tenant under the Master Lease and its interest as landlord under the Lease) to the T1 Subsidiary or the T2 Subsidiary, as appropriate, free and clear of all monetary liens and encumbrances (other than a lien of current property taxes and current POA assessments, if any), but subject to all other matters then of record, including CC&Rs. At or prior to the date of funding the Construction Loan, HF will cause the Master Landlord to execute grant deeds that transfer title to the Development Parcel to the T1 Subsidiary and the Expansion Parcel to the T2 Subsidiary, free and clear of all monetary liens and encumbrances (other than a lien of current property taxes and current POA assessments, if any), but subject to all other matters then of record, including CC&Rs. Concurrently therewith, the Master Lease shall be terminated. Such conveyance will also constitute the Initial Capital Contribution of HF, and upon conveyance of fee title to the Property, HF will receive a Capital Account credit in the amount of Thirty Million Dollars ($30,000,000). HF shall be deemed to have made representations to the Company, the Subsidiaries and Skechers as set forth on attached as Exhibit “G” attached hereto. Any documentary transfer tax payable with respect to the conveyance of HF’s and Master Landlord’s interest in the Property to the Subsidiaries shall be paid by HF (but the amount thereof, up to Thirty-Three Thousand Dollars ($33,000), shall become part of the HF Loan) and concurrently with the closing of the Construction Loan, owner’s title insurance policies (ALTA 2006 form with customary endorsements) shall be purchased, at HF’s expense (up to policy amounts aggregating $30,000,000 with the additional expense being borne by the appropriate Subsidiary, and only to the extent of any cost incurred which is in addition to the cost of any lender’s title policy which is issued currently with the closing of the Construction Loan) insuring the T1 Subsidiary’s fee title ownership of the Development Parcel and the T2 Subsidiary’s fee title ownership of the Expansion Parcel (the policy limits of such policies to be reasonably determined by the Members, not to be collectively less than Thirty Million Dollars ($30,000,000)). After Completion of the Project, the Managing Members may elect to increase the amount of such insurance up to the then insurable fair market value of the Property and all improvements thereon. HF will cause the Master Landlord to convey fee title to the Property to the Subsidiaries at the time specified above.
               (c) Skechers and HF shall each fund fifty percent (50%) of any commitment fees or expenses required to be funded upon execution of the Commitment. Any repayment or reimbursement of such fees or expenses shall be refunded fifty percent (50%) to Skechers and fifty percent (50%) to HF. Such payments shall be considered Capital Contributions of such Members, but not applicable towards the Initial Capital Contributions.
          4.1.2 Additional Capital Contributions. If either Managing Member determines in the exercise of its reasonable business judgment that Additional Capital Contributions are necessary for the operation of the business of the Company or a Subsidiary, or to enable the Company or a Subsidiary to perform its obligations under the Lease (other than the Company’s or Subsidiary’s obligations under the Lease to pay or reimburse Skechers for the costs of storage of Skechers’ property), which cannot be funded from Available Cash or obtained through financing (or which are impractical to be obtained through financing), such Managing Member may (but shall not be required to) give notice to the other Managing Member, including the amount required and the purposes therefor. Such Additional Capital Contributions shall be contributed by the Members according to their respective Contribution Percentages within ten (10) days after receipt of such notice calling for such Additional Capital Contributions (which amounts shall then be immediately contributed by the Company to the appropriate Subsidiary). Failure by a Member to make its required Additional Capital Contribution shall give the other Member the rights and remedies specified in Section 4.1.5. If a Member who receives a call for an Additional Capital Contribution disputes the reasonableness of such Additional Capital Contribution, it shall give notice to the Member who made such call within such ten (10) day period, and if the Members cannot resolve the dispute within ten (10) Business Days thereafter, the dispute shall be submitted to expedited arbitration as set forth in Article 15. During the pendency of such arbitration, even though the Member who failed to make the Additional Capital Contribution shall not be deemed to be a Default Member under Section 4.1.5(c), the other Member may elect to loan to the Company the amount which the other Member failed to contribute in accordance with the provisions of Section 4.1.5(d)(i) (which amounts shall then be immediately contributed by the Company to the appropriate Subsidiary). Provided, however, that if it is determined through arbitration that such Additional Capital Contribution (or part thereof) was not reasonable, then the loan (to the extent of any amount which was not determined to be reasonable) shall not bear interest.
          4.1.3 Return of Capital Contributions. Except as otherwise expressly provided herein, the Capital Contributions of the Members will be returned to the Members only in the manner and to the extent provided in Article 5 and Article 13, and neither Member may withdraw from the Company or otherwise have any right to demand or receive the return of its Capital Contributions to the Company. Under circumstances requiring a return of any Capital Contributions, neither Member shall have the right to receive property other than cash, unless expressly otherwise provided in this Agreement. Except as otherwise provided in this Agreement, no Member shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Members. Neither the Members nor the Company nor any Subsidiary shall be personally liable for the return of any portion of the Capital Contributions of the Members, and the return of such Capital Contributions shall be made solely from the Company Assets to the extent, and in the priority, set forth in this Agreement.
          4.1.4 Liability of Members. Except for the obligation to make Capital Contributions (including the Initial Capital Contributions under Section 4.1.1 and any required any Additional Capital Contributions under Section 4.1.2), the obligation of the Members to make certain loans under Section 6.8, and any amounts which a Member may be obligated to repay to the Company under applicable law, no Member shall be required to make any Capital Contributions to the Company or to make any loans to the Company. Except for the foregoing, no Member shall have any personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Company or any Subsidiary to third parties, nor shall any Member be personally liable for any obligations of the Company or any Subsidiary to third parties (unless otherwise provided in any Loan documents or other documents executed by the Members, such as personal guarantees).
          4.1.5 Default in Making Required Additional Capital Contributions.
               (a) If either Member fails to make its Initial Capital Contributions to the Company, in addition to all other rights and remedies of the other Member, the other Member who made its Initial Capital Contribution may by notice to the Member who fails to make its Initial Capital Contribution elect to declare this Agreement null and void, and in such event any Initial Capital Contributions or other transfers or assignments of property made to the Company by the Member who sent such notice shall be immediately returned, and the Company and each Subsidiary shall be wound up and dissolved.
               (b) If either Member fails to make a required Additional Capital Contribution, the other Member may send a notice (the “Default Notice”) to such Member who failed to make the required Additional Capital Contribution, notifying such Member of its failure to make such Additional Capital Contribution, the amount of such Additional Capital Contribution, and demanding that such Additional Capital Contribution be made immediately.
               (c) If a Member who receives a Default Notice fails to make a required Additional Capital Contribution within five (5) Business Days after receiving the Default Notice (the failure to make such Additional Capital Contribution is referred to as a “Default” and the date that is five (5) Business Days after the receipt of the Default Notice is referred to as the “Default Date”), then such

Member shall be in default (a “Default Member” and the amount that the Default Member has failed to contribute is referred to as the “Default Amount”). The Member other than the Default Member is referred to herein as the “Non-Defaulting Member.” Neither Member shall be deemed to be a Default Member during the pendency of any expedited arbitration under Article 15 to determine whether a request for an Additional Capital Contribution is reasonable under Section 4.1.2. If as a result of such arbitration, it is determined that the request for an Additional Capital Contribution was reasonable, then the Member who failed to make such Additional Capital Contribution shall, within five (5) Business Days thereafter, make any such Additional Capital Contribution which was not made (and which was determined to be reasonable), and failing to do so, such Member shall be a Default Member.
               (d) If a Default Member fails to make such Additional Capital Contribution on or before the Default Date, the Non-Defaulting Member may, in its sole and absolute discretion, as its sole remedy, take either of the following courses of action:
                    (i) The Non-Defaulting Member can withdraw any Additional Capital Contribution made by it in connection with the capital call which resulted in the Default (and to that end, the Company shall immediately withdraw such amount from the appropriate Subsidiary to the extent that it had already been contributed to such Subsidiary); in such event, the Non-Defaulting Member shall have the right to make a loan to the Company in the amount of the Additional Capital Contribution required of such Non-Defaulting Member and the Default Member under Section 4.1.2 (which loan will then be immediately contributed by the Company to the appropriate Subsidiary), which loan shall bear interest (except as provided in Section 4.1.2) at the lesser of the Prime Rate plus ten percent (10%) per annum, or the maximum amount allowable by law, which loan shall be repayable upon demand. Such loan will have priority over any distributions to be made to the Members pursuant to Section 5.2 or Section 13.2 and over the repayment of any loan payable to the Default Member (or its Affiliate); or
                    (ii) The Non-Defaulting Member may make an Additional Capital Contribution to the Company in the amount of the Default Amount (which shall then be immediately contributed by the Company to the appropriate Subsidiary), and then, effective as of the date on which Non-Defaulting Member makes such Additional Capital Contribution to the Company, and the Distribution Percentages of the Members shall automatically be adjusted to reflect the new ratio of the Capital Contributions of the respective Members to the total of all Capital Contributions of both Members.
          4.1.6 EACH MEMBER ACKNOWLEDGES AND AGREES THAT IT FULLY UNDERSTANDS THAT ITS INTEREST IN DISTRIBUTIONS AND CAPITAL MAY BE SUBSTANTIALLY DILUTED FOR FAILING TO MAKE REQUIRED ADDITIONAL CAPITAL CONTRIBUTIONS UNDER THIS ARTICLE 4. EACH MEMBER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SET FORTH IN SECTION 4.1.5(a) THIS SECTION 4.1.6, AND IN SECTION 5.2(C), THE REMEDIES ABOVE ARE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO THE NON-DEFAULTING MEMBER AS A RESULT OF SUCH DEFAULT. NOTWITHSTANDING THE FOREGOING, IF A DEFAULT BY SKECHERS UNDER ARTICLE 4 RESULTS IN THE INABILITY OF THE COMPANY TO PERFORM ITS OBLIGATIONS UNDER THE LEASE THEN THE TENANT UNDER THE LEASE SHALL NOT BE ENTITLED TO DECLARE THE COMPANY OR A SUBSIDIARY TO BE IN DEFAULT UNDER THE LEASE AS A RESULT THEREOF. ADDITIONALLY, IF A DEFAULT BY EITHER MEMBER UNDER ARTICLE 4 RESULTS IN THE INABILITY OF THE COMPANY OR SUBSIDIARY TO PERFORM ITS OBLIGATIONS UNDER THE LEASE THEN, IN ADDITION TO ANY RIGHTS AND REMEDIES THAT THE NON-DEFAULTING MEMBER MAY HAVE AGAINST THE DEFAULT MEMBER HEREUNDER, THE DEFAULT MEMBER SHALL BE SOLELY RESPONSIBLE FOR ALL CLAIMS OF TENANT UNDER THE LEASE AS A RESULT THEREOF.

ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS
     Section 5.1 Distributions: General Principles. Except as provided in Section 13.2, Available Cash shall be distributed to the Members monthly in accordance with the provisions of Section 5.2.
     Section 5.2 Distributions. Except as provided in Section 5.2(c) below, distributions of Available Cash shall be made to the Members in the following order of priority:
               (a) First, to the Members pari passu in proportion to their respective Unrecovered Contributions, and
               (b) Thereafter, to the Members pari passu in proportion to their respective Distribution Percentages.
               (c) Notwithstanding the foregoing priorities, the following special distribution rules shall apply:
                    (i) If a Member fails to make an Additional Capital Contribution under Section 4.1.2, and the Non-Defaulting Member elects to make an Additional Capital Contribution under Section 4.1.5(d)(i), then the amount of such Additional Capital Contribution shall accrue a preferred return at the rate of the interest rate then being paid on the HF Loan and the Skechers Loan plus five percent (5%) per annum, and the total amount of such Additional Capital Contribution plus such preferred return shall become a priority distribution to be made before any other distributions to the Members under Section 5.2(a) or (b) or pursuant to Section 13.2.1(c), and before any repayment of any loan payable to the Defaulting Member under Article 6.
     Section 5.3 Allocations. Profits and losses of the Company (and all related items of income, gain, loss, deduction and credit) (which shall include such items of the Subsidiaries, as the Subsidiaries shall be disregarded entities for tax purposes) shall be allocated between the Members in the manner provided in Exhibit “A”.
ARTICLE 6
LOANS
     Section 6.1 Construction Loan. The Company shall cause the T1 Subsidiary to take out a Construction Loan or Construction Loans to finance the development of the Project on the Development Parcel. The Construction Loan shall not close unless and until fee title to the Property has been conveyed by the Master Landlord to the Subsidiaries in accordance with Section 4.1.1(b). The Lender of the Construction Loan(s) shall be selected by the HF Managing Member. Any guarantees (completion, payment or otherwise) required by the Lender of the Construction Loan(s) shall be provided by HF (or an Affiliate of HF). HF shall cause an HF Affiliate acceptable to the Construction Lender to provide such guarantees. If a Construction Loan (or Construction Loans) sufficient to fund the entire cost of developing the Project on the Development Parcel (considering the Initial Capital Contribution to be made by Skechers) cannot be obtained, HF may, at its option, loan its own funds (or funds of its Affiliates) to the T1 Subsidiary in lieu of the Construction Loan, and in the latter case such loan will be part of the HF Loan (provided, however, the interest rate on the portion of the HF Loan comprising the in-lieu construction loan shall be the rate which is then being charged by institutional construction lenders in the marketplace for construction loans of this amount and nature). HF shall take the lead in procuring the Construction Loan, and Skechers shall cooperate with HF in connection therewith. Skechers shall have the right to review and comment on the terms and conditions of the Construction Loan(s), and the

Construction Loan documentation, but the decisions of HF in this regard shall control and will be final and conclusive (provided that HF shall act in good faith and consistent with its fiduciary duties hereunder) and the HF Managing Member, acting alone, is authorized and empowered to execute and deliver on behalf of the Company, as the sole member of the T1 Subsidiary, all Construction Loan Documents, and the Construction Lender may rely on the signature of the HF Managing Member as binding the Company and the T1 Subsidiary regardless of any possible claims by Skechers that HF did not act in good faith or consistent with its fiduciary obligations hereunder. Notwithstanding the foregoing, Skechers Parent shall not be required to materially amend or modify the Lease in connection with obtaining the Construction Loan (except for any reasonable and customary modifications which may be required under a subordination, non-disturbance and attornment agreement). Skechers shall be given reasonable advance notice of any regularly scheduled meetings with the prospective Construction Lender at which material issues regarding the Construction Loan are expected to be discussed and shall have the right to attend all such meetings (whether conducted in person or by telephone or electronic meeting). Skechers shall also have the right to communicate directly with the Construction Lender to discuss the status of the Construction Loan, but will not negotiate any of its terms or conditions without the express prior approval of the HF Managing Member.
     Section 6.2 Permanent Loan. The Company shall cause the T1 Subsidiary to take out a Permanent Loan as soon as practical after the Completion of the Project being developed on the Development Parcel, although nothing herein shall prohibit HF from seeking such Permanent Loan at an earlier time. HF (or its Affiliate) will be required to execute any “bad boy” nonrecourse carve-out guarantees reasonably required by the Lender of the Permanent Loan, but shall not otherwise be required to guarantee the Permanent Loan. HF shall cause an HF Affiliate acceptable to the Permanent Lender to provide such guarantees. HF shall take the lead in procuring the Permanent Loan, and Skechers shall cooperate with HF in connection therewith (including using commercially reasonable efforts, at Company expense, to obtain a credit rating from a recognized credit rating agency as may be required by the Permanent Lender. Skechers shall have the right to review and comment on the terms and conditions of the Permanent Loan (including a possible participating equity interest in the Company or any Subsidiary afforded to the Permanent Lender), and the Permanent Loan documentation, but the decisions of HF in this regard shall control and will be final and conclusive (provided that HF shall act in good faith and consistent with its fiduciary duties hereunder). Notwithstanding the foregoing, Skechers Parent shall not be required to materially amend or modify the Lease in connection with obtaining the Permanent Loan (except for any reasonable and customary modifications which may be required under a subordination, non-disturbance and attornment agreement) or otherwise. Skechers shall be given reasonable advance notice of any regularly scheduled meetings with the prospective Permanent Lender at which material issues regarding the Permanent Loan are expected to be discussed and shall have the right to attend all such meetings (whether conducted in person or by telephone or electronic meeting). Skechers shall also have the right to communicate directly with the Permanent Lender to discuss the status of the Permanent Loan, but will not negotiate any of its terms or conditions without the express prior approval of the HF Managing Member. If HF gives notice to Skechers that it has identified a proposed Permanent Lender who has agreed to make a Permanent Loan which HF desires to accept (which notice shall set forth the basic terms and conditions thereof), Skechers shall have the right to become the Permanent Lender on the same terms and conditions. Skechers must give notice of its intention to become the Permanent Lender within five (5) Business Days after receipt of such notice from HF. If Skechers does not so elect, then HF may proceed with the proposed Permanent Lender, but if the terms and conditions of the Permanent Loan change (to the detriment of the Company or any Subsidiary) in any material respect, Skechers shall be entitled to a new notice and right to elect to become the Permanent Lender on the changed terms and conditions. If any non-refundable deposit (for costs or otherwise) was made to a potential Permanent Lender by the Company or a Subsidiary, if Skechers elects to become the Permanent Lender, its fees shall be reduced by the amount of such deposit which is not refunded. If Skechers elects to become the Permanent Lender and for any reason breaches its commitment to fund such Permanent Loan, it shall be responsible for all resulting damages to the Company or a Subsidiary and to any HF Affiliate which guaranteed the Construction Loan.
     Section 6.3 Indemnification. The Company and the Subsidiaries shall indemnify HF (or its Affiliates) from any liability which may be incurred in connection with its guarantee of the Construction Loan or in connection with a “bad boy” nonrecourse carve-out guarantee of the Permanent Loan, but excluding liability resulting from a default by the Development Manager under the Development Management Agreement, the occurrence of an Event of Default by HF under this Agreement, or the gross negligence or willful misconduct HF or its Affiliates. However, to the extent that liability under the “bad boy” nonrecourse carve-out guarantee results from the acts or omissions of Skechers or the occurrence of an Event of Default by Skechers under this Agreement, or a default by Skechers Parent under the Lease, then such indemnification shall be afforded primarily by Skechers and only secondarily by the Company.
     Section 6.4 HF Loan. Concurrently with the contribution of the Initial Capital Contributions as described above, HF will (and will cause its Affiliates to) transfer and assign to the Company all of its right, title and interest in all personal property and contracts relating to the development of the Project, and all plans, specifications, architectural drawings and renderings, surveys and other collateral material relating to the ownership and development of the Property, which shall then be immediately contributed by the Company to the T1 Subsidiary. In consideration of such transfer and assignment, HF will be deemed to have extended a loan to the Company in the amount of Fourteen Million Dollars ($14,000,000) (the “HF Loan”). The HF Loan will bear interest at the rate of six percent (6%) per annum, with interest and principal payable monthly from the first Available Cash (prior to any distributions of Available Cash to the Members), with any unpaid balance of interest and principle payable upon the earlier to occur of the refinancing or sale of the Project, or the liquidation of the Company (again, before any distributions of Available Cash to the Members except as provided in Section 5.2(c)). The HF Loan is to be treated as a partial sale of the Property as provided in Section 3.3(c) of Exhibit “A”.
     Section 6.5 Skechers Loan. Concurrently with the contribution of the Initial Capital Contributions as described above, Skechers will be deemed to have made a loan to the Company in the amount of One Million Dollars ($1,000,000) (the “Skechers Loan”) in consideration of Skechers funding certain costs and expenses of alternate site rental pending completion of the Project which the landlord under the Lease had previously agreed to fund. The foregoing relief from the landlord’s obligation under the Lease is deemed to be a Company Asset, which shall then be immediately contributed by the Company to the T1 Subsidiary. The Skechers Loan shall be payable at the same times and manner, and shall bear the same rate of interest as the HF Loan.
     Section 6.6 Pro Rata. As long as there are amounts outstanding under both the HF Loan and the Skechers Loan, payments on such loans will be made on a pro rata basis (according to the total unpaid principal balances of each of such loans, except as provided in Section 5.2(c)).
     Section 6.7 Loan Documentation. To evidence the HF Loan and the Skechers Loan, the Company shall execute unsecured promissory notes (“Notes”) in the forms attached as Exhibits “C-1” and “C-2”, respectively. The Notes will be amended if the HF Loan or the Skechers Loan is increased as provided herein.
     Section 6.8 Additional Loans.
               (a) If the HF Managing Member determines in the exercise of its reasonable business judgment that additional capital is needed as a result of construction cost overruns relative to the construction of the Project on the Development Parcel (which specifically excludes increased construction costs due to change orders requested by Skechers and approved by the landlord under the Lease, or resulting from the acts or omissions of Skechers under the Lease), which cannot be funded from Available Cash or obtained through financing (or which are impractical to be obtained through financing), such capital shall be loaned to the Company by HF (or its Affiliate), and such amounts shall be considered an increase in the HF Loan (which amounts shall then be immediately contributed by the Company to the T1 Subsidiary); provided, however, that cost overruns resulting from an Event of Default by HF under this Agreement or a default by the Development Manager under the Development Management Agreement, or which involves the gross negligence, fraud or willful misconduct of HF (or its Affiliate) shall not be considered an increase in the HF Loan. If additional capital is needed to perform the Company’s or Subsidiary’s obligation under the Lease to pay or reimburse Skechers for the costs of storage of Skechers’ property, such capital shall be funded by HF (or its Affiliate), at its own expense, and such amount shall not be considered income of the Company or any Subsidiary, or a loan or a Capital Contribution to the Company or any Subsidiary, or an increase in the HF Loan or an increase in HF’s Capital Account.
               (b) If the HF Managing Member determines in the exercise of its reasonable business judgment that additional capital is needed as a result of increased construction costs due to change orders requested by Skechers and approved by the landlord under the Lease, or resulting from the acts or omissions of Skechers under the Lease, then such capital shall be loaned to the Company by Skechers (or its Affiliate) (which amounts shall then be immediately contributed by the Company to the T1 Subsidiary); and shall be considered an increase in the Skechers Loan, but such increase shall not exceed One Million Dollars ($1,000,000), and any excess shall be paid by Skechers as its own expense, and such amount shall not be considered income of the Company or any Subsidiary, or a loan or a Capital Contribution to the Company or any Subsidiary, or part of the Skechers Loan, or an Additional Capital Contribution by Skechers. Provided, however, that any increased construction costs resulting from acts or omissions of Skechers (or its Affiliate) which constitute an Event of Default by Skechers under this Agreement or a default by Skechers Parent under the Lease, or which involves gross negligence, fraud or willful misconduct of Skechers or Skechers Parent (or their Affiliates) shall not be considered an increase in the Skechers Loan; and provided, further that to the extent that the Skechers Loan is increased as a result of the foregoing, the Base Rent under the Lease shall be increased proportionately by the ratio that the increase in the Skechers Loan bears to the total Project Costs (as such term is defined in the Development Management Agreement). The HF Managing Member shall not unreasonably withhold its consent to any change order requested by Skechers Parent if Skechers funds the entire cost of such change order (including any resulting increases in the Project Costs). If there is a dispute as to whether the refusal of the HF Managing Member to give its consent to any change order proposed by Skechers is reasonable, the matter shall be submitted to expedited arbitration in accordance with Article 15.
               (c) If there is any dispute regarding the reasonableness of the determination by the HF Managing Member that additional capital is required under Section 6.8(a) or (b), such dispute shall be submitted to expedited arbitration as set forth in Article 15. During the pendency of such arbitration, even though the Member who has failed to make any additional loan to the Company shall not be deemed to be in default under this Agreement, the other Member may elect to loan to the Company the amount which the other Member failed to loan, and if it is determined through arbitration that the required additional loan was not reasonable, then the amount loaned by the other Member (to the extent of any amount which was not determined to be reasonable) shall not bear interest.
     Section 6.9 Default in Making Required Loans.
               (a) If either Member fails to make any required loan pursuant to Section 6.8 (an “Additional Funding Obligation”), the other Member may send a notice to such Member who failed to make the required Additional Funding Obligation, notifying such Member of its failure to make such

Additional Funding Obligation, the amount to be funded and demanding that such Additional Funding Obligation be made immediately.
               (b) If the Member who receives such notice fails to make the required Additional Funding Obligation within five (5) Business Days after the receipt of such notice, then the other Member shall have the following rights:
                    (i) Such Member may loan the required funds to the Company (which funds shall then be immediately contributed by Company to the T1 Subsidiary), which amount so loaned shall bear interest and be payable in the same manner as the loan described in Section 4.1.5(d)(i); or
                    (ii) Such Member may make an Additional Capital Contribution to the Company in the amount of the required Additional Funding Obligation (which amounts shall then be immediately contributed by the Company to the T1 Subsidiary), in which event the Distribution Percentages shall be adjusted in the manner set forth in Section 4.1.5(d)(ii).
     Section 6.10 EACH MEMBER ACKNOWLEDGES AND AGREES THAT IT FULLY UNDERSTANDS THAT ITS INTEREST IN DISTRIBUTIONS AND CAPITAL MAY BE SUBSTANTIALLY DILUTED FOR FAILING TO MAKE A REQUIRED ADDITIONAL FUNDING OBLIGATION UNDER THIS ARTICLE 6. EACH MEMBER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SET FORTH IN THIS SECTION 6.10 AND IN SECTION 5.2(C), THE REMEDIES ABOVE ARE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO THE NON-DEFAULTING MEMBER AS A RESULT OF SUCH DEFAULT. NOTWITHSTANDING THE FOREGOING, IF A DEFAULT BY SKECHERS UNDER ARTICLE 6 RESULTS IN THE INABILITY OF THE COMPANY TO PERFORM ITS OBLIGATIONS UNDER THE LEASE THEN THE TENANT UNDER THE LEASE SHALL NOT BE ENTITLED TO DECLARE THE COMPANY TO BE IN DEFAULT UNDER THE LEASE AS A RESULT THEREOF. ADDITIONALLY, IF A DEFAULT BY EITHER MEMBER UNDER ARTICLE 6 RESULTS IN THE INABILITY OF THE COMPANY TO PERFORM ITS OBLIGATIONS UNDER THE LEASE THEN, IN ADDITION TO ANY RIGHTS AND REMEDIES THAT THE NON-DEFAULTING MEMBER MAY HAVE AGAINST THE DEFAULTING MEMBER HEREUNDER, THE DEFAULTING MEMBER SHALL BE SOLELY RESPONSIBLE FOR ALL CLAIMS OF TENANT UNDER THE LEASE AS A RESULT THEREOF.
ARTICLE 7
MANAGEMENT AND OPERATION OF BUSINESS
     Section 7.1 Management.
          7.1.1 Powers of the Managing Members.
               (a) Subject to the limitations set forth herein, all management powers over the business and affairs of the Company are exclusively vested in the Managing Members, and no Member other than the Managing Members shall have any right to participate in or exercise control or management power over the business and affairs of the Company.
               (b) Unless and until it is removed as a Managing Member pursuant to Section 7.1.4, the Skechers Managing Member shall have exclusive management, responsibility and control over the operations of the Building after completion of construction and Skechers taking possession of the premises described in the Lease (subject to the obligations of the tenant under the

Lease). In addition to the foregoing, the Skechers Managing Member shall have exclusive management responsibility and control over the Company’s or a Subsidiary’s rights to pursue remedies for any default by the Development Manager under the Development Management Agreement, for any default by any HF Affiliate under any agreement between the Company or a Subsidiary and such HF Affiliate, any default by HF under this Agreement, any negotiations with the POA which involve any wrongdoing or alleged wrongdoing by HF or any HF Affiliate, and to enforce the Company’s or a Subsidiary’s rights as tenant under the Master Lease.
               (c) Unless and until it is removed as Managing Member pursuant to Section 7.1.4 the HF Managing Member shall have the exclusive management, responsibility and control over, (i) any consents, approvals or decisions to be made by the landlord under the Lease, including decisions regarding the development of the Expansion Parcel if the Tenant fails to exercise its option to expand under the Lease (provided the foregoing shall be subject to Section 17.21 and Skechers shall be afforded the first option to participate with HF in any other development of the Expansion Parcel, on terms prepared by the HF Managing Member), (ii) financing of the Project, including procuring and negotiating the Loans and determining the terms and conditions thereof (to the extent not inconsistent with the other provisions of this Agreement), (iii) pledges or encumbrances of Company Assets or assets of any Subsidiary, (iv) all matters pertaining to the entitlements affecting the Property (including, but not limited to, zoning issues, CFD formation, mapping and subdivision), including interactions and negotiations with governmental entities, (v) except as set forth in Section 7.1.1(b), all matters pertaining to the Property Owners Association (“POA”) for the Corporate Park in which the Project is located (provided, however, HF Managing Member may not take any action in connection with the POA without Skechers Managing Member’s approval that will materially reduce or eliminate any of Skechers Parent’s rights as tenant under the Lease, or that will materially increase Tenant’s costs and expenses thereunder, other than the obligation to pay reasonable POA assessments), and (vi) subject to Section 7.1.1(e), all matters relating to the development (but not the sale) of the Project and the development of the Expansion Parcel if Skechers Parent exercises its expansion rights under the Lease, including, but not limited to, engagement of attorneys, architects, engineers, contractors, a development manager (which shall be an Affiliate of HF and which shall enter into a development management agreement with respect to the Expansion Parcel on substantially the same terms and conditions as are set forth in the Development Management Agreement) and other professionals, preparation of construction drawings, and all aspects of construction (subject to the rights of Skechers Parent as tenant under the Lease and the provisions of the Development Management Agreement). Notwithstanding the exclusive rights granted to HF Managing Member hereunder, the Skechers Managing Member shall have the right to approve any insurance company recovery, award or settlement, any condemnation award and any settlement of any lawsuit or threatened lawsuit with respect to the Property or the Project, which consent will not be unreasonably withheld. Further, subject to any provisions in the Lease, the Construction Loan documents and the Permanent Loan Documents, any insurance proceeds received by the Company or a Subsidiary as a result of damage or destruction to any improvements within the Project shall be used to reconstruct such improvements, to the extent legally permissible, and provided that the Lease continues in force and effect. HF Managing Member shall keep Skechers reasonably informed about negotiations involving the construction contract (including the selection of the general contractor) and shall promptly upon request provide Skechers with copies of drafts of the proposed construction contract during the course of its negotiation. HF Managing Member will consider any comments offered by Skechers with respect to the foregoing, but ultimately the decisions of HF Managing Member regarding the selection of the general contractor and the terms and conditions of the construction contract shall control, subject to any express provisions in this Agreement or the Development Management Agreement. Notwithstanding item (i) of this Section 7.1.1(c), nothing herein shall be interpreted as a waiver of, or prohibition on, the right of Skechers Parent, as tenant under the Lease, to contest the withholding of any requested landlord consent or approval under the Lease.

               (d) To the extent that the management and control of the Company is within the scope of the exclusive authority of either the HF Managing Member or the Skechers Managing Member, such Managing Member may act on behalf of the Company or a Subsidiary (and may bind the Company or such Subsidiary) alone and without the consent, approval, ratification or signature of the other Managing Member. To that end, it is expressly agreed that the signature of the HF Managing Member alone on the Construction Loan Documents shall bind the Company, as the sole member of the T1 Subsidiary.
               (e) Any issues relating to the management and control of the Company which are not within the scope of the exclusive authority of either the HF Managing Member or the Skechers Managing Member shall be matters which require the joint consent, approval or ratification (and joint signature, as applicable) of both Managing Members, which consent shall not be withheld unreasonably or delayed; provided, however, that the Members acknowledge that the Skechers Managing Member may cause the Company and each Subsidiary to adopt such internal controls as are reasonably necessary, upon advice of Skechers Parent’s counsel, to comply with the Skechers Parent’s obligations under SEC Rule 404. The Members acknowledge, without limitation, that (i) a sale of the Project or the Property, (ii) an amendment of the Development Management Agreement, and (iii) modifications of either the Development Budget or the Project Schedule requiring Company’s or a Subsidiary’s consent under the Development Management Agreement shall require the mutual consent of the Managing Members. Additionally, the engagement of attorneys and accountants by the Company or either Subsidiary, other than with respect to the development of the Project, shall be mutually agreed to by the Managing Members. In connection with the foregoing, HF Managing Member acknowledges that Skechers Parent is a publicly traded company and Skechers may need to require that particular accountants be used by the Company or either Subsidiary. As such, HF Managing Member agrees to use KPMG or such other accountants as Skechers Parent may use as the Company’s or a Subsidiary’s accountants in accordance with Article 9. If there is a dispute regarding the reasonableness of the withholding of consent, approval or ratification of any matter which requires the joint consent, approval or ratification of both Managing Members, unless otherwise provided herein, the matter shall be submitted to expedited arbitration in accordance with Article 15. Except as set forth in Section 15.3, the Determination of the arbitrator shall be limited to whether or not the Managing Member acted reasonably, and the other Managing Member shall not be entitled to seek or obtain any monetary damages as a result of the unreasonable withholding of consent, approval or ratification.
               (f) In addition to the powers now or hereafter granted to a manager of a limited liability company under the Act or under any other provision of this Agreement, the Managing Members, to the extent of either their exclusive scope of authority or joint authority as the case may be, shall have full power and authority to do all things deemed necessary or desirable by them to conduct the business of the Company and the Subsidiaries, to exercise all powers set forth in Section 3.2 and to effect the purposes set forth in Section 3.1, including, without limitation:
                    (i) the making of any expenditures, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company Assets) and the incurring of any obligations of the Company;
                    (ii) the making of regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business of the Company and/or the Company Assets;
                    (iii) the acquisition, disposition and leasing of the Project and other Company Assets;

                    (iv) the negotiation, execution, performance and administration of (including the exercise of any rights or remedies under) any contracts (including contracts with Affiliates of the Members);
                    (v) the opening and closing of Company bank accounts (which bank accounts shall be in the name of the Company but on which representatives of both Managing Members shall be signatories, subject to the limitations set forth in the Development Management Agreement with respect to bank accounts into which Construction Loan draws will be funded prior to Completion of the Project), the investment of Company funds in securities, certificates of deposit and other instruments, and the distribution of Available Cash;
                    (vi) the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals for the Company and the determination of their compensation and other terms of any such engagement or dismissal;
                    (vii) the control of any matters affecting the legal rights and obligations of the Company, including the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation;
                    (viii) obtaining and maintaining casualty, liability and other insurance on the Company Assets, including the Project and the Members;
                    (ix) the execution, acknowledgment and delivery of any and all documents and instruments to effect any or all of the foregoing, and
                    (x) taking any of the foregoing actions with respect to either Subsidiary or either Subsidiary’s Assets.
          7.1.2 No Approval Required for Above Powers. The applicable Managing Member (or the Managing Members, jointly, as the case may be) is authorized to execute, deliver and perform the above-mentioned documents and transactions on behalf of the Company or either Subsidiary without any further act, approval or vote of the Members. Notwithstanding the foregoing, if a Managing Member is authorized to act alone to the extent practical, it shall give at least five (5) Business Days prior notice ( which shall be reduced to two (2) Business Days prior notice until Completion of the Project) to the other Managing Member of any actions it intends to take on behalf of the Company or either Subsidiary which might have a material impact on the business, Company Assets, a Subsidiary’s Assets, or obligations of the Company or either Subsidiary. In any event, the Members will cooperate in all reasonable respects with the Managing Members to facilitate the exercise of the powers of management and control by the Managing Members.
          7.1.3 No Obligation to Consider Tax Consequences to the Members. In exercising authority under this Agreement, the Managing Members may, but shall be under no obligation to, take into account the tax consequences to the Members of any action taken by the Managing Members, and neither the Company or either Subsidiary nor any Managing Member acting in good faith shall have any liability to either Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Members pursuant to their authority under this Agreement.
          7.1.4 Removal of Managing Members. A Managing Member may be removed by the other Managing Member (or by the other Member, if there is only one Managing Member), as follows:

               (a) If such Managing Member materially defaults under this Agreement (except for a default under Article 4 or Article 6, which are governed by provisions in those Articles), subject to notice from the other Managing Member and ten (10) Business Days to cure such default; provided, however, that in the case of any default which can be cured but not within such ten (10) Business Day period, such Managing Member fails to begin reasonable steps to cure such breach within such ten (10) Business Day Period, or does not thereafter diligently prosecute such cure to completion or in any event if such default is not cured within sixty (60) days following the date of notice thereof from the other Managing Member; or
               (b) If such Managing Member (or any of its controlling Persons) is convicted of any criminal act involving the Company Assets, a Subsidiary’s Assets, or business of the Company or either Subsidiary, or is found by a court of competent jurisdiction to have breached its fiduciary duty under this Agreement, or to have committed fraud involving the Company Assets, a Subsidiary’s Assets, or business of the Company or either Subsidiary, or to have been grossly negligent in performing its duties under this Agreement; or
               (c) If such Managing Member becomes Incapacitated or commits or suffers a Bankruptcy Action; or
               (d) In the case of the Skechers Managing Member, if the Skechers Parent commits a material default under the Lease and such default is not cured within any applicable time period set forth therein; or
               (e) In the case of the HF Managing Member, if the Development Manager commits a material default under the Development Management Agreement and such default is not cured within any applicable time period set forth therein; or
               (f) In the case of either Managing Member, if the Company or a Subsidiary defaults under the Lease by reason of any act or omission of such Managing Member and such default is not cured within any applicable time period set forth therein; or
If a Managing Member is so removed, the other Managing Member shall serve as the sole Managing Member (and shall thereafter have the management authority and attendant management obligations of replaced Managing Member in addition to the management authority and attendant management obligations which it previously had). For clarification, if the HF Managing Member is removed, the Skechers Managing Member shall have the right to enforce the Company’s and Subsidiaries’ rights under the Development Management Agreement, and if the Development Management Agreement is terminated, the Skechers Managing Member may enter into a new development management agreement on behalf of the Company or a Subsidiary and may engage a new Development Manager, subject to the provisions of Section 7.5. The removed Managing Member shall retain all of the rights and obligations hereunder as a Member, other than those which pertain to its management authority as a Managing Member, but such Managing Member shall remain liable to the Company or a Subsidiary and the other Member for any damages resulting from the acts (or omissions) which resulted in its removal.
     Notwithstanding the foregoing, if the Managing Member whose removal is being sought gives notice of its objection to such removal within five (5) Business Days after receiving notice of any attempted removal, then the matter shall be submitted to expedited arbitration in accordance with Article 15. If a Determination is made in the arbitration proceeding that the grounds for removal have been satisfied, then prior to the actual removal of such Managing Member, such Managing Member shall have an additional ten (10) Business Days to effectuate a cure of the default (if the default is of a nature that it can be cured).

     Notwithstanding anything herein to the contrary, if the Lender declares a default under the Construction Loan Documents, other than due to the acts or omissions of Skechers or Skechers Parent, and refuses to continue to fund the Construction Loan, unless the HF Managing Member provides alternative funding at no additional cost or expense to Skechers or the Company within thirty (30) days of the expiration of the applicable notice and cure period set forth in the Construction Loan Documents, the Skechers Managing Member (and not the HF Managing Member) shall have exclusive management rights with respect to the development of the Project (but not the Expansion Parcel), to the same extent that the HF Managing Member previously had such exclusive management rights pursuant to Section 7.1.1(c)(vi). In addition, if the Lender declares a default under the Construction Loan Documents as a result of any act or omission other than one caused by Skechers or Skechers Parent, and the Skechers Managing Member is reasonably dissatisfied with the progress of any attempt to cure such default by the HF Managing Member, then the Skechers Managing Member, in its sole discretion, may seek to effectuate the cure itself, without waiving any rights or remedies which it might have against HF or the HF Managing Member as a result of such default. Any Lender may rely on the foregoing as the Members’ authorization to accept a cure by Skechers Managing Member on behalf of the Company.
     Section 7.2 Certificate of Formation. The Managing Members shall file any required amendments to and restatements of the Certificate, and shall do all the things to maintain the Company and each Subsidiary as a limited liability company under the laws of the State of Delaware, the State of California and each other jurisdiction in which the Company or either Subsidiary may elect to do business or own property. The Managing Members shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware, the State of California, and any other jurisdiction in which the Company or either Subsidiary may elect to do business or own property.
     Section 7.3 Compensation of Managing Members.
          7.3.1 No Compensation. The Managing Members shall not be compensated for rendering services as Managing Members of the Company. The foregoing is not intended to prohibit the payment to the Members, or their Affiliates, of fees under any agreement entered into by the Company or a Subsidiary and any such Member or its Affiliate pursuant to this Agreement (including the Development Management Agreement).
          7.3.2 Reimbursement for Expenses. The Company shall be responsible for and shall pay all expenses relating to the Company’s ownership of the Company Asset or the ownership of each of the Subsidiary’s Assets , and the operation of, or for the benefit of, the Company, and the Managing Members shall be reimbursed on a monthly basis, for all reasonable and customary out-of-pocket expenses actually incurred by the Managing Members on behalf of the Company or any Subsidiary directly relating to the ownership of the Company Assets or the ownership of each of the Subsidiary’s Assets and the operation of, or for the benefit of, the Company or any Subsidiary; provided, however, that the Company shall not reimburse the legal fees and costs of a Member in any arbitration or court proceeding that is solely between the Company or any Subsidiary, on one hand, and either Member or its Affiliates, on the other hand, or between Members and their Affiliates, until the conclusion of such arbitration or court proceeding (at which time, legal fees and costs shall be awarded to the prevailing party). Further, it is understood that neither Member or its Affiliates shall be entitled to any property management fees for management of the Project (but the foregoing does not prohibit the payment of a fee to the Development Manger under the Development Management Agreement).

     Section 7.4 Devotion of Time and Outside Activities of the Members.
               (a) Nothing herein contained shall prevent or prohibit the Members or any Affiliates of the Members from entering into, engaging in or conducting any other activity or performing for a fee any service, including engaging in any business dealing with real property of any type or location; owning, managing, leasing or disposing of any real property of any type or location; acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, or as an administrative official of any other business entity; or receiving compensation for services to, or participating in profits derived from, the investments of any such business, property, corporation, trust, partnership or other entity, regardless of whether such activities are competitive with the Company or any Subsidiary(collectively, the “Outside Activities”), and nothing herein shall require any Member or any Affiliates thereof to offer any interest in such Outside Activities to the Company or any Subsidiary or to any other Member.
     Section 7.5 Contracts with Affiliates. Neither Managing Member nor any of its Affiliates shall (a) sell, transfer or convey any property to, or purchase any property from, the Company or any Subsidiary, directly or indirectly, or (b) enter into any agreement (or amendment thereto) for the provision of services to the Company or any Subsidiary, or pursuant to other transactions or agreements unless the terms thereof are fair and reasonable, such terms and are no less favorable to the Company or such Subsidiary than those that would be obtained from an unaffiliated third party, and such Managing Member provides the other Member with at least ten (10) Business Days prior written notice of its intent to enter into such arrangement, together with the material terms thereof, and such Managing Member does not receive a written notice of objection from the other Member regarding the reasonableness of such arrangement. Notwithstanding the foregoing, the Members acknowledge that Company has entered into the Development Management Agreement with an Affiliate of HF, which Development Management Agreement will be assigned by Company to the T1 Subsidiary. If the Expansion Parcel is developed for the tenant under the Lease, then the Company shall cause the T2 Subsidiary to enter into the development management agreement described in Section 7.1.1(c) with respect to developing the Expansion Parcel. Further, except as set forth in Section 6.1, no Affiliate of a Member may become either the Construction Lender or the Permanent Lender unless both Managing Members agree (and if there is a dispute in this regard, the matter shall not be subject to the expedited arbitration provisions in Article 15).
     Section 7.6 Indemnification.
          7.6.1 General. The Company shall indemnify, to the full extent allowed by the Act, each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts (collectively, “Loss Items”) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative brought by an unaffiliated third party, that relate to the operations of the Company or any Subsidiary as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise (but excluding indemnification for any Loan guarantees, which are separately addressed in Section 6.3), except to the extent it is established in a final court proceeding that the Loss Item is proximately caused by: (a) the act or omission of such Indemnitee that was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, fraud, willful misconduct or gross negligence or such Indemnitee’s uncured breach of this Agreement, the Development Management Agreement, or the Lease; (b) such Indemnitee actually receiving an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, such Indemnitee having reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that such Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6.1. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6.1. Any indemnification pursuant to this Section 7.6 shall be made only out of the Company Assets. Notwithstanding anything in this Agreement to the contrary, no Indemnitee who is an individual shall be denied indemnification or shall have any personal liability to the Company or its Members or any Subsidiary with respect to any Loss Item, except to the extent such Loss Item is proximately caused by such Indemnitee’s actual active and deliberate dishonesty, or fraud.
          7.6.2 In Advance of Final Disposition. Except as provided in Section 7.3.2, reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of (a) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 7.6 has been met and (b) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
          7.6.3 Other Than by This Section. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement with the Company or any Subsidiary, or under any other provision of this Agreement.
          7.6.4 Liability of the Managing Members. Notwithstanding anything to the contrary set forth in this Agreement, the Managing Members shall not be liable to the Company or any Subsidiary or any Members for losses sustained or liabilities incurred as a result of errors in judgment, or as a result of any act or omission by such Managing Member, except for losses sustained or liabilities incurred in whole or in part by such Managing Member’s bad faith, fraud, willful misconduct, gross negligence, acting beyond the scope of such Managing Members’ authority or commission of any Event of Default under this Agreement (subject to limitations on remedies set forth elsewhere in this Agreement). Neither Managing Member shall be liable to the Company or any Subsidiary or to any Member for any losses sustained or liabilities incurred as a result of the acts or omissions of the other Managing Member.
     Section 7.7 Other Matters Concerning the Managing Members.
          7.7.1 Reliance on Documents. The Managing Members may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by them to be genuine and to have been signed or presented by the proper party or parties.
          7.7.2 Reliance on Consultants and Advisers. The Managing Members may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any act taken or omitted to be taken in reliance upon and in accordance with the opinion of such Persons as to matters which the Managing Members reasonably believe to be within such Person’s professional or expert competence shall be prima facie evidence that such act was done or omitted in good faith.
          7.7.3 Action Through Officers and Attorneys In Fact. The Managing Members shall have the right, in respect of any of their powers or obligations hereunder, to act through any of their duly authorized officers (or partners or managers, as applicable) and their duly appointed attorneys-in-fact. Each such Person, to the extent provided by the Managing Members in the power of attorney or other authorizing instrument, shall have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Managing Members hereunder.

     Section 7.8 Reliance by Third Parties. Any Person dealing with the Company shall be entitled to assume that the Managing Members have full power and authority to encumber, sell or otherwise use in any manner any and all Company Assets and to enter into any contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Members, or either of them, as if they were the Company’s sole party in interest, both legally and beneficially. In no event shall any Person dealing with the Managing Members or their representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Members or their representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Members or their representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company. Nothing herein is intended to afford either Managing Member greater power or authority than is otherwise granted under this Agreement, or to exculpate either Managing Member from any liability for acting beyond the scope of such Managing Member’s authority as set forth herein.
     Section 7.9 Operating Budgets. The initial Operating Budget for 2010 is attached as Exhibit “D” which has been approved by both Managing Members. No later than the first (1st) day of the last quarter of each Company Year, the Skechers Managing Member shall submit a proposed Operating Budget (which shall include capital expenditures which are the landlord’s obligation under the Lease, and a business plan) for the next ensuing Company Year for approval by the HF Managing Member. Proposed amendments to any Approved Operating Budget may be submitted by the Skechers Managing Member to the HF Managing Member at any time. Such proposed Operating Budget (or any proposed amendment thereto) shall not be deemed to be effective until such time as it has been approved by the HF Managing Member. The HF Managing Member shall respond in writing to each such proposed Operating Budget (or any proposed amendment thereto) within thirty (30) days after receipt thereof. In such response, the HF Managing Member shall specify in detail its disapproval of any item or items therein or its disapproval of the whole, and any proposed modifications requested by the HF Managing Member or recommended changes therein. Within fifteen (15) days after receipt by the Skechers Member of the HF Managing Member’s disapproval of any proposed Operating Budget (or any proposed amendment thereto), the Skechers Managing Member may re-submit to the HF Managing Member a revised Operating Budget (or amendment) for its approval. The HF Managing Member shall not unreasonably withhold or delay approval of any Operating Budget or amendment (with the issue of reasonableness being determined by expedited arbitration under Article 15). In the event that any Company Year shall commence without an Operating Budget approved by both the Skechers Managing Member and the HF Managing Member pursuant to the terms of this Section, the Managing Members shall be entitled to make expenditures for items specified in the Operating Budget for the most recent Company Year which has been approved by both Managing Members, and for the actual amount of the utility cost, property taxes, insurance premiums or special assessments incurred by the Company or a Subsidiary in the current Company Year and any other non-discretionary items (including Debt service and stated increases in Company obligations or Subsidiary obligations under contracts for the year), and for any expenditures on the Project which, in the Managing Members’ reasonable good faith judgment, is necessary to prevent imminent damage to the Project and/or injury to Persons. The Operating Budget shall not include the budget for development of the Project (although the Members acknowledge that a development budget has been approved and a copy is attached as an exhibit to the Development Management Agreement).

ARTICLE 8
BUY-SELL PROVISIONS
     Section 8.1 At any time commencing on a date which is one (1) year after the “Substantial Completion” of the Project (as defined in the Lease), or the date that a Notice of Completion is recorded, whichever occurs earlier, either Member (such Member hereinafter referred to as “Invoking Member”) may deliver to the other Member (such other Member hereinafter referred to as the “Offeree Member”), written notice that the Invoking Member is invoking the provisions of this Section 8.1 (the “Buy-Sell Notice”).
     Section 8.2 The Buy-Sell Notice shall set forth the gross price (the “Stated Amount”) at which the Invoking Member would be willing to purchase all of the Company Assets from the Company.
     Section 8.3 The Buy-Sell Notice shall constitute an offer by the Invoking Member to purchase the entire Company Interest of the Offeree Member for a price equal to the amount of cash which would be distributable to such Offeree Member pursuant to Section 13.2.1 if the Project and all other Company Assets were sold to a third party pursuant to a bona-fide, arm’s length transaction at the Stated Amount and had the Company then (a) paid in full all of its Debt, including the repayment of the Loans and any loans payable to the Members (and made all apportionments customarily made in the closing of real estate transactions in the jurisdictions in which the Project is located, and all other customary closing costs, including, but not limited to title insurance premiums, survey costs, a reasonable and customary real estate commission and transfer taxes normally payable by a seller of real estate), (b) not established any Reserves and (c) distributed the net proceeds of the sale, and all other cash of the Company to the Members in accordance with the provisions of Section 13.2.1. Such calculations shall be made as of the date of closing set forth in Section 8.8. Provided, however, that the Stated Amount may not be less than an amount which would result in the distribution to the Selling Member of at least the Selling Member’s Unrecovered Contribution and the repayment of any loans owed by the Company to the Selling Member as of the date of closing. The Buy-Sell Notice shall also constitute an offer by the Invoking Member to sell its entire Company Interest to the Offeree Member for a price equal to the amount of cash which would be distributable to the Invoking Member in the manner described above if it were the Selling Member.
     Section 8.4 Upon receipt of the Buy-Sell Notice, the Offeree Member may, at its option, either elect to purchase the entire Company Interest of the Invoking Member at the price described above, or to sell its entire Company Interest to the Invoking Member at the price described above.
     Section 8.5 The Offeree Member shall give notice of its election under Section 8.4 to the Invoking Member within sixty (60) days after such Offeree Member’s receipt of the Buy-Sell Notice; provided, however, that in the event the Offeree Member shall fail to give the Invoking Member notice of its election within such sixty (60) day period, such Offeree Member shall be conclusively deemed to have elected to sell its entire Company Interest to the Invoking Member.
     Section 8.6 The Member, which under this Article 8 is to purchase the Company Interest of the other Member (the “Purchasing Member”) shall, within ten (10) days after the determination is made as to who the Purchasing Member will be (the “Deposit Date”), deliver to an escrow holder which is a national title insurance company selected by the Purchasing Member cash in the amount of five percent (5%) of the purchase price (the “Buy-Sell Deposit”) which Buy-Sell Deposit will be applied against the purchase price for the Company Interest of the Selling Member whose Company Interest is being purchased (the “Selling Member”).

     Section 8.7 Notwithstanding anything to the contrary contained in this Agreement, in no event may a Default Member, or a Member that is Incapacitated, or a Member that is subject to a Bankruptcy Event, or a Member that is a Breaching Member, be an Invoking Member under or otherwise initiate the procedures of this Article 8, and if a Member suffers any of the foregoing after it has initiated the procedures under this Article 8 as the Invoking Member, then at the option of the Offeree Member, the buy-sell process may be immediately terminated (provided that the closing of the purchase and sale of the Company Interest has not consummated).
     Section 8.8 The closing of a sale and purchase pursuant to this Article 8 shall be consummated through escrow on a date which is six (6) months after the Deposit Date (or sooner at the election of the Purchasing Member), or such other date and manner as the Members shall agree upon. At such closing, the Purchasing Member shall pay the entire purchase price for the Company Interest of the Selling Member, in cash in immediately available funds, and the Selling Member shall execute all documents that may be necessary or desirable, in the reasonable opinion of counsel for the Purchasing Member (including customary representations and warranties regarding the Company Interest of the Selling Member, but not regarding the Project, the other Company Assets or the Company), to effect the sale of the Company Interest of the Selling Member to the Purchasing Member free and clear of all liens and encumbrances. In the event the Selling Member or the Purchasing Member shall fail or refuse to execute any instruments required to consummate the closing, the other Member is hereby granted an irrevocable power of attorney, which shall be binding on the Member refusing to execute such documents as to all third Persons, to execute and deliver on behalf of the Member refusing to execute such documents all such required documents. The aforesaid power, being coupled with an interest, is irrevocable by death, dissolution or otherwise.
     Section 8.9 In the event the Selling Member then has any outstanding Debt to the Company or any Subsidiary, all proceeds of the purchase price due the Selling Member shall be paid to the Company until all such Debt shall have been paid and discharged in full. In the event that such proceeds are not sufficient to discharge such Debt, the Selling Member shall repay all such unpaid Debt at the closing. In the event that any loans are then outstanding from the Company or any Subsidiary to the Selling Member, then all of such loans shall concurrently be repaid by the Company at the closing. In the event the Selling Member or any Affiliate of the Selling Member shall have guaranteed any Loan, then either (a) the Loan which is the subject of such guaranty shall be paid in full by the Company at the time of closing or (b) the Selling Member and any such Affiliate of the Selling Member shall be unconditionally released by the obligee for any liability on account thereof. If the Selling Member is a Breaching Member, the Company shall reserve any rights to pursue the Selling Member for damages after the closing, to the extent otherwise allowable under this Agreement.
     Section 8.10 The Selling Member and the Purchasing Member shall each pay their own expenses in connection with such purchase and sale of a Company Interest.
     Section 8.11 From and after the giving of a Buy-Sell Notice, and until either the consummation of the sale of the Company Interest in accordance with this Article 8, or termination of the buy-sell process as provided herein, neither Member shall exercise any transfer rights under Article 11.
     Section 8.12 In the event the Purchasing Member defaults in its obligation to purchase the Company Interest of the Selling Member, then Selling Member as its sole and exclusive remedy shall be entitled to retain the Buy-Sell Deposit as full liquidated damages for such default of the Purchasing Member, in which event the buy-sell transaction shall be terminated and the Purchasing Member shall have no further rights to initiate the buy-sell provisions (as an Invoking Member) under this Article 8. The Selling Member, at its election and in lieu of the remedy set forth above, may elect within sixty (60) days of such default to dissolve and liquidate the Company and the Subsidiaries. The Members hereby acknowledge and agree that it is impossible to more precisely estimate the damages to be suffered by the Selling Member upon the Purchasing Member’s default, and the Members expressly acknowledge and agree that the Buy-Sell Deposit which may be retained by the Selling Member is a reasonable and fair estimate of such damages and is intended not as a penalty, but as full liquidated damages for such default of the Purchasing Member.
     Section 8.13 In the event that the Selling Member defaults in its obligation to sell its Company Interest to the Purchasing Member, the Purchasing Member shall be entitled to pursue any and all remedies available at law or in equity, including specific performance.
ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS
     Section 9.1 Records and Accounting. The HF Managing Member shall keep appropriate books and records with respect to the Company’s business, all of which shall be and remain the property of the Company. Any records maintained by or on behalf of the Company or a Subsidiary in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company and each Subsidiary shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles (except that Capital Accounts shall be maintained in accordance with Exhibit ”A”) and for tax reporting purposes on the accrual basis. The Members may, upon reasonable notice to the HF Managing Member and during normal business hours and at its own expense, examine the books and records of the Company and each Subsidiary, which will be maintained at the principal office of the HF Managing Member.
     Section 9.2 Fiscal Year. The fiscal year of the Company and each Subsidiary shall be the calendar year, unless the Managing Members decide otherwise.
     Section 9.3 Reports.
          9.3.1 Annual Reports. Within ten (10) days after the end of each Company Year, the HF Managing Member shall prepare or cause to be prepared and delivered to the Members an annual report, as of the close of the Company Year, containing financial statements of the Company and each Subsidiary for such Company Year, presented in accordance with generally accepted accounting principles.
          9.3.2 Quarterly Reports. As soon as practicable, but not later than ten (10) days after the end of each calendar quarter, the HF Managing Member shall prepare or cause to be prepared and delivered to the Members a report as of the last day of the calendar quarter (except the last calendar quarter of each year), containing unaudited financial statements of the Company and each Subsidiary, and such other information as may be required by applicable law or regulation, or as the HF Managing Member reasonably determines to be appropriate.
          9.3.3 Other Reports. Each Managing Member shall promptly give notice to the other Managing Member of the occurrence of any of the following: receipt by such Managing Member of actual knowledge of any material (that is, seeking damages in excess of $250,000 or seeking injunctive relief of any nature) threatened or pending litigation against the Company, any Subsidiary, the Property or the Project; the occurrence of any felony indictment or conviction of any Person in senior management at such Managing Member; receipt by such Managing Member of any offer to purchase all or any part of the

Property or the project; and receipt of written notice from any governmental authority which alleges any material adverse claim against the Company, any Subsidiary, the Property or the Project.
     Section 9.4 Special Provisions Re Books and Records, Accounting and Reports. Notwithstanding the provisions of this Article 9, for so long as Skechers Parent is a publicly traded company and the operations of the Company are required to be consolidated with the operations of Skechers parent for reporting purposes, the following provisions shall apply:
               (b) The Company and each Subsidiary will use KMPG (or another certified public accounting company designated by Skechers) as its auditor and preparer of its tax returns, as long as its fees for such work are competitive in the marketplace (if they exceed competitive fees, any excess shall be paid by Skechers);
               (c) KMPG will undertake annual audits of the Company and each Subsidiary, at Company expense;
               (d) All of the quarterly and annual reports and all Company tax returns must be in forms reasonably acceptable to the Skechers Managing Member as a result of consultation with KPMG and its legal counsel (it is expected that both GAAP and cash basis records will be required for the determination of distributions to Members), with appropriate and reasonable certifications by the HF Managing Member;
               (e) Reasonable internal controls may be required to satisfy the obligations of Skechers Parent under the Federal Act and specifically SEC Rule 404; provided that if the cost of implementing such internal controls is more than nominal, it shall be borne by Skechers;
               (f) The Skechers Managing Member shall have unrestricted right to speak with (and to give directions, to the extent that it is the sole Managing Member or otherwise in connection with any matter where Skechers Managing Member has the authority to take such action without the consent of the HF Managing Member) to the Company’s accountants, attorneys and other professional advisors, and those of the Subsidiaries and shall have the right to receive copies of documents in their possession which relate to the Company, any Subsidiary or its operations (and HF shall not be entitled to invoke attorney-client privilege as a basis to deny Skechers Managing Member access to any such Persons or documents); and
               (g) Skechers Managing Member shall upon the advice of its legal counsel, have the right to disclose in Skechers Parent’s public reports and to Skechers Parent board of directors any information regarding the Company, any Subsidiary, the Property, the Project, the Lease, the Development Management Agreement, the Development Manager or the HF Managing Member notwithstanding the confidentiality provisions of this Agreement.
ARTICLE 10
TAX MATTERS
     Section 10.1 Preparation of Tax Returns. The Tax Matters Partner shall arrange for the preparation and timely filing of all returns of Company and Subsidiary income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days after the close of each taxable year, the tax information reasonably required by the Members for federal and state income tax reporting purposes. If the Tax Matters Partner fails to file the Company’s tax returns on or before any applicable deadlines

(including extensions), the other Managing Member may prepare and file the Company’s tax returns as it determines.
     Section 10.2 Tax Matters Partner.
          10.2.1 General. The HF Managing Member shall be the “Tax Matters Partner” of the Company for federal income tax purposes, and shall be referred to herein as the “Tax Matters Partner,” but such designation shall not be construed or used as evidence to support any claim that the Company is a partnership, rather than a limited liability company. Upon the HF Managing Member becoming a Breaching Member or becoming Incapacitated or suffering a Bankruptcy Action, the Skechers Managing Member shall automatically become the Tax Matters Partner. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, or any Subsidiary, the Tax Matters Partner shall furnish the IRS with the name, address and capital and profits interest of each of the Members. The Tax Matters Partner shall keep the Members reasonably informed of any action that it takes in such capacity which has a material impact on the other Members, the Company or any Subsidiary.
          10.2.2 Powers. The Tax Matters Partner is authorized, but not required:
               (a) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company or Subsidiary items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice partner” (as defined in Section 6231 of the Code), and, to the extent provided by law, the Tax Matters Partner shall cause any Member to be designated a notice partner;
               (b) in the event that a notice of a final administrative adjustment at the Company or Subsidiary level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed or otherwise given to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located or the United States Court of Federal Claims;
               (c) to intervene in any action brought by any other Member for judicial review of a final adjustment;
               (d) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;
               (e) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

               (f) to take any other action on behalf of the Members, a Subsidiary or the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations; and
               (g) Subject to any restrictions contained elsewhere in this Agreement, to engage attorneys, accountants and other professionals to advise it and to file any required income tax returns and other documents associated with its rights and authority as the Tax Matters Partner.
               (h) Notwithstanding the foregoing, the Tax Matters Partner shall not take any action under Section 10.2.2(b), (d), (e) or (f) unless it has given the other Member at least ten (10) Business Days prior notice of its intent to take such action and the other Member has not given notice of its objection within five (5) Business Days after receipt of such notice. If notice of objection is timely given and the parties cannot otherwise resolve the dispute, either Member may submit the matter to expedited arbitration under Article 15.
The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the reasonable discretion of the Tax Matters Partner, and the provisions relating to indemnification of the HF Managing Member set forth in Section 7.6 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.
          10.2.3 Reimbursement. The Tax Matters Partner shall receive no compensation for its services. All reasonable third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including reasonable legal and accounting fees) shall be borne by the Company. The costs of any professionals engaged by the Tax Matters Partner pursuant to Section 10.2.2(g) shall be paid or reimbursed by the Company.
     Section 10.3 Organizational Expenses. The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company, or its Subsidiaries either immediately or ratably over a one hundred eighty (180) month period (or such other period) as permitted by and provided for in Section 709 of the Code.
     Section 10.4 Withholding. The Members hereby authorize the Company to withhold from or pay on behalf of or with respect to the Members any amount of federal, state, local, or foreign taxes that the Tax Matters Partner reasonably determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to the Members pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445, or 1446 of the Code. The Tax Matters Partner shall give prompt notice to the Members with respect to which withholding is effected in accordance with this Section 10.4 and shall provide each such Member with a written explanation of the basis for their determination so to withhold or pay. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member which loan shall be repaid by such Member within fifteen (15) days after notice from the Tax Matters Partner that such payment must be made unless (a) the Company withholds such payment from a distribution which would otherwise be made to such Member in accordance with Section 5.2 or Section 13.2 or (b) the Tax Matters Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Company which would, but for such payment, be distributed to such Member. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Member and shall be promptly paid, solely out of funds of the Company, by the Tax Matters Partner to the appropriate taxing authority. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Company Interest to secure the Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.4. In the event that a

Member fails to pay any amounts owed to the Company pursuant to this Section 10.4 when due, the Tax Matters Partner may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions which would otherwise be made to the Member until such loan, with interest, has been paid in full). Any amounts payable by a Member hereunder shall bear interest at a per annum rate of interest equal to the Prime Rate, plus five percent (5%) (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. The Members shall take such actions as the Company or the Tax Matters Partner shall request in order to perfect or enforce the security interest created hereunder.
     Section 10.5 Tax Elections. Except as otherwise provided herein, the Tax Matters Partner shall, in its reasonable discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Tax Matters Partner shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder and shall do so at the request of either Member who transfers its Company Interest. The Tax Matters Partner shall have the right, after the first taxable Company Year, to seek to revoke any election (other than the election under Section 754 of the Code, which revocation requires the consent of both Members) upon the HF Tax Matters Partner’s determination in its reasonable discretion that such revocation is in the best interests of the Company.
ARTICLE 11
TRANSFERS AND WITHDRAWALS
     Section 11.1 Transfer.
          11.1.1 Definition. The term “transfer” (including the term “transferred”), when used in this Article 11 with respect to a Company Interest, shall be deemed to refer to a transaction by which a Member transfers its Company Interest, or any part thereof, to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise of the Company Interest, any part thereof.
          11.1.2 Requirements. No Company Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Company Interest not made in accordance with this Article 11 shall be null and void.
          11.1.3 Transfer of Member’s Company Interest. The HF Managing Member may not transfer any portion of its Company Interest without Skechers’ consent until the Completion of the Project pursuant to the Plans and Specifications. Neither Member may transfer its Company Interest (other than any transfer to an Affiliate, which shall require the consent of the other Member, which consent may not be unreasonably withheld or delayed), in whole or in part, to any Person, without first offering such Company Interest (or part thereof) to the other Member on the same terms and conditions. If a Member desires to transfer its Company Interest, or any part thereof (whether or not it has received an offer to purchase same) , it shall send notice to the other Member stating the extent of the Company Interest which it intends to transfer, the terms and conditions of the proposed transfer, including the purchase price therefor, and the identity of the proposed transferee. Upon request of the receiving Member, additional information regarding the proposed transfer and financial and other information concerning the transferee will be promptly provided. Within twenty (20) days after receipt of the notice of intended transfer, the receiving Member may, by notice to the Member proposing to transfer, elect to purchase the entire Company Interest proposed to be transferred at the same purchase price and on the same terms and conditions as set forth in the notice, but the closing shall not occur sooner than six (6) months after the date of such notice to the Member proposing to transfer. If the Member receiving the notice of proposed transfer fails to elect to purchase the Company Interest as set forth above within such twenty (20) day time period, the Member proposing the transfer may proceed to transfer the Company Interest, but only on the terms and conditions and to the proposed transferee set forth in the notice, and provided that such proposed transfer is consummated within sixty (60) days thereafter (if there is any change in the foregoing or the transfer is not consummated within such sixty (60) day period, then a new notice of intent to transfer is required). If the transfer is consummated, the transferring Member shall promptly give notice to the other Member. The transferee shall be an Assignee and shall not become a Member of the Company until the provisions of Article 12 have been complied with. Any transfer or purported transfer of a Member’s Company Interest not made in accordance with this Article 11 shall be null and void.
     Section 11.2 Prohibited Transfers. Notwithstanding anything herein to the contrary, a Member may deny any proposed transfer of the other Member’s Company Interest to any Person which is owned and controlled directly or indirectly, by any Person described below (and the Member who denies such transfer need not elect to purchase the Company Interest of such other Member pursuant to Section 11.1.3 to prevent such transfer):
               (a) A business competitor of the non-transferring Member or any Affiliate thereof; or
               (b) A Person which does not have the financial strength to fulfill its obligations under this Agreement; or
               (c) A Person who is an Embargoed Person or who has been convicted of a felony or any violations of State Acts, the Federal Act, or any other securities laws;
               (d) A Person who has been engaged in any pending or previous litigation or arbitration in opposition to the non-transferring Member or any Affiliate thereof; or
               (e) A Person who has a reputation in the real estate community as being “litigious” as a result of the filing of multiple “strike suits”. The Member seeking to prohibit a transfer on the grounds set forth in this clause (e) shall have the burden of proof, and if there is a dispute regarding this matter, it shall be submitted to expedited arbitration under Article 15.
          11.2.1 Timing of Transfers. Transfers pursuant to this Article 11 may only be made on the first day of a calendar month, unless the Managing Members otherwise agree.
          11.2.2 Allocations and Distributions When Transfer Occurs. If any Company Interest is transferred during any quarterly segment of the Company’s fiscal year, income and loss of the Company and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Member as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Company Record Date is before the date of such transfer or redemption shall be made to the transferor Member, and all distributions of Available Cash thereafter shall be made to the transferee Member.
          11.2.3 Certain Prohibited Transfers. Notwithstanding anything herein to the contrary, no transfer by a Member of its Company Interest may be made to any Person if legal counsel for the Company or the other Member renders written advice to the effect that it believes that there is a significant risk that (a), such transfer would be effected or would be deemed to be effected through an

“established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations thereunder, or (b) such transfer would violate any Securities Laws.
          11.2.4 Default. Notwithstanding anything herein to the contrary, no transfer of any Company Interest shall be permitted if such transfer would create a default under any Loan, or any material agreement to which the Company or any Subsidiary is a party.
          11.2.5 Withdrawal. Except in connection with a permitted Transfer, no Member may withdraw from the Company without the consent of both Managing Members (and any dispute in this regard shall not be subject to the expedited arbitration provisions in Article 15).
          11.2.6 Management. If a Member transfers its Company Interest, the transferee will (upon admission to the Company as a Member) be entitled to appoint a Managing Member to the same extent as the transferring Member.
ARTICLE 12
ADMISSION OF MEMBERS
     Section 12.1 Admission of Successor Members. A successor to a Member’s Company Interest that is transferred pursuant to Section 11.1.3 shall be entitled to admission to the Company as a Member on the terms and conditions set forth herein. The business of the Company and each Subsidiary shall be carried on after such transfer without dissolution. In each case, the admission to the Company is conditioned upon the successor Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required by the remaining Managing Member(s) to effect the admission. Upon admission of the successor Member to the entire Company Interest of the transferring Member, the transferring Member shall be released from all further liability under this Agreement.
     Section 12.2 Amendment of Agreement and Certificate. Upon the admission to the Company of any successor Member, the Managing Members shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate.
ARTICLE 13
DISSOLUTION AND LIQUIDATION
     Section 13.1 Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each an “Event of Dissolution”):
          13.1.1 Expiration of Term. The expiration of its term as provided in Section 2.4;
          13.1.2 Judicial Dissolution Decree. Entry of a decree of judicial dissolution of the Company pursuant to the provisions of Section 18-802 of the Act;
          13.1.3 Sale of Company’s Assets. The sale, exchange or other disposition of all or substantially all of the Company Assets, unless such sale or other disposition involves the deferred payment of the consideration for such sale or disposition, in which latter event the Company shall dissolve on the last day of the calendar month during which the balance of such deferred payment is received by the Company;

          13.1.4 Mutual Agreement. The agreement of both Managing Members (and any dispute in this regard shall not be subject to the expedited arbitration provisions in Article 15); or
          13.1.5 Other Event. Any other event permitting the dissolution or liquidation of the Company under this Agreement.
     Section 13.2 Winding Up.
          13.2.1 General. Upon the occurrence of an Event of Dissolution, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and the Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. A Person appointed by the Managing Members (excluding any Managing Member which is a Breaching Member) which may be one (1) or both Managing Members who is not a Breaching Member (the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:
               (a) First, to the payment and discharge of all of the Company’s Debt to creditors other than the Members;
               (b) Second, to the payment and discharge of all of the Company’s Debt to the Members, first with respect to any such Debt which has priority under any other provision of this Agreement, and thereafter pro rata in accordance with amounts owed to each such Member; and
               (c) Finally the balance, if any, shall be distributed to the Members in the order and priority set forth in Section 5.2.
No Member shall receive any additional compensation for any services performed as Liquidator pursuant to this Article 13, but any Liquidator which is not otherwise a Member or an Affiliate of a Member shall be entitled to receive reasonable compensation for rendering such services.
          13.2.2 When Immediate Sale of Company Assets Impractical. Notwithstanding the provisions of Section 13.2.1 which require liquidation of the Company Assets, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company Assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time (consistent with the provisions of Section 13.2.3 below) the liquidation of any Company Assets except those necessary to satisfy current liabilities of the Company (including to those Members who are also creditors) or, with the consent of both Members, distribute to the Members, in lieu of cash, as tenants in common, either directly or in trust, and in accordance with the provisions of Section 13.2.1, undivided interests in the Company Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. Any property distributed in kind shall be valued at fair market value by the Liquidator using such reasonable method of valuation as it may adopt (for purposes of adjusting Capital Accounts) and treated as though the property were sold for such value and the cash proceeds were distributed.

          13.2.3 Compliance With Timing Requirements of the Regulations; Allowance for Contingent or Unforeseen Liabilities or Obligations. Notwithstanding anything to the contrary in this Agreement, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) and with respect to such liquidation there is an Event of Dissolution, distributions under Section 13.2.1(c) to the Members who have positive Capital Account balances shall be made in compliance with the requirements in Regulations Section 1.704-1(b)(2)(ii)(b)(2) but all distributions shall still be made in the order of priority set forth in Section 5.2. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be: (a) distributed to a liquidating trust established for the benefit of the Members for the purposes of liquidating the Company Assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Liquidator arising out of or in connection with the Company (the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement); or (b) withheld to provide a reasonable Reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, that such withheld amounts shall be distributed to the Members as soon as practicable.
          13.2.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 13, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Company shall be deemed to have transferred all of the Company Assets and liabilities to a successor entity (having the same federal income tax characteristics as the Company) in exchange for an interest in the successor entity and, immediately thereafter, the Company will be treated as distributing its interest in the successor entity to the Members in liquidation of the Company.
          13.2.5 Rights of Members. Except as specifically provided in this Agreement, each Member shall look solely to the Company Assets for the return of its Capital Contribution and repayment of any loans owned to it by the Company or a Subsidiary to the extent provided in this Agreement and shall have no right or power to demand or receive property other than cash from the Company or a Subsidiary to the extent provided in this Agreement. Except as specifically provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations. No Member has any ownership interest in any Company Assets and the Company Interest of the Members shall be personal property for all purposes.
          13.2.6 Notice of Dissolution. In the event an Event of Dissolution occurs, the Liquidator shall, within ten (10) days thereafter, provide written notice thereof to each of the Members and to all other Persons with whom the Company or any Subsidiary regularly conducts business and shall publish notice thereof in a newspaper of general circulation in each place in which the Company or any Subsidiary regularly conducts business.
          13.2.7 Cancellation of Certificate of Formation. When all liabilities and obligations of the Company and each Subsidiary have been paid or discharged, or adequate provision has been made therefor, and all of the remaining Company Assets have been distributed to the Members according to their respective rights and interests as provided in Section 13.2.1, the Company shall be terminated and a Certificate of Cancellation shall be executed on behalf of the Company by the Members (or such other Person or Persons as the Act may require or permit) and shall be filed with the Office of the Secretary of State of the States of Delaware and California, and the Liquidator or such other Person or Persons shall take such other actions, and shall execute, acknowledge and file any and all other instruments, as may be necessary or appropriate to reflect the dissolution and termination of the Company and each Subsidiary.

          13.2.8 Reasonable Time for Winding-Up. Subject to Section 13.2.3, a reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and each Subsidiary and the liquidation of its assets pursuant to this Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.
     Section 13.3 Termination If Lease Amendment Terminates. If the Lease Amendment terminates as a result of the provision therein, then this Agreement shall be deemed automatically terminated, and any Capital Contributions shall be promptly returned to the Members who made same (and if necessary to accomplish this, Capital Contributions made by the Company to the Subsidiary shall be repaid), the HF Note and the Skechers Note shall be automatically cancelled as a result of the return of the Capital Contributions, and neither Member shall have any further rights or obligations hereunder, provided, however, that in such event nothing shall prevent any party to the Lease from bringing legal action on account of any breach of the Lease.
ARTICLE 14
AMENDMENT OF AGREEMENT
     Section 14.1 Amendments.
          14.1.1 General. Amendments to this Agreement may be proposed by either Member. Except as provided in Section 14.1.2 or Section 14.1.3, a proposed amendment shall be adopted and be effective as an amendment hereto only if it is approved by both Members. Any dispute between the Members regarding any proposed amendment shall not be subject to the expedited arbitration provisions in Article 15.
          14.1.2 Managing Member’s Power to Amend. Notwithstanding Section 14.1.1, either Managing Member shall have the power to amend this Agreement as may be required to facilitate or implement any of the following purposes:
               (a) to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement; or
               (b) to satisfy any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law applicable to the Company or any Subsidiary and required to be complied with; or
               (c) to conform to any “single-purpose entity” requirements of a Lender; or
               (d) to correct any non-substantive, typographical errors in this Agreement.
The Member proposing the amendment will provide at least ten (10) days’ prior written notice to the other Member when any action under this Section 14.1.2 is taken.
          14.1.3 Consent of Adversely Affected Member Required. Notwithstanding Section 14.1.2 hereof, this Agreement shall not be amended without the consent of any Member adversely affected if such amendment would (a) modify the limited liability of such Member, (b) alter rights of such Member to receive distributions pursuant to Article 5 or Article 13, the allocations specified in Exhibit “A”, or the Capital Contribution obligations set forth in Article 4, (c) cause the termination of the Company prior to the time set forth in Section 2.4 or Section 13.1, (d) amend Article 18, or (d) amend this

Section 14.1.3. Further, no amendment may alter the restrictions on the Managing Members’ authority set forth herein without the consent of both Members.
ARTICLE 15
DISPUTE RESOLUTION
     Section 15.1 Mediation. In the event of any dispute between the Members under this Agreement, prior to (and as a condition which must be satisfied before) either Member institutes litigation (but not arbitration), the Members agree to submit the dispute to nonbinding mediation with JAMS or another mutually acceptable mediator. Such Mediation shall be completed no later than ninety (90) days after it is requested by either Member by notice to the other. Notwithstanding the foregoing, if appropriate, either Member may seek a provisional remedy (such as, but not limited to, injunctive relief) prior to commencing or completing such mediation.
     Section 15.2 Arbitration. Should a dispute arise between the Members for which “expedited arbitration” is expressly called for under this Agreement, the parties shall submit such dispute to final and binding arbitration to be administered in accordance with the Streamlined Arbitration Rules and Procedures of JAMS (Judicial Arbitration and Mediation Service). No other dispute shall be submitted to arbitration unless the Members mutually agree otherwise. Unless the parties mutually agree otherwise, the arbitration shall take place at a JAMS Resolution Center in Los Angeles County, California, the arbitration shall be conducted by one arbitrator (who must be disinterested and independent of the Members), and the arbitrator shall award attorneys’ fees and the costs of arbitration (JAMS fees and the fees of the arbitrator) to the prevailing party. The decision of the arbitrator (the “Determination”) shall be binding and conclusive on the parties, except to the extent that appeals are permitted under California Code of Civil Procedure §1286.2. After the Determination, subject to any cure rights set forth in this Agreement, the prevailing party under the Determination may enforce its rights under this Agreement notwithstanding the filing or pendency of any appeal, but such party shall be responsible for any damages caused as a result of the taking of such action if the Determination is eventually set aside on appeal and either the court renders a decision on the merits in favor of the appealing party, or the appealing party is eventually the prevailing party in any subsequent arbitration proceeding. The arbitration award may be enforced in accordance with California Code of Civil Procedure §1285, et seq. or the Federal Arbitration Act (9 U.S.C. §1, et seq.). To the extent that matters of law are to be considered by the arbitrator, Delaware law shall apply (but the procedural aspects of the arbitration, as described above, shall be in accordance with California law). The parties need not submit any matter for which expedited arbitration is called for to Mediation under Section 15.1. Nothing herein shall prohibit a party from seeking a provisional remedy from a court of competent jurisdiction (e.g., a temporary restraining order or preliminary injunctive relief) pending the results of any mediation or arbitration.
     Section 15.3 Increased Costs. If, as a result of the institution of any arbitration between the Members, there is any increase in the cost to complete the construction of the Project, then any such increased cost shall be funded by the Member who is not the prevailing party in such arbitration (with no increase in such Member’s Capital Account, Capital Contributions, or in either the HF Loan or the Skechers Loan, as the case may be). The amount of any such increase in cost shall be determined by the arbitrator, and either Member may raise such issue in the arbitration regardless of who initiated the arbitration or the nature of the dispute which caused the arbitration.
ARTICLE 16
DEFAULTS / REMEDIES
     Section 16.1 Defaults. Except as otherwise expressly provided in this Agreement, if either Member defaults in the performance of its obligations under this Agreement, the other Member shall provide notice of such default and the allegedly defaulting Member shall have a period of fifteen (15) days to cure the default (but if the nature of the default is such that it cannot reasonably be cured within such fifteen (15) day period, then the allegedly defaulting Member shall have an additional reasonable amount of time, not to exceed another sixty (60) days, to cure the default if it commences the cure within the fifteen (15) day period and diligently pursues same to completion. Provided, however, that if the default cannot be cured, then no cure period shall be required. Provided, further, that this provision shall not apply to a default in making required Capital Contributions or loans under Article 4 or Article 6, as the provisions of Article 4 or Article 6 control under those circumstances. Any material breach by a Member of any of its material representations or warranties under this Agreement shall be a default (but subject to notice and cure as provided herein, to the extent applicable). With respect to any representation, warranty or covenant of HF or any HF Affiliate to convey HF’s interest in the Property (as tenant under the Master Lease) to the Company free and clear of monetary liens and encumbrances, if such representation, warranty or covenant is untrue on the Effective Date, HF shall nevertheless have the right to cure such default up until the date that HF is obligated to convey fee title to the Property to the Company. In addition to other possible defaults under this Agreement, the following shall constitute defaults hereunder:
               (a) If the HF Affiliate who has executed the assignment of contracts to the Company pursuant to Section 6.4 fails to honor its indemnification obligations thereunder, it shall be a default by HF hereunder; or
               (b) If HF fails to transfer prepaid rent and operating expenses which it received from Skechers Parent under the Lease to the Company by the time provided in the Assignment of Lease (Exhibit “M”), it shall be a default by HF hereunder; or
               (c) If Skechers Parent fails to pay the base rent differential to the Company by the time required under the Second Lease Amendment (Exhibit “I”), it shall be a default by Skechers hereunder.
     Section 16.2 Remedies. Except as provided in this Agreement to the contrary, upon a default by any Member which is not cured as provided herein (or which cannot be cured) the non-defaulting Member shall have all rights and remedies at law and equity, as well as all rights and remedies afforded under this Agreement. If there is a dispute regarding whether or not a Member is in default, the matter shall be submitted to expedited arbitration in accordance with Article 15.
     Section 16.3 Offset Rights. If any final judgment of a court of competent jurisdiction (or arbitration award, if arbitration is called for under this Agreement) is rendered against a Member, the other Member shall have the right to offset the amount thereof against any amounts thereafter due to be distributed to or otherwise payable to such Member, including distributions of Available Cash, the Member loans described in Article 4 or Article 6, or any proceeds due to such Member under the Buy-Sell provisions in Article 8.
ARTICLE 17
GENERAL PROVISIONS
     Section 17.1 Addresses and Notice. All notices to be given under this Agreement shall be in writing, and may be either delivered personally, by certified mail return receipt requested, or by a nationally recognized overnight courier providing proof of delivery (e.g., United Parcel Service or Federal Express) directed to the parties at their respective addresses set forth below. Notices to the Company shall be delivered at its principal place of business.

HF:
HF Logistics I, LLC
c/o Highland Fairview Properties
14225 Corporate Way
Moreno Valley, California 92553
Attention: Iddo Benzeevi
With Copy To:
Baker & Hostetler LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, California 90025-7120
Attention: Bruce R. Greene, Esq.
With Additional Copy To:
Danette Fenstermacher
3070 Bristol Street, Ste 320
Costa Mesa, California 92626
– and –
James Lieb, Esq.
Executive Vice President
TG Services, Inc.
4 Stage Coach Run
East Brunswick, New Jersey 08816
SKECHERS:
Skechers U.S.A., Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
Attention: David Weinberg, COO
With Copy To:
Greenberg Traurig, LLP
2450 Colorado Avenue
Suite 400 East
Santa Monica, California 90404
Attention: Eric Rowen, Esq. and Sanford Presant, Esq.
With Additional Copy to:
Philip Paccione, Esq.
Skechers U.S.A., Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266

Notices given personally shall be deemed received upon delivery. Notices sent by overnight courier shall be deemed given upon delivery to the courier service. Mailed notices shall be deemed given on the date of mailing by certified mail. The time to respond to any notice shall begin to run on the date of delivery at the proper address (or refusal of delivery during normal business hours). Any Member hereto may designate a different address to which notices shall thereafter be directed by notice to the other Member given in the manner hereinabove set forth.
     Section 17.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only and shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Section” are to Articles and Sections of this Agreement. All schedules and exhibits annexed or attached hereto are expressly incorporated into and made a part of this Agreement.
     Section 17.3 Interpretation. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The terms “include” and “including” shall be construed as if followed by the phrase “without limitation”.
     Section 17.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     Section 17.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns, subject to the restrictions on transfer set forth herein. No Member may assign its rights under this Agreement or delegate its obligations under this Agreement, except as expressly permitted hereunder.
     Section 17.6 Waiver of Partition. The Members hereby agree that the real property of the Company and each Subsidiary is not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Company Assets or any of the Subsidiary’s Assets or to maintain an action to compel a judicial dissolution except to compel a liquidation or dissolution of the Company or a Subsidiary as expressly provided in this Agreement.
     Section 17.7 Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement among the parties with respect to the matters contained herein; they supersede any prior letters of intent, agreements or understandings among them with respect to the matters contained herein and the Agreement may not be modified or amended in any manner other than pursuant to Article 14.
     Section 17.8 Securities Law Provisions. The Company Interests have not been registered under the federal or state securities laws of any state and, therefore, may not be resold unless appropriate federal and state securities laws, as well as the provisions of Article 11, have been complied with.
     Section 17.9 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any third party creditor of the Company, any Subsidiary, or any Person who is not a Member.
     Section 17.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
     Section 17.11 Execution Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
     Section 17.12 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. The parties both agree to submit to the jurisdiction of any state or federal court in the State of California, and further agree that venue in any legal action shall be in the County of Los Angeles.
     Section 17.13 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     Section 17.14 Limitation of Member Liability. Any obligation or liability whatsoever of the Members which may arise at any time under this Agreement shall be satisfied, if at all, out of the Members’ assets only, except as expressly provided in this Agreement. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of the Members’ shareholders, partners, members, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, except as expressly provided in this Agreement. NEITHER THE COMPANY NOR ANY SUBSIDIARY NOR ANY MEMBER SHALL BE RESPONSIBLE OR LIABLE TO ANY MEMBER, OR ANY OF THEIR RESPECTIVE AFFILIATES, FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THE BREACH OF THIS AGREEMENT.
     Section 17.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE MEMBERS WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE MEMBERS DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS; THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION (WITHOUT SUBMITTING TO ARBITRATION), TO THE FULLEST EXTENT ALLOWABLE BY LAW, THE MEMBERS WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.
     Section 17.16 Construction. This Agreement shall be deemed to have been drafted jointly by both Members and the provisions of this Agreement shall not be construed against either Member as a result of any claim that such Member (or its legal counsel) drafted same.
     Section 17.17 Attorneys’ Fees. Should any Member be required to bring legal action or arbitration to enforce its rights under this Agreement, the prevailing party in such legal action or arbitration shall be entitled to recover from the losing party its reasonable attorneys’ fees and costs in addition to any other relief to which it is entitled. Such recovery of attorneys’ fees shall include any attorneys’ fees incurred in connection with any bankruptcy or reorganization proceeding (including stay litigation) and any attorneys’ fees incurred on appeal. The parties further agree that any attorneys’ fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Agreement, shall survive the judgment, and is not to be deemed merged into the judgment.
     Section 17.18 Confidentiality. Subject to the provisions in Section 9.1, the terms and conditions of this Agreement, including its existence, shall be confidential information and shall not be disclosed by either Member to any Person without the prior consent of the other Member, except that a Member may disclose the terms and conditions of this Agreement to such party’s Affiliates, attorneys and other advisers, and any Lender, provided that such Persons are advised of the confidentiality restrictions contained herein, and except that any other disclosure may be made if required by law (including any required SEC filings or disclosures). If either Member determines that it is required by law to disclose information regarding this Agreement, such Member shall, within a reasonable time before making any such disclosure, consult with the other Member regarding such disclosure and seek confidential treatment for such portions of the disclosure as may be reasonably requested by the other Member.
     Section 17.19 Sierra Club Litigation. HF Managing Member has negotiated a settlement of certain pending litigation with the Sierra Club entitled Sierra Club, a California not-for-profit corporation v. City of Moreno Valley, Riverside County, California Superior Court Case No. RIC519566 (the “Sierra Club Litigation”). A copy of the settlement agreement is attached hereto as Exhibit “H”. Skechers agrees that it will cause Skechers Parent, as the tenant under the Lease, to abide by the terms and conditions of such settlement agreement.
     Section 17.20 Adjacent Development. HF represents to Skechers that HF or its Affiliates own certain property which is situated adjacent to and in the proximity of the Project, which is under development or which will be developed during the term of this Agreement and the Lease. Skechers acknowledges that it has no interest in any such property or the developments thereon, and that there will be a certain amount of noise, construction dust and debris and inconvenience associated with such development.
     Section 17.21 Expansion Parcel.
               (a) If the tenant under the Lease does not exercise its expansion rights and does not participate in the development of the Expansion Parcel with HF, then HF shall have the right to either purchase the Expansion Parcel from the T2 Subsidiary (if the Expansion Parcel has not been previously subdivided, all costs required to subdivide the Expansion Parcel to satisfy the California Subdivision Map Act or any other conveyance requirements shall be the sole cost of HF, and Skechers shall have the right to approve all such subdivision documents, such approval not to be unreasonably withheld or delayed) at its then fair market value, or to enter into a ground lease of the Expansion Parcel at its then fair market rent (which ground lease shall be for a term of not less then twenty (20) years and upon commercially reasonable market terms and conditions). If the parties cannot agree on fair market value or fair market rent, as the case may be, then such amounts will be determined by an appraisal process as follows: Within fifteen (15) days after one party notifies the other that there is no mutual agreement with respect to the determination of fair market value or fair market rent, as the case may be, each party shall appoint an independent appraiser which has at least ten (10) years experience in appraisals of industrial real estate in the Riverside County, California area and who is a member of the Master Appraisers Institute. Each such appraiser shall submit his or her opinion as to the fair market value or fair market rent, as the case may be, within thirty (30) days after appointment. If only one party appoints an appraiser, then his or her opinion as to fair market value or fair market rent, as the case may be, shall be conclusive and binding on both parties. If the opinions of the two appraisers are within ten percent (10%) of each other, then the average of the two appraisals will be conclusive and binding on the parties as to fair market value and fair market rent, as the case may be. If the opinions differ by more than ten percent (10%), then the two appraisers shall appoint a third, independent appraiser (with the same qualifications as above) who shall submit his or her opinion as to the fair market value or fair market rent, as the case may be, within thirty (30) days thereafter, and such opinion shall be conclusive and binding on the parties. If the two (2) appraisers cannot mutually agree upon a third appraiser, then the third appraiser will be selected by an arbitrator (from a list of three proposed appraisers to be submitted by each of the two appraisers) under the expedited arbitration provisions of Article 15. Each party shall pay for the appraiser appointed by such party, and if a third appraiser is appointed, the cost shall be borne equally by the parties.
               (b) If the tenant under the Lease does exercise its expansion rights, then upon the amendment to the Lease as set forth therein, provided that there is no impediment to obtaining new financing and provided further that the Company receives approval of the Construction Lender (or, if applicable, the Permanent Lender), fee title to the Expansion Parcel shall be conveyed by the T2 Subsidiary to the T1 Subsidiary (and all other Subsidiary’s Assets of the T2 Subsidiary shall be transferred to the T1 Subsidiary, which shall assume all liabilities of the T2 Subsidiary, and thereafter the Expansion Parcel shall be owned, operated and managed pursuant to the terms and conditions of the limited liability company agreement of the T1 Subsidiary). Upon consummation of such transfers, the T2 Subsidiary shall be dissolved and liquidated, and its certificate of formation shall be canceled.
     Section 17.22 Condition of Effectiveness of Agreement. The effectiveness of this Agreement is conditioned upon the execution of the Second Lease Amendment concurrently with the execution of this Agreement.
ARTICLE 18
OVERRIDING PROVISIONS RE SUBSIDIARIES
     It is understood and agreed that title to the Property will be held by the Subsidiaries. Specifically, the T1 Subsidiary will hold title to the Development Parcel and related entitlements (including the portion of the Project to be constructed thereon pursuant to the Lease), and the T2 Subsidiary will hold title to the Expansion Parcel, and any related entitlements (including any improvements which may be constructed thereon pursuant to the Lease). Accordingly, notwithstanding anything to the contrary in this Agreement, for the purposes of interpreting and implementing the provisions of this Agreement, the following shall apply:
               (a) The contribution to the Company of HF’s interest in the Master Lease and Lease and certain other property, and the subsequent contribution of the Property to the Subsidiaries, shall be effectuated by a direct assignment of the Master Lease and Lease to the T1 Subsidiary in the form of Exhibits “L” and “M”, respectively, and a subsequent conveyance by grant deed of (x) the Development Parcel directly to the T1 Subsidiary and (y) the Expansion Parcel to the T2 Subsidiary.
               (b) To the extent permitted by law and any contractual obligations of the Subsidiaries, the Company shall cause each Subsidiary to distribute to the Company all of such Subsidiary’s cash, except as otherwise agreed by the Members and any available Cash of the Company shall include such distributions of cash from the Subsidiaries to the Company.
               (c) The Managing Members shall not cause the Company to permit a Subsidiary to take any action that would not be permitted to be taken by the Company under this Agreement without first obtaining the required approvals of the other Managing Member or Members under this Agreement that would be required if such action were to be being taken directly by the Company.

               (d) The Company shall not permit any Subsidiary to have any members other than the Company.
               (e) If either Member or Managing Member takes any actions (or omits to take any actions) which results in a material default by the Company, as the sole member of either or both of the Subsidiaries, under any of such Subsidiaries’ material obligations to third parties (including, but not limited to, the obligations of the T1 Subsidiary as ground lessee under the Master Lease or landlord under the Lease), then such Member or Managing Member shall likewise be deemed to be in default under this Agreement.
               (f) If the Company is dissolved pursuant to Article 13, then the Subsidiaries shall also be dissolved concurrently (unless all of the non-defaulting Members agree not to dissolve one or the other of the Subsidiaries).
               (g) Unless otherwise expressly provided to the contrary in the limited liability company agreements of the Subsidiaries, all other provisions of this Agreement (including, but not limited to, the dispute resolution provisions) shall be deemed to be applicable to the limited liability company agreements of the Subsidiaries (and hence shall apply to the Company as the sole Member of the Subsidiaries), to the fullest extent possible without materially changing the fundamental economics of the business arrangement between the Members.
               (h) To the extent that the Members are required to or elect to make Capital Contributions or loans to the Company, which are then to be contributed to the appropriate Subsidiary, for convenience such Capital Contributions or loans may be made directly to the appropriate Subsidiary. Such amounts shall for all purposes be deemed to have been paid or contributed to the Company and then paid or contributed to the appropriate Subsidiary by the Company.
(signature page follows)

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first written above.

“HF”		“SKECHERS”

HF LOGISTICS I, LLC, a Delaware limited liability company		SKECHERS R.B., LLC, a Delaware limited liability company

By:	/s/ Iddo Benzeevi	By:	Skechers U.S.A., Inc., a Delaware corporation,
	Iddo Benzeevi, President and Chief Executive Officer		its sole member

			By:	/s/ David Weinberg David Weinberg, Chief Operating Officer
     By its signature hereon, Skechers Parent guarantees to HF, the Company and the Subsidiaries its obligation to fund the Thirty Million Dollar ($30,000,000) Initial Capital Contribution of Skechers as set forth in Section 4.1.1, subject to any conditions to such funding set forth in the Agreement for the benefit of Skechers.

“SKECHERS PARENT” SKECHERS U.S.A., INC., a Delaware corporation
By:	/s/ David Weinberg
David Weinberg, Chief Operating Officer

EXHIBIT “A”
CAPITAL ACCOUNTS,
ALLOCATIONS OF PROFIT AND LOSS,
AND OTHER TAX MATTERS
ARTICLE 1
DEFINITIONS
     Section 1.1 Definitions.
     All capitalized terms used herein shall have the meanings assigned to them in the Agreement. Notwithstanding the foregoing, the following definitions shall be applicable to the following terms as used in this Exhibit “A” and such definitions shall prevail in the event of a conflict with the definitions in the Agreement. Referring to Sections “hereof” shall mean Sections of this Exhibit “A”.
          (a) Agreed Value.
          “Agreed Value” of any property contributed to the capital of the Company shall mean the fair market value of such property at the time of contribution (as agreed to in writing by the Members without regard to Section 7701(g) of the Code (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)).
          (b) Book Basis.
          The initial “Book Basis” of any Company property shall be equal to the Company’s initial adjusted tax basis in such property; provided, however, that the initial “Book Basis” of any Company property contributed to the capital of the Company shall be equal to the Agreed Value of such property. Effective immediately after giving effect to the allocations of profit and loss, as computed for book purposes, for each fiscal year under Section 3.1 hereof, the Book Basis of each Company property shall be adjusted downward by the amount of Book Depreciation allowable to the Company for such fiscal year with respect to such property. In addition, but subject in all events to the provisions of Section 3.5 hereof, effective immediately prior to any Revaluation Event, the Book Basis of each Company property shall be further adjusted upward or downward, as necessary, so that it will be equal to the fair market value of such property at the time of such Revaluation Event (as agreed to in writing by the Members taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)).
          (c) Book Depreciation.
          The amount of “Book Depreciation” allowable to the Company for any fiscal year with respect to any Company property shall be equal to the product of (i) the amount of Tax Depreciation allowable to the Company for such year with respect to such property, multiplied by (ii) a fraction, the numerator of which is the property’s Book Basis as of the beginning of such year (or the date of acquisition if the property is acquired during such year) and the denominator of which is the property’s adjusted tax basis as of the beginning of such year (or the date of acquisition if the property is acquired during such year). If the denominator of the fraction described in clause (ii) above is equal to zero, the amount of “Book Depreciation” allowable to the Company for any fiscal year with respect to the
Exhibit “A”

1

Company property in question shall be determined under any reasonable method selected by the Tax Matters Partner.
          (d) Book Gain or Loss.
          “Book Gain or Loss” realized by the Company in connection with the disposition of any Company property shall mean the excess (or deficit) of (i) the amount realized by the Company in connection with such disposition (as determined under Section 1001 of the Code) over (ii) the Book Basis of such property at the time of the disposition.
          (e) Book/Tax Disparity Property.
          “Book/Tax Disparity Property” shall mean any Company property that has a Book Basis which is different from its adjusted tax basis to the Company. Thus, any property that is contributed to the capital of the Company by a Member shall be a Book/Tax Disparity Property if its Agreed Value is not equal to the Company’s initial tax basis in the property. In addition, once the Book Basis of a Company property is adjusted in connection with a Revaluation Event to an amount other than its adjusted tax basis to the Company, the property shall thereafter be a “Book/Tax Disparity Property”.
          (f) Capital Accounts.
          “Capital Account” shall have the meaning assigned to such term in Section 2.1 hereof.
          (g) Capital Transaction.
          “Capital Transaction” means any of the following: (i) a sale, exchange, transfer, assignment or other disposition of all or a portion of any Company Asset (but not including sales in the ordinary course of business of inventory, operating equipment or furniture, fixtures, and equipment); (ii) any financing or refinancing of, or with respect to, any Company Asset except for equipment leases or purchase money financing for movables; (iii) any condemnation or transfer in lieu of condemnation of all or a portion of any Company Asset; (iv) any collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award; or (v) any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature.
          (h) Company Minimum Gain.
          “Company Minimum Gain” shall mean the amount of “partnership minimum gain” that is computed in accordance with the principles of Section 1.704-2(d)(1) of the Regulations. A Member’s share of such Company Minimum Gain shall be calculated in accordance with the provisions of Section 1.704-2(g) of the Regulations.
          (i) Deductible Expenses.
          “Deductible Expenses” for any fiscal year (or portion thereof) shall mean all items, as calculated for book purposes, which are allowable as deductions to the Company for such period under federal income tax accounting principles (including Book Depreciation but excluding any expense or deduction attributable to a Capital Transaction).
Exhibit “A”

2

          (j) Economic Risk of Loss.
          “Economic Risk of Loss” borne by any Member for any Company liability shall mean the aggregate amount of economic risk of loss that such Member and all Related Persons to such Member are treated as bearing with respect to such liability pursuant to Section 1.752-2 of the Regulations.
          (k) Gross Asset Value.
          “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes except as follows:
               (i) the initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross Fair Market Value of the asset;
               (ii) the Gross Asset Value of all Company Assets will be adjusted to equal their respective gross fair market values as of the following times: (a) the occurrence of a Revaluation Event; (b) the liquidation of the Company within the meaning of Section 1.704- 1(b)(2)(ii)(g) of the Regulations; and (c) upon any other event on which it is necessary or appropriate in order to comply with the Regulations under Code Section 704(b);
               (iii) the Gross Asset Value of any Company Asset distributed to any Member will be adjusted to equal the gross fair market value of the asset on the date of distribution; and
               (iv) the Gross Asset Value of Company Assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of these assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations.
          (l) Gross Income.
          “Gross Income” for any fiscal year (or portion thereof) shall mean the gross income derived by the Company from all sources (other than from capital contributions and loans to the Company and other than from Capital Transactions) during such period, as calculated for book purposes in accordance with federal income tax accounting principles.
          (m) Liquidation.
          “Liquidation” of a Member’s Company Interest shall mean and be deemed to occur upon the earlier of (i) the date upon which the Company is terminated under Section 708(b)(1) of the Code, (ii) the date upon which the Company ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Company properties to the Members) or (iii) the date upon which there is a liquidation of the Member’s Company Interest (but the Company is not terminated) under Section 1.761-1(d) of the Regulations. “Liquidation” of the Company shall mean and be deemed to occur upon the earlier of (x) the date upon which the Company is terminated under Section 708(b)(1) of the Code or (y) the date upon which the Company ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Company properties to the Members).
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          (n) Member Minimum Gain.
          “Member Minimum Gain” shall mean “partner nonrecourse debt minimum gain,” as defined in Section 1.704-2(i)(2) of the Regulations and determined in accordance with Sections 1.704-2(i)(3) and 1.704-2(k) of the Regulations.
          (o) Member Nonrecourse Deductions.
          “Member Nonrecourse Deductions” shall mean “partner nonrecourse deductions,” as defined in Section 1.704-2(i) of the Regulations.
          (p) Member Nonrecourse Debt.
          “Member Nonrecourse Debt” shall mean “partner nonrecourse debt,” as defined in Section 1.704-2(b)(4) of the Regulations.
          (q) Nonrecourse Deductions.
          “Nonrecourse Deductions” shall mean any and all items of Book Depreciation and other Deductible Expenses that are treated as “nonrecourse deductions” under Section 1.704-2(c) of the Regulations.
          (r) Nonrecourse Liability.
          “Nonrecourse Liability” shall mean any Company liability (or portion thereof) treated as a nonrecourse liability under Section 1.704-2(b)(3) of the Regulations. Subject to the foregoing sentence, Nonrecourse Liability shall mean any Company liability (or portion thereof) for which no Member bears the Economic Risk of Loss.
          (s) Operations.
          “Operations” shall mean all revenue producing activities of the Company other than activities constituting or relating to Capital Transactions.
          (t) Profits and Loss.
          “Profits” and “Loss” mean, for each Tax Period, an amount equal to the Company’s taxable income or loss for such Tax Period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):
               (i) Any income of the Company that is exempt from United States federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;
               (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses,” shall be subtracted from such taxable income or loss; and
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               (iii) Any items of income, loss or deduction specially allocated under Article 3 of this Exhibit “A” shall not be taken into account in computing “Profits” or “Loss.”
          (u) Recourse Debt.
          “Recourse Debt” shall mean any Company liability (or portion thereof) that is not a Nonrecourse Liability.
          (v) Regulations.
          “Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Regulations.
          (w) Related Person.
          “Related Person” shall mean, as to any Member, any person who is related to such Member (within the meaning of Section 1.752-4(b) of the Regulations).
          (x) Revaluation Event.
          “Revaluation Event” shall mean any of the following occurrences: (i) the contribution of money or other property (other than a de minimis amount) by a new or existing Member to the capital of the Company as consideration for the issuance of an additional interest in the Company; (ii) the distribution of money or other property (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for an interest in the Company or (iii) any other event permitting a revaluation of Capital Accounts under the Regulations. Notwithstanding the foregoing, an event described in the preceding sentence shall not constitute a Revaluation Event if both Members reasonably determine that it is not necessary to adjust the Book Basis of the Company’s Property or the Members’ Capital Accounts in connection with the occurrence of any such event.
          (y) Tax Depreciation.
          “Tax Depreciation” for any fiscal year shall mean the amount of depreciation, cost recovery or other amortization deductions allowable to the Company for federal income tax purposes for such year.
          (z) Tax Items.
          “Tax Items” shall mean, with respect to any property, all items of profit and loss (including Tax Depreciation) recognized by or allowable to the Company with respect to such property, as computed for federal income tax purposes.
          (aa) Unrealized Book Gain or Loss.
          “Unrealized Book Gain Or Loss” with respect to any Company property shall mean the excess (or deficit) of (i) the fair market value of such property (as agreed to in writing by the Members taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the
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amount of Nonrecourse Liabilities to which such property is subject)), over (ii) the Book Basis of such property.
ARTICLE 2
CAPITAL ACCOUNTS
     Section 2.1 Capital Accounts.
     A separate “Capital Account” (herein so called) shall be maintained for each Member for the full term of the Agreement in accordance with the capital accounting rules of Section 1.704-1(b)(2)(iv) of the Regulations. Pursuant to the basic rules of Section 1.704-1(b)(2)(iv) of the Regulations, the balance of each Member’s Capital Account shall be:
          (a) Increased by the amount of money contributed by such Member (or such Member’s predecessor in interest) to the capital of the Company pursuant to ARTICLE 4 of the Agreement and this Exhibit “A” and decreased by the amount of money distributed to such Member (or such Member’s predecessor in interest) pursuant to ARTICLE 5 or ARTICLE 13 of the Agreement;
          (b) Increased by the fair market value of the Property (determined without regard to Section 7701(g) of the Code) (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)) contributed by such Member (or such Member’s predecessor in interest) to the capital of the Company pursuant to ARTICLE 4 or ARTICLE 13 of the Agreement and this Exhibit “A” (net of all liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code) and decreased by the fair market value of the Property (determined without regard to Section 7701(g) of the Code (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)) distributed to such Member (or such Member’s predecessor in interest) by the Company pursuant to ARTICLE 5 of the Agreement (net of all liabilities secured by such property that such Member is considered to assume or take subject to under Section 752 of the Code);
          (c) Increased by the amount of each item of Company Profit (and other items of income or gain) allocated to such Member (or such Member’s predecessor in interest) pursuant to Section 3.1 hereof;
          (d) Decreased by the amount of each item of Company Loss (and other items of loss or deduction) allocated to such Member (or such Member’s predecessor in interest) pursuant to Section 3.1 hereof; and
          (e) Otherwise adjusted in accordance with the other capital account maintenance rules of Section 1.704-1(b)(2)(iv) of the Regulations including, without limitation, the capital account maintenance rules for the treatment of liabilities as set forth in Section 1.704-1(b)(2)(iv)(c) of the Regulations (provided that there shall be no double counting of items taken into account in the definition of “Profit” or “Loss.”
     Section 2.2 Additional Provisions Regarding Capital Accounts.
          (a) If a Member pays any Company indebtedness, such payment shall be treated as a contribution by that Member to the capital of the Company, and the Capital Account of such Member shall be increased by the amount so paid by such Member.
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          (b) Except as otherwise provided herein, no Member may contribute capital to, or withdraw capital from, the Company. To the extent any monies which any Member is entitled to receive pursuant to the Agreement would constitute a return of capital, each of the Members consents to the withdrawal of such capital.
          (c) A loan by a Member to the Company shall not be considered a contribution of money to the capital of the Company, and the balance of such Member’s Capital Account shall not be increased by the amount so loaned. No repayment of principal or interest on any such loan, reimbursement made to a Member with respect to advances or other payments made by such Member on behalf of the Company or payments of fees to a Member or Related Person to such Member which are made by the Company shall be considered a return of capital, or any other form of distribution, or in any manner affect the balance of such Member’s Capital Account. No Member or Related Person to such Member shall make a loan to the Company unless such loan is authorized pursuant to the provisions of the Agreement.
          (d) No Member with a deficit balance in its Capital Account shall have any obligation to the Company, any other Member or any other Person to restore said deficit balance. In addition, no venturer or partner in any Member shall have any liability to the Company or any other Member for any deficit balance in such venturer’s or partner’s capital account in the Member in which it is a partner or venturer. Furthermore, a deficit Capital Account balance of a Member (or a capital account of a partner or venturer in a Member) shall not be deemed to be a liability of such Member (or of such venturer or partner in such Member) or a Company Asset or property. The provisions of this Section 2.2(d) shall not affect any Member’s obligation to make capital contributions to the Company that are required to be made by such Member pursuant to the Agreement.
          (e) Except as otherwise provided herein or in the Agreement, no interest will be paid on any capital contributed to the Company or the balance in any Member’s Capital Account.
ARTICLE 3
ALLOCATIONS OF PROFIT AND LOSS
     Section 3.1 Allocations of Profit and Loss. Subject to the provisions of Section 3.1, Section 3.2, Section 3.3, Section 3.4, and Section 3.5, hereof, all items of Profit and Loss realized by the Company during each fiscal year shall be allocated among the Members (after giving effect to all adjustments attributable to all contributions and distributions of money and property effected during such year) in the manner prescribed in this Section 3.1.
          (a) Minimum Gain Chargeback. Pursuant to Section 1.704-2(f) of the Regulations (relating to minimum gain chargebacks) and notwithstanding any other provision of the Agreement, if there is a net decrease in Company Minimum Gain for such year (or if there was a net decrease in Company Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of Gross Income and Book Gain during prior years to allocate among the Members under this Section 3.1(a), then items of Company Gross Income and Book Gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, to each Member in an amount equal to such Member’s share of the net decrease in such Company Minimum Gain (as determined under Section 1.704-2(g)(2) of the Regulations), subject to any exceptions to such requirement contained in the Regulations. Such items shall consist of (i) Book Gain from the disposition of property subject to a Nonrecourse Liability, and (ii) if necessary, a pro rata portion of other items of Gross Income and Book Gain. This Section 3.1(a) is intended to comply with the minimum gain
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chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
          (b) Member Minimum Gain Chargeback. Pursuant to Section 1.704-2(i)(4) of the Regulations (relating to chargebacks of partner nonrecourse debt minimum gain) and not withstanding any other provisions of this Agreement, if there is a net decrease in Member Minimum Gain for such year (or if there was a net decrease in Member Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of Gross Income and Book Gain during prior years to allocate among the Partners under this Section 3.1(b)), then items of Company Gross Income and Book Gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, to each Member in an amount equal to such Member’s share of the net decrease in such Member Minimum Gain (as determined pursuant to Section 1.704-2(i)(4) of the Regulations), subject to any exceptions to such requirement contained in the Regulations. Such items shall consist of (i) Book Gain from the disposition of property subject to a Member Nonrecourse Debt, and (ii) if necessary, a pro rata portion of other items of Gross Income and Book Gain not allocated pursuant to Section 3.1(a) above. This Section 3.1(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
          (c) Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Regulation Sections 1.704-I (b)(2)(ii)(d)(4), (5) or (6) of the Regulations that causes a deficit balance in its Capital Account (in excess of any amounts which such Member is obligated to restore to the Company, if any, or any deemed deficit restoration obligation pursuant to Regulation Sections 1.704-2(g)(1) and (i)(5) of the Regulations), shall be allocated items of Gross Income and Book Gain before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 3.1(c) is intended to comply with the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in a manner consistent therewith.
          (d) Nonrecourse Deductions. All Nonrecourse Deductions shall be allocated among the Members, pro rata in accordance with their respective Contribution Percentages and in a manner consistent with Section 1.704-2(e) of the Regulations.
          (e) Member Nonrecourse Deductions. All Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated among the Members bearing the Economic Risk of Loss for such debt consistent with Section 1.704-2(i)(1) of the Regulations.
          (f) Nonrecourse Liabilities. For purposes of Section 752 of the Code, all Nonrecourse Liabilities of the Company shall be shared among the Members in the ratio of their Contribution Percentages.
          (g) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company property, pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Members in accordance with their interests in the Company (in the event Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations applies) or to the Members to
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whom such distribution was made (in the event Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations applies).
     (h) Special Allocation of Amounts Required. In the event and to the extent that any amount paid by the Company to a Member or to a person related to a Member is treated as having been received in a partner capacity for federal income tax purposes, there shall be specially allocated to such Member, before any allocation is made pursuant to Section 3.1(i) hereof, an amount of Gross Income equal to such amount that is so treated.
     (i) General Allocations. After giving effect to the special allocations in Sections 3.1(a) through (h) above, all items of Profit and Loss realized by the Company shall be allocated among the Members in such a manner that would cause their respective Capital Account balances (determined prior to taking into account distributions actually made within the fiscal year), to the greatest extent possible, to be equal to (i) the amount that would be distributed to each Member, if (a) the Company were to sell all of its assets for their Gross Asset Values, (b) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability), and (c) the Company were to distribute the sale proceeds and other assets of the Company pursuant to Section 5.2 of the Agreement, plus (ii) the amount of cash and other property that was distributed to the Member within such fiscal year, minus (iii) such Member’s share of Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.
     (j) Character of Income and Loss. For purposes of determining the nature (as ordinary or capital) of any Company profit allocated among the Members for federal income tax purposes pursuant to this Section 3.1, the portion of such profit required to be recognized as ordinary income pursuant to Sections 1245 and/or 1250 of the Code shall be deemed to be allocated among the Members in the same proportion that they were allocated and claimed the Book Depreciation deductions, or basis reductions, directly or indirectly giving rise to such treatment under Sections 1245 and/or 1250 of the Code or in any other manner required by temporary or final Regulations.
     (k) Limitations On Allocations. Notwithstanding the provisions of Section 3.1(h) above:
          (i) No Loss or items of loss or deduction shall be allocated to any Member that has a deficit Capital Account balance exceeding its actual or deemed obligation to restore the same or would have a deficit Capital Account balance exceeding its actual or deemed obligation to restore the same as a result of any such allocation while any other Member has a positive Capital Account balance, it being the intention of the Members that such loss shall be allocated in those circumstances solely to the Member(s) with positive Capital Account balances;
          (ii) In the event no Member has a positive Capital Account balance, Loss shall be allocated between the Members pro rata based on their respective Contribution Percentages; and
           (iii)Any Loss from a Liquidating Transaction, as well as any Profit or Loss for the fiscal year in which the Liquidating Transaction takes place, shall be allocated among the Members in such a manner as to cause their respective positive Capital Account balances, immediately following such allocations, to be equal, to the maximum extent possible, to the distributions each would receive under ARTICLE 5 of the Agreement upon the distribution of the available liquidation proceeds.
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     Section 3.2 Allocations of Income and Loss in Respect of Interests Transferred.
     If any Company Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year, each item of Profit and Loss for such year shall be divided and allocated among the Members in question by taking account of their varying interests in the Company during such year (on a daily, monthly or other basis, an interim closing of the books method or any other permissible method under Section 706 of the Code and the Regulations thereunder) as determined by the Managing Members.
     Section 3.3 Allocation of Tax Items.
          (a) Except as otherwise provided in the succeeding provisions of this Section 3.3, each Tax Item shall be allocated among the Members in the same manner as each correlative item of Profit or Loss, is allocated pursuant to the provisions of Section 3.1 hereof.
          (b) The Members hereby acknowledge that all Tax Items in respect of Book/Tax Disparity Property are required to be allocated among the Members in the same manner as under Section 704(c) of the Code (as specified in Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g) of the Regulations) and that the principles of Section 704(c) of the Code require that such Tax Items must be shared among the Members so as to take account of the variation between the adjusted tax basis and Book Basis of each such Book/Tax Disparity Property. Thus, notwithstanding anything in Section 3.1 or 3.3(a) hereof to the contrary, the Members’ distributive shares of Tax Items in respect of each Book/Tax Disparity Property shall be separately determined and allocated among the Members in accordance with the principles of Section 704(c) of the Code. The method for making all Section 704(c) allocations of the Company with respect to the Initial Capital Contribution shall be mutually agreed upon by the Managing Members, and if the Managing Members cannot mutually agree, then the “traditional method” shall be used. HF agrees to provide Skechers with its adjusted tax basis in the Property (as of the Closing Date) within sixty (60) days after the Closing Date.
          (c) The Members agree that the contribution by HF of all property relating to the Project (including fee title to the Property and all of right, title and interest in all personal property and all plans, specifications, architectural drawings and renderings, surveys and other collateral material relating to the ownership and development of the Property) to the Company pursuant to Section 4.1.1(b) of the Agreement and the HF Loan made pursuant to Section 6.4 of the Agreement will be treated by the Company and HF on their respective tax returns as follows under the Regulations under Code Section 707:
          (i) Pursuant to Section 1.707-4(d) of the Regulations, the first payments of principal made under the HF Note are to be treated for all purposes as payments made to HF to reimburse HF for capital expenditures incurred by HF with respect to all property relating to the Project during the two (2) year period preceding the transfer by HF to the Company of such property, subject to the limitation contained in such Regulation that such pre-formation expenditures shall not exceed twenty percent (20%) of the fair market value of such property at the time of contribution (the “20% Limitation”) unless the fair market value of such property does not exceed one hundred twenty percent (120%) of the adjusted basis of such property at the time of contribution (in which case such 20% Limitation shall not apply);
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          (ii) The remainder of the principal payments made under the HF Note shall be treated as payments made with respect to a sale to the Company by HF of a proportionate amount of all property relating to the Project on the date of the contribution of such property to the Company (with the portion of such property that is deemed to have been sold by HF to the Company being determined under the Regulations under Section 707 of the Code); and
          (iii) As required by Regulations Sections 1.707-3(c)(2) and 1.707-8, the Company shall disclose to the IRS the Company’s treatment of the HF Note payments as pre-formation expenses to the extent described in Section 3.3(c)(i) above.
     Section 3.4 The allocations set forth in Sections 3.1(a) through 3.1(h) hereof (the “Regulatory Allocations”) are intended to comply with the requirements of Sections 1.704-1(b) and 1.704-2 of the Regulations and, in all events, shall be interpreted and applied consistently therewith.
     Section 3.5 Revaluation Events and Capital Adjustments for Book Items.
     Pursuant to the capital account maintenance rules of Section 1.704-1(b)(2)(iv) of the Regulations, effective immediately prior to any Revaluation Event, the Capital Account balance of each Member shall be adjusted to reflect the manner in which items of Profit or Loss, equal to the Unrealized Book Gain or Loss then existing with respect to each asset owned (to the extent not previously reflected in the Members’ Capital Accounts) by the Company would be allocated among the Members pursuant to Section 3.1 hereof if there were a taxable disposition of such property immediately prior to such Revaluation Event for its fair market value (as determined by the Managing Member taking Section 7701(g) of the Code into account). In all events with respect to all items of Company Profit and Loss, the balances of the Members’ Capital Accounts shall be adjusted solely for allocations of such items, as computed for book purposes, under Section 3.1 hereof and shall not be adjusted for allocations of correlative Tax Items under Section 3.3 hereof.
     Section 3.6 Intent of Liquidating Distributions.
     The parties intend that the allocation provisions of this Exhibit “A” shall produce final Section 704 Capital Account balances of the Member being equal to the distributions required pursuant to Section 5.2 of the Agreement. To the extent that the allocations required in this Exhibit “A” would fail to produce such Capital Account balances (determined at the close of each taxable year as provided in Section 3.1(i)), (a) such allocations provisions shall be amended by the Managing Members if and to the extent necessary to produce such result and (b) items of Company income, gain, loss, or deduction for prior open taxable years shall be reallocated among the Members to the extent it is not possible to achieve such result with allocations of Company income, gain, loss or deduction for the current taxable year and future taxable years. This Section 3.6 shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.
     Section 3.7 Curative Allocations.
     The Regulatory Allocations are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.7. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Managers shall make such offsetting allocations
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of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement.
ARTICLE 4
OTHER TAX MATTERS
     Section 4.1 Consistent Treatment.
     The Members shall take positions with respect to Tax Items that are consistent with the positions taken by the Company with respect to the same Tax Items in all U.S. federal, state, local, or foreign tax returns, all notices to government bodies, and in any audit or other proceedings with respect to taxes.
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EXHIBIT “B”
DEVELOPMENT MANAGEMENT AGREEMENT
Exhibit “B”

DEVELOPMENT MANAGEMENT AGREEMENT
     THIS DEVELOPMENT MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into effective as of the 30th day of January, 2010 (the “Effective Date”), by and between HF LOGISTICS-SKX, LLC (hereinafter, “Owner”); and HFC HOLDINGS, LLC, a Delaware limited liability company (“Development Manager”).
RECITALS:
     A. Owner is a Delaware limited liability company formed pursuant to that certain Limited Liability Company Agreement (as amended from time to time, the “LLC Agreement”) dated of even date herewith between HF Logistics I, LLC, a Delaware limited liability company (“HF Member”), and Skechers RB, LLC, a Delaware limited liability company (“Skechers Member”).
     B. Section 7.5 of the LLC Agreement provides that the Owner shall enter into this Agreement.
     C. The Owner has caused the Project Architect to prepare the Approved Plans for the Improvements (the construction of the Improvements on the Land in accordance with the Approved Plans is herein called the “Project”).
     D. The Owner has approved the Development Budget for the Project.
     E. Owner and Development Manager intend that the Development Manager perform or cause to be performed the Development Services and receive the Development Manager Fee, in accordance with this Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing (all of which is incorporated in this Agreement by this reference) and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Owner and Development Manager hereby agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:
     “Added Costs” has the meaning given to that term in Section 4.1.
     “Agreement” has the meaning given to that term in the introductory paragraph.

     “Applicable Laws” means all applicable statutes, ordinances, rules, regulations, codes and interpretations by all federal, state and local governmental authorities having jurisdiction over the Project.
     “Approval by (or of) Owner” means to be approved in writing by Owner.
     “Approved Plans” has the meaning given to that term in Section 2.4.
     “Bid Documents” has the meaning given to that term in Section 2.7(e)(i).
     “Building” means the building which constitutes part of the Improvements.
     “Close-Out” has the meaning given to that term in Section 2.11(a).
     “Completion Notice” means a notice from Development Manager (or the General Contractor) to the Owner that Substantial Completion has occurred for the Improvements, as described in Section 2.10(a).
     “Completion of the Project” has the meaning given to that term in Section 2.11(c).
     “Construction Loan” means the loan to be made to Owner by Lender, the proceeds of which shall be used to construct the Project.
     “Contract Documents” means the Approved Plans, the Project Construction Contract, and other documents governing the performance obligations of the General Contractor.
     “Development Approvals” has the meaning given to that term in Section 2.7(g).
     “Development Budget” has the meaning given to that term in Section 2.3.
     “Development Budget Amendment” has the meaning given to that term in Section 2.8(f).
     “Development Manager” has the meaning given that term in the introductory paragraph.
     “Development Manager Fee” has the meaning given to that term in Section 5.1.
     “Development Services” has the meaning given to that term in Section 2.1.
     “Due Care” means to act in good faith, within the scope of one’s authority, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent real estate professional experienced in such matters would use in the conduct of the development of an industrial/warehouse building of the type and quality envisioned in the Approved Plans.
     “Effective Date” has the meaning given to that term in the introductory paragraph.
     “Entitlement Requirements” has the meaning given to that term in Section 2.7(a)(i).
     “Force Majeure” has the meaning given to that term in Section 4.2.

2

     “General Contractor” means the general contractor selected by the Development Manager and engaged by Owner to construct the Project.
     “Hard Costs” means those Project Costs so designated in the Development Budget.
     “Hazardous Materials” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, or any other federal, state or local law, ordinance, rule or regulation applicable to the Land or the Project, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead.
     “Improvements” means an approximately 1,820,000 rentable square foot Building and other improvements to be constructed by Owner on the Land in accordance with the Lease and the Approved Plans.
     “Indemnified Parties” has the meaning given to that term in Section 4.3.
     “Land” means the tract of land which is the subject of the Lease and upon which the Project will be constructed.
     “Lease” means that certain Lease dated September 25, 2007 between HF Member, as landlord, and Skechers Parent, as tenant, as amended.
     “Lender” means the lender which extends the Construction Loan to Owner, or any future holder of the note and other documents which evidence the Construction Loan.
     “LLC Agreement” has the meaning given that term in the Recitals.
     “Owner” has the meaning given to that term in the introductory paragraph.
     “Party” means either Owner or Development Manager.
     “Project” has the meaning given that term in the Recitals.
     “Project Architect” means HPA Architects.
     “Project Construction Contract” has the meaning given to that term in Section 2.7(e)(v).
     “Project Costs” means all costs of construction of the Project (Hard Costs and Soft Costs) as reflected in the Development Budget.
     “Project Engineers” means the mechanical, structural and electrical engineers’ engaged in connection with the Project.
     “Project Manager” has the meaning given to that term in Section 3.2.

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     “Project Schedule” has the meaning given to that term in Section 2.3.
     “Project Team” has the meaning given to that term in Section 2.2.
     “Punchlist” has the meaning given to that term in Section 2.10(c).
     “Punchlist Items” means any items necessary to complete the Improvements in compliance with Applicable Laws, the Approved Plans and the other requirements of this Agreement after receipt of the Completion Notice (it being understood that the nature of the Punchlist Items is such that they will, not materially interfere with the use, occupancy or enjoyment of the Building by Skechers Parent as tenant under the Lease).
     “Skechers Parent” means Skechers USA, Inc., a Delaware corporation.
     “Soft Costs” means those Project Costs so designated in the Development Budget.
     “Standard of Quality” has the meaning given to that term in Section 2.5.
     “Statement of Project Costs” has the meaning given to that term in Section 2.11(b).
     “Substantial Completion” has the meaning set forth in the Lease.
      Section 1.2 Other Definitions. Other terms defined in this Agreement have the meanings so given them. Capitalized terms used but not defined herein shall have the same meaning herein as in the LLC Agreement.
     Section 1.3 Terminology. Unless the context of this Agreement clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations, partnerships, limited liability companies and entities of every kind and character, (b) the singular shall include the plural wherever and as often as may be appropriate, (c) the word “includes” or “including” shall mean “including without limitation”, and (d) the words “hereof”, “herein”, “hereunder”, and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. The section, article, and other headings in this Agreement are for reference purposes and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Article, section, subsection, and exhibit references are to this Agreement unless otherwise specified. All exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein.
ARTICLE 2
SCOPE OF SERVICES
     Section 2.1 General. Development Manager shall perform, using Due Care, the services described in this ARTICLE 2 (the “Development Services”) required for the development of the Project. Development Manager will coordinate with the Owner with respect to the matters for which the Owner is involved in accordance with this Agreement and Development Manager will coordinate with the Skechers Member with respect to matters for

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which the Skechers Member is involved in accordance with this Agreement. It is understood that any decisions, approvals, consents or other rights or obligations of the Owner under this Agreement shall be subject to the provisions of the LLC Agreement which allocate the authority to make such decisions, approvals, consents or to exercise such rights or obligations between the Skechers Member and the HF Member, and nothing in this Agreement is intended to modify or amend such provisions of the LLC Agreement.
     Section 2.2 Project Team. Development Manager shall coordinate and provide leadership for the development, design and construction team (the “Project Team”) for the Project. The Project Team shall consist of Development Manager, Owner, the Project Architect, the Project Engineers and the General Contractor, and others engaged by Owner to work on the development, design or construction of the Project.
     Section 2.3 Development Budget and Project Schedule. Attached hereto marked Exhibit “A” is a development budget (as amended, the “Development Budget” and which includes any Added Costs) and a project schedule (as amended, the “Project Schedule”) for the Project. Development Manager shall revise the Development Budget and the Project Schedule from time to time, but except as set forth in Section 4.1, no amendment or modification of the Development Budget or the Project Schedule shall be effective until Approved by Owner and approved by Skechers Member. Notwithstanding anything herein to the contrary, the Development Manager shall not be responsible if Completion of the Project does not occur by the date set forth in the Project Schedule, except as a result of the gross negligence or the willful misconduct of Development Manager.
     Section 2.4 Plans. Development Manager has coordinated the preparation of the plans and specifications for the Project which have been approved by both the tenant under the Lease, and Owner (the “Approved Plans”). The Approved Plans may not be amended or modified in any material respect without the approval of Owner and the approval of the tenant under the Lease.
     Section 2.5 Standard of Quality. Development Manager has prepared and Owner has approved detailed general and specific standards for the overall development of the Project, as set forth in the Approved Plans and covering site use, selection of materials, building systems, landscaping, parking and other features related to development of the Project (the “Standard of Quality”).
     Section 2.6 Compliance With Applicable Laws. Development Manager shall have the Project Architect (or other appropriate professional) confirm that the Approved Plans for the Project satisfy the Standard of Quality, and are in substantial compliance in all material respects with the requirements of the Construction Loan and all Applicable Laws.
     Section 2.7 Predevelopment Phase. Subject to the general provisions of Section 2.1 through Section 2.6 above, Development Manager shall perform the following predevelopment phase services, to the extent that it has not already done so:
          (a) Initial Planning. Development Manager shall:

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               (i) Ascertain the significant subdivision, zoning, building code and other governmental compliance issues for the Project (collectively, the “Entitlement Requirements”);
               (ii) Provide to Owner soils reports, environmental reports and other reports and studies in Development Manager’s possession in connection with the Project;
               (iii) Obtain preliminary site plans, surveys, topographical surveys and schematic designs and elevations for the Project; and
               (iv) Coordinate preparation and submission of materials, plans and information as necessary under the Entitlement Requirements, and coordinate the Project development requirements of governmental agencies.
          (b) Schematic Design. Development Manager shall coordinate the Project Architect’s preparation of schematic design drawings for the Project and assist in evaluating design alternatives in light of Owner’s construction, timing, function and marketing goals and objectives.
          (c) Design Development. Development Manager shall review all plans and specifications prepared by the Project Architect and evaluate such plans and specifications in light of the approved design concept for the Project, Owner’s cost and time constraints and Owner’s objectives.
          (d) Working Drawings. Development Manager shall:
               (i) Coordinate the preparation by the Project Architect of the construction drawings; and
               (ii) Make recommendations regarding alternative design and construction solutions whenever design details appear to adversely affect construction feasibility, the Development Budget or the Project Schedule or to deviate from the Approved Plans.
          (e) Contractor Bidding and Selection. Development Manager shall:
               (i) Coordinate the preparation of the “Bid Documents,” which shall consist of, among other things, the Approved Plans, construction drawings (to the extent completed), proposed form of Project Construction Contract and instructions to bidders.
               (ii) Make recommendations for prequalification criteria for bidders, including any need for performance bonding of any bidder if selected as a contractor, and develop a bid list for prospective contractors and subcontractors.
               (iii) Develop competitive bidding procedures and requirements.
               (iv) If appropriate, conduct prebid conferences to familiarize bidders with the Bid Documents and any special or unique systems, materials, methods or requirements.

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               (v) Prior to commencement of construction of any Improvements, including any site work, the General Contractor and the Owner will enter into a guarantied maximum cost construction contract for the Project (the “Project Construction Contract”). Development Manager shall assist Owner in negotiating the Project Construction Contract and advise Owner as to holdbacks or retentions on contractor payments and other contract provisions to be incorporated in the Project Construction Contract so that Development Manager can properly manage the General Contractor’s performance.
               (vi) Provide recommendations regarding the General Contractor’s proposed temporary Project facilities, equipment, materials and services during construction and the assignment of responsibilities relating to same.
               (vii) Conduct pre-award conferences with the successful bidders, prepare and negotiate the Project Construction Contract on terms and conditions acceptable to Owner (for approval and execution by Owner) and advise Owner regarding subcontractors and major suppliers for the Project.
          (f) Payment of Project Architect and Project Engineers. Development Manager shall review and advise Owner with regard to all requests for payment from the Project Architect, the Project Engineers and any other consultants having contracts with Owner or Development Manager for the Project.
          (g) Development Approvals. Development Manager shall assist Owner, the General Contractor, the Project Architect and the Project Engineers with any governmental authorities having jurisdiction over the Project and shall process and obtain all governmental and third party approvals required in connection with the Project, including all approvals, permits, and authorizations necessary for development, construction, use or occupancy of the Project, the subdivision of the land, construction, use and occupancy of the Project, establishment of communities facilities districts, establishment of a property owner’s association and related documentation, and all necessary public improvement agreements, easements, dedications or other similar agreements required in connection with the Project (collectively, the “Development Approvals”).
          (h) Meetings. Development Manager shall meet with a representative of Owner on a regular basis, to update Owner on the status of the Project and apprise Owner of major events and issues anticipated by Development Manager with respect to the Project.
          (i) Contracts with Project Architect and the Project Engineers. Development Manager shall negotiate on Owner’s behalf (for approval and execution by Owner) and advise Owner with respect to service contracts, including, but not limited to, contracts with the Project Team and other consultants, if any, as are necessary or appropriate in order to construct the Project.
          (j) Development Easements. Upon Development Manager’s request, Owner shall enter into and grant such development easements, rights of way and other similar encumbrances affecting title to the Project to the extent reasonably required for or in connection with the orderly development of the Project.

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     Section 2.8 Construction Phase. The “Construction Phase” shall commence at the time designated in the Project Schedule. Subject to the general provisions of Section 2.1 through Section 2.6 above, and in addition to services described under Section 2.7, which (to the extent applicable) continue throughout the term of this Agreement, Development Manager shall perform the following construction phase services, to the extent that it has not already done so:
          (a) Critical Path Schedule. Development Manager shall direct the General Contractor (and others, where appropriate) to prepare and update a critical path schedule for completion of the Project. In the event of delays impacting the critical path schedule, Development Manager shall make recommendations for corrective action by the General Contractor.
          (b) Site Preparation. Development Manager shall monitor site work for the Project, as well as any environmental remediation to be performed upon the Land.
          (c) Applications for Payment Requirements. Development Manager shall (i) prepare procedures for the review and, subject to the provisions in subparagraph (o), processing of applications for payment received from the General Contractor, (ii) assure that permitted holdbacks or retentions are maintained upon payments to the General Contractor, (iii) confirm that applications for payment are complete and correct and accompanied by all required documents, (iv) obtain the Project Architect’s certification of each application for payment and (v) make recommendations to Owner concerning payment of applications for payment and other Project Costs. Development Manager shall prepare and coordinate orderly procedures, consistent with the requirements of the Construction Loan, for payment of all Project Costs.
          (d) Certificate. Whenever certificates of the Project Architect or the Project Engineers are required in accordance with the Construction Loan Agreement, Development Manager shall coordinate delivery of such certificates to assure that necessary certificates are received.
          (e) Construction Administration. Development Manager will provide overall coordination of development of the Project, including the following:
               (i) Meetings. Schedule and conduct (not less than once per month) job-site meetings to discuss construction procedures, progress and scheduling with General Contractor and the Project Architect. Development Manager shall prepare or direct the General Contractor or Project Architect to prepare minutes of construction meetings and distribute such meeting minutes to the Project Team.
               (ii) Contract Performance. Monitor the performance, assure maintenance of applicable holdbacks and assist in the enforcement (short of instituting any legal proceeding) of the obligations of the General Contractor under the terms of the Project Construction Contract.
               (iii) Bonds. If required under the terms of the Construction Loan, prior to the General Contractor performing Work (as defined in the Project Construction Contract), Development Manager shall obtain from the General Contractor both a General Contractor’s payment bond and a performance bond in the full value of the Project Construction Contract

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issued by a corporate surety or sureties reasonably satisfactory to Owner or the Lender, as applicable, naming Owner or the Lender, as applicable, as a beneficiary.
               (iv) General Contractor Identification. Make timely recommendations to Owner for the employment or dismissal of the General Contractor and all attorneys, architects, engineers, consultants and other professionals and personnel as are necessary or appropriate to construct and complete the Project.
               (v) Lien Claims. Obtain from the General Contractor the negotiation of settlements with all material mechanics, materialmen and subcontractors, and if any mechanic’s, materialman’s or similar lien and/or stop notices are filed with respect to the Project, take such action (short of instituting legal proceedings) which is within the power of Development Manager, or cause the General Contractor to take such lawful action, as is appropriate to contest or settle and discharge such lien or liens and/or stop notices and to remove the same by bonding or otherwise within thirty (30) days after receiving notice of the filing thereof.
               (vi) Warranty Corrections. Cause to be enforced (short of instituting any legal proceeding) all warranties and guaranties of the General Contractor or materialmen with a view to correcting any known or identified defects in the construction of the Project or in the installation or operation of any equipment or fixtures therein, at the expense of the General Contractor or materialmen and cause inspections of the completed Project to be made by the Project Architect with a view to discovering any such defects.
               (vii) Monitor Work. Monitor the performance of work by the Project Team concerning matters relating to the Project. If the Development Manager determines that any members of the Project Team are not in compliance with the terms and conditions of their respective agreements or contracts with Owner, Development Manager shall notify Owner of such noncompliance and the nature thereof and of Development Manager’s recommendations with respect thereto. Any legal action to be taken with respect to such noncompliance shall be entirely at the discretion of and under the direction of Owner. In connection with monitoring the work, Development Manager shall not cause or knowingly permit any Hazardous Materials to be brought upon, kept or used in or about the Land or Project except to the extent such Hazardous Materials: (A) are necessary for the construction of the Project, (B) are required by the Approved Plans, and (C) are used, stored and disposed of in compliance with all Applicable Laws.
               (viii) Accidents. Notify Owner of any material accidents or damage or injury claims arising from work on the Project promptly after Development Manager has actual knowledge of such events.
               (ix) Shop Drawings and Other Submittals. Coordinate the Project Architect’s review and approval of shop drawings, product data and other submittals by the General Contractor. Coordinate the delivery by the General Contractor to Owner of the guaranties, warranties, releases, affidavits, bonds, manuals, insurance certificates and other items required by the Project Construction Contract.

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               (x) Utilities. Coordinate the obtaining and installation of all utilities and similar services required for the Project.
          (f) Change Orders. Development Manager shall coordinate the negotiation and processing of all change orders to the Project Construction Contract for Approval by Owner. Copies of all change orders will be promptly provided to Skechers Member. The Development Budget and/or Project Schedule, as applicable, will be revised to reflect Added Costs, if any, resulting from change orders which are Approved by Owner. Development Manager shall process and administer change orders. Owner and agrees to reasonably and timely consider and act upon change orders and resulting changes in the Development Budget (each, a “Development Budget Amendment”) and the Project Schedule (each, a “Project Schedule Amendment”). Notwithstanding the foregoing, Owner need not give approval of any change order unless (i) the change is permitted under the Construction Loan, and conforms to the Standard of Quality, and (ii) the aggregate estimated total costs of the Project following such change order, Development Budget Amendment do not exceed (and, prior to Completion of the Project, are not reasonably estimated to exceed) the amount available to pay such costs under the Development Budget immediately prior to such Development Budget Amendment therefor (as a result of available funds in the contingency line item or realized cost savings in another line item in the Development Budget), or alternatively either the HF Member or the Skechers Member agrees to fund such excess costs (as required under the LLC Agreement). Subject to approval of the Lender, Development Manager may allocate any contingency line item (Hard Cost or Soft Cost) in the Development Budget and realized cost savings to other line items within the Development Budget.
          (g) Construction Phase Reporting. Development Manager shall furnish to Owner and Skechers Member reports, not less frequently than monthly, containing (i) a status of construction; (ii) a comparison of the Development Budget (which shall be presented in such a fashion that it shows the original Development Budget and all changes thereto, including Added Costs, if any) on a major line item basis to construction costs by trade incurred through the date of the report and a comparison of the Project Schedule to the work actually completed through the date of the report; (iii) a summary of change orders made during the month covered by the report; (iv) any revision to the Project Schedule and/or Development Budget made during the month covered by the report; (v) an estimate of the costs to be incurred in completing the Project and (or) any other information reasonably requested by Owner or Skechers Member. Reports will be provided on a timely basis consistent with any Construction Loan requirements.
          (h) Technical Inspections. In instances where technical inspection and testing unless are being provided by the Project Architect or other third party (which shall be a Project Cost paid by Owner), Development Manager shall assist the Project Architect or other third parties and the General Contractor in coordinating such technical inspection and testing. All technical inspection reports will be in a format approved by and will be reviewed by Development Manager.
          (i) Contract Enforcement. When appropriate, Development Manager shall advise and make recommendations with respect to the exercise of Project Construction Contract prerogatives such as accelerating the work when scheduled goals are in jeopardy or requiring that work found to be defective be repaired or replaced.

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          (j) Construction Loan. Development Manager shall (i) act as Owner’s agent in administering Owner’s responsibilities and assuring compliance by Owner with the terms and provisions of the Construction Loan documents, and (ii) subject to Owner’s cooperation with Development Manager, coordinate the timely delivery of all necessary documents and information to obtain monthly advances of proceeds of the Construction Loan to pay Project Costs in accordance with the Construction Loan documents, including the General Contractor’s approved monthly applications for payment, interest on the Construction Loan, fees and other Project Costs reflected in the Development Budget.
          (k) Insurance of Project Architects and Engineers. Development Manager shall confirm that the Project Architect, the General Contractor and all Project Engineers obtain all insurance policies required under their respective contracts, and shall obtain appropriate certificates of insurance from each as required.
          (l) Claims. Development Manager shall keep track of delays in progress of the work and perform a preliminary evaluation of the contents of all claims (including claims for increases in the guarantied maximum cost under the Project Construction Contract or extensions of time), obtain the factual information concerning the claim, review the time/cost impact of the alleged claim and make recommendations as to Owner’s position to the General Contractor or applicable subcontractor. Development Manager shall also coordinate the submission of all insurance claims (whether by the General Contractor, Development Manager, Owner or others) and shall process all paperwork relating to such claims.
          (m) Preparation of Punchlist. Development Manager shall assist the General Contractor, the Project Architect and the Project Engineers in scheduling inspections (which shall include Skechers Parent, as tenant under the Lease) to determine the date of Substantial Completion (or Substantial Completion of phases, if the Improvements are completed in phases), and the preparation of the Punchlist. Development Manager shall assist the Project Architect in reviewing the Punchlist Items and interface with the Project Architect, the General Contractor, and Skechers Parent, as tenant under the Lease, in coordinating completion of all Punchlist Items. Development Manager shall monitor the General Contractor’s completion of all Punchlist Items.
          (n) Shop Drawings. Development Manager shall monitor the Project Architect’s review of shop drawings, product data, sample and submittals, and will use reasonable efforts to cause the Project Architect to respond in a timely fashion so as not to cause delay in construction of the Project.
          (o) Bank Accounts/Withdrawals.
               (i) Owner shall establish a bank account into which shall be deposited sufficient funds to timely pay Project Costs as they are incurred (including deposits of proceeds of the Construction Loan advanced by the Lender). Designated representatives of the Development Manager shall be the signatories on such bank account, and withdrawals from such bank account (which includes checks, wire transfers or other withdrawals) may be made upon the signature of any one of such designated representatives. Designated representatives of Skechers Member shall also be signatories on such bank account, but shall not exercise any right

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to withdraw funds from such bank account unless and until the HF Member has been removed as a Managing Member under the LLC Agreement. Notwithstanding the foregoing, Development Manager covenants that it shall diligently and prudently coordinate and administer expenditures from the bank account in accordance with the Development Budget and that all expenditures from the bank account shall be made in strict conformance with the Development Budget in all respects (including the nature, amount and timing of each such expenditure).
               (ii) From time to time, but not more frequently than once each month (except under unusual circumstances) Developer Manager shall submit to Skechers Member a detailed schedule of all withdrawals which Development Manager has approved for the payment of Project Costs, together with reasonable back-up documentation such as invoices or statements for labor and/or material for which payment will be made.
     Section 2.9 Affiliate Contracts. Without the express prior written consent of Owner, Development Manager shall not enter into any contract with an affiliate of Development Manager or HF Member in connection with the Project, except to the extent permitted under the LLC Agreement.
     Section 2.10 Occupancy; Punchlist.
          (a) Upon Substantial Completion of the Project, the Development Manager shall certify to the Owner (or cause the General Contractor to certify to the Owner) in AIA form G-704 or substantial equivalent: (i) that, to its knowledge, the Substantial Completion of the Project has been achieved, in conformity with the requirements of the Project Construction Contract, and in compliance in all material respects with Applicable Laws, all Development Approvals, the Standard of Quality and the Construction Loan documents, free of liens or outstanding claims for payment for labor (excepting only liens or claims of liens relating to matters that may be the subject of legitimate disputes between the Developer and the General Contractor or subcontractors performing work on the Project, provided the same have been bonded off or insured over to the reasonable satisfaction of the Owner and the Lender by Development Manager), services, materials or supplies, subject only to completion of the Punchlist Items; and (ii) that, to its knowledge, the total cost to complete any remaining Punchlist Items on the Punchlist is reflected on the Statement of Project Costs.
          (b) Upon Substantial Completion of the Project, Development Manager shall apply for, or have the General Contractor apply for, and obtain all required occupancy permit(s) for the Improvements which are required to be obtained by Owner pursuant to the Lease.
          (c) Within five (5) business days following the Owner’s receipt of the Completion Notice with respect to the Improvements (or portions thereof, if completed in phases), Development Manager and the Owner (and, if requested by Owner, the Project Architect and such other consultants as Owner shall desire), together with representatives of Skechers Parent, as tenant under the Lease, will conduct a walk-through inspection of the Improvements confirming that such Improvements have achieved Substantial Completion in accordance with the requirements of this Agreement, the Lease and the Contract Documents, and to jointly prepare a list (the “Punchlist”) of the Punchlist Items needing correction or completion. Development Manager shall cause to be completed the Punchlist Items for the

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Improvements within forty-five (45) days following delivery of the Completion Notice for the Improvements, subject to delay for items which due to season or the nature of the item are not practical to complete and which do not interfere in any material respect with the use or enjoyment of the Building by the tenant under the Lease.
     Section 2.11 Close-Out.
          (a) Upon Substantial Completion of the Project, Development Manager shall give notice to Owner and Skechers Member. Within thirty (30) days following delivery of such notice (or, with respect to items that cannot reasonably be expected to be completed within such thirty (30) day period, as soon thereafter as Development Manager can, with the exercise of due diligence, complete such items), Development Manager shall complete the following (herein sometimes referred to as "Close-Out” of the Project), (i) deliver to Owner and Skechers Member a Statement of Project Costs prepared by Development Manager and certified as true and correct to its knowledge by Development Manager; (ii) prepare or cause to be prepared and delivered to the Owner all certificates and documents that Owner and/or Development Manager are required to deliver to the Lender in accordance with the Construction Loan documents; (iii) prepare or cause to be prepared and delivered to Owner such other documents and information as Development Manager may be obligated to deliver to Owner in connection with the Substantial Completion of the Project; (iv) monitor the compliance of the Project Architect, the Project Engineers, and the General Contractor, as appropriate, with the provisions of their respective contracts with the Owner relating to the Close-Out of the Project; and (v) without limiting the foregoing, ensure that each of the following shall have been completed and delivered to Owner:
               (i) As built drawings and specifications.
               (ii) Change orders.
               (iii) Reports including, but not limited to, soils reports, concrete reports, equipment testing and balancing reports, termite reports, etc.
               (iv) Operation maintenance manuals for all equipment.
               (v) Certifications and test results required in accordance with Applicable Laws.
               (vi) Warranties or guaranties, including but not limited to the roof warranties, HVAC warranties, plumbing warranties, etc.
               (vii) Keys for all locks.
               (viii) Progress photos taken at least monthly throughout the Project.
               (ix) Completion Notices as described in Section 2.10(a) above.
               (x) All necessary governmental and municipal permits or approvals (including certificates of occupancy) for the Improvements.

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               (xi) Final lien waivers from the General Contractor and all material subcontractors and suppliers supplying services or material in connection with the construction and equipping of the Project (excepting only liens or claims relating to matters that may be the subject of legitimate disputes between the Development Manager or Owner, on the one hand, and the General Contractor or subcontractors performing work on the Project or any portion thereof, on the other hand, provided the same have been bonded off or insured over to the reasonable satisfaction of the Owner and the Lender).
               (xii) An “ALTA-ACSM As Built” survey of the Project completed by a licensed surveyor, certified as to accuracy.
               (xiii) The Punchlist, including for each item shown thereon, the estimated time and cost of completing such item.
          (b) For purposes hereof, the “Statement of Project Costs” shall mean a statement of the total of all Project Costs incurred in connection with the completion of the Project, and also including all items on the Punchlist. Development Manager shall prepare and deliver to Owner a reconciliation of the Statement of Project Costs with the Development Budget, both in the aggregate and for each major line item in the Development Budget.
          (c) Development Manager acknowledges that the Project shall not be deemed complete until Development Manager has completed the Closeout of the Project, including satisfaction of all of the conditions set forth in this Section 2.11, completion of all items on the Punchlist, and satisfaction of all other conditions to completion set forth in the Construction Loan Agreement (herein referred to as “Completion of the Project”). Upon Completion of the Project (or if this Agreement is otherwise terminated), to the extent not previously done, Development Manager shall do, and execute and/or deliver to Owner (and Skechers Member with respect to item (i)) the following with respect to the Project, all of which shall be done, executed and/or delivered as promptly as is reasonably practicable:
               (i) Prepare a final accounting of all funds possessed by or under the coordination or control of Development Manager, reflecting receipts and disbursements in connection with the Project through the date of Completion of the Project or termination, as applicable.
               (ii) Return the balance of monies of Owner held by Development Manager.
               (iii) Execute and/or deliver all documents and instruments necessary to transfer to Owner or its nominee, to the extent transferable, all permits held by Development Manager necessary to construct the Project.
               (iv) Take such other actions as Owner may reasonably require to assure an orderly transition of management of the completion of the Project.

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ARTICLE 3
TERM OF AGREEMENT AND PERSONNEL
     Section 3.1 Term. The term of this Agreement shall commence upon the date of this Agreement and shall continue, unless sooner terminated in accordance herewith, until Completion of the Project.
     Section 3.2 Personnel. Development Manager shall designate an individual to serve as the project manager (the “Project Manager”). Development Manager shall ensure that the Project Manager shall be competent to perform the services required as such.
          (a) Project Manager shall devote such portion of his or her time, efforts and management skills to the Project using Due Care as is reasonably necessary and appropriate to complete the Project, subject to Force Majeure, in accordance with the Project Schedule and Development Budget.
          (b) Any communication given to the Project Manager by Owner shall be deemed to have been given to Development Manager.
          (c) Development Manager will also provide such personnel and assistants, including professional and secretarial/clerical support staff, as may be necessary to perform its Development Services in a diligent and timely manner. Development Manager shall be responsible out of its own funds for all salaries, overhead, costs and expenses related to the employment of the Project Manager and any other personnel by Development Manager, which salaries, overhead, costs and expenses shall expressly not be a reimbursable item. All persons, other than independent contractors, employed by Development Manager in the performance of its responsibilities hereunder shall be exclusively controlled by and shall be the employees of Development Manager and not of Owner, and Owner shall have no liability, responsibility or authority with respect thereto.
ARTICLE 4
DEVELOPMENT BUDGET AND LIABILITY
OF DEVELOPMENT MANAGER
     Section 4.1 Increases in Development Budget. Subject to any restrictions set forth herein or in the LLC Agreement regarding increases in the Development Budget, the Development Budget will automatically be increased from time to time to include therein all of the following (collectively, the “Added Costs”):
          (a) Increases in the Project Costs resulting from change orders which are Approved by Owner;
          (b) Increases in the Project Costs incurred in connection with changes in the scope of the Project caused by changes in Applicable Laws that are required by such Applicable Laws to be complied with;

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          (c) Increases in Project Costs due to expressly permitted increases in the guarantied maximum cost under the Project Construction Contract;
          (d) Increases in Project Costs due to (i) Force Majeure (as defined herein); or
          (e) Increases in Project Costs pursuant to Section 4.6 below.
     Increases in Project Costs include (without duplication) those increases which result from time delays due to the occurrence of any of the foregoing events ((a)-(d)).
     Section 4.2 For purposes hereof, the term “Force Majeure” means the following events or circumstances, to the extent that they cause the delay of performance of any obligation hereunder by Development Manager and (except as otherwise provided below) that could not, through the use of Due Care by Development Manager, be anticipated and mitigated: (a) strikes, lockouts or picketing; (b) riot, civil commotion, insurrection and war; (c) fire or other casualty, accidents, acts of God or public enemy; (d) unusually adverse weather conditions not reasonably expected for the location of the Project and the time of year in question, or (e) any other similar event which delays the Completion of the Project and which is beyond the reasonable control of the Development Manager. However, in no event shall any of the following be deemed to constitute Force Majeure: (i) failure to obtain financing for or, failure to refinance, the purchase, construction or ownership of the Project; (ii) inability to pay when due monetary sums; or (iii) the acts or omissions of the Development Manager or any other Person acting by, through or under the Development Manager (including without limitation, the acts or omissions of such Person that cause the event of Force Majeure). If the Development Manager shall be delayed, hindered or prevented from performance of its obligation to achieve Completion of the Project in accordance with this Agreement by reason of Force Majeure, the time for such performance shall be extended on a day-for-day basis for each day of actual delay, provided that the following requirements are complied with by the Development Manager: (y) the Development Manager shall give prompt written notice of such occurrence to Owner and Skechers Member, describing the Force Majeure event with specificity, and (z) the Development Manager shall diligently attempt to remove, resolve or otherwise eliminate such Force Majeure event and minimize the cost and time delay associated with such event, keep the Owner and Skechers Member advised with respect thereto, and commence performance of its obligations under this Agreement promptly upon such removal, resolution or elimination.
     Section 4.3 Development Manager’s Indemnity. Development Manager shall indemnify Owner and its partners, members, managers, shareholders, directors, officers and employees and the heirs, successors and assigns of each of the foregoing (collectively, the “Indemnified Parties”), defend the Indemnified Parties and hold the Indemnified Parties harmless from and against any and all suits, actions or claims and from resulting damages, losses, costs or expenses (including reasonable attorneys’ fees and court costs, but excluding consequential damages and punitive damages) incurred by the Indemnified Parties or any one or more of them due to or arising from, directly or indirectly, (a) the grossly negligent acts, or omissions, willful misconduct or material breach of this Agreement by Development Manager, (b) the misapplication or misappropriation by Development Manager of any funds of Owner, (c) the actions of Development Manager outside the scope of authority granted to Development

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Manager under this Agreement, or (d) the material breach by the Development Manager of any of its material obligations under this Agreement.
     Section 4.4 Owner’s Indemnity. Owner shall indemnify the Development Manager and its members, managers, shareholders, directors, officers and employees and the heirs, successors and assigns of each of the foregoing (collectively, the “Manager Indemnified Parties”), defend the Manager Indemnified Parties and hold the Manager Indemnified Parties harmless from and against any and all suits, actions or claims and from resulting damages, losses, costs or expenses (including reasonable attorneys’ fees and court costs, but excluding consequential damages and punitive damages) incurred by the Manager Indemnified Parties or any one or more of them due to or arising from, directly or indirectly, the willful misconduct or breach of this Agreement by Owner or any other loss not subject to the indemnification obligations set forth in Section 4.3 arising from the performance of Development Manager’s obligations under this Agreement (except to the extent resulting from the acts or omissions of HF Member in violation of any provisions in the LLC Agreement).
     Section 4.5 Records. Records of all time charged to the Project, and records of Development Services performed shall be maintained on a customary and consistent basis and shall be available to Owner at mutually convenient times and upon reasonable prior written notice for review and audit. Development Manager shall maintain all accounting records and receipts for at least three (3) years from Completion of the Project. Records regarding any dispute involving this Agreement shall be maintained until such dispute is resolved.
     Section 4.6 Time Delays/Arbitration. Under the LLC Agreement, certain matters may be submitted to binding arbitration. If, as a result of the institution of any arbitration between HF Member and Skechers Member, the arbitrator determines that there is a resulting change in the Project Schedule, then the Project Schedule shall be modified accordingly.
ARTICLE 5
COMPENSATION
     Section 5.1 Development Manager Fee. In consideration of Development Manager’s Services hereunder, Owner shall pay to Development Manager a fee (the “Development Manager Fee”), equal to three and one-half percent (3.5%) of the total Project Costs (including both Hard Costs and Soft Costs, but exclusive of the cost of the Land, as reflected in the Development Budget) minus the original principal balance of the HF Loan (as defined in the LLC Agreement). Subject to availability of draws under the Construction Loan, such fee shall be paid in equal monthly installments over the pro-forma construction period (as set forth in the Project Schedule). Development Manager shall not be entitled to reimbursement of any expenses incurred in performing the Development Services that represent compensation of any of Development Manager’s employees or otherwise represent Development Manager’s overhead, but Development Manager shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in performing the Development Services.

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     Section 5.2 Third Party Consultants. It is contemplated that Owner will engage all contractors, architects, engineers, attorneys and other consultants and professionals to be employed in connection with the Project. Development Manager is not obligated to pay the compensation of any such third party consultants or professionals (other than on behalf of Owner).
ARTICLE 6
INSURANCE
     Section 6.1 Development Manager Insurance. Development Manager shall procure and maintain (or cause the General Contractor to procure and maintain), throughout the term of this Agreement all insurance required pursuant to this Section 6.1.
          (a) The form and substance of all insurance policies obtained by Development Manager in meeting the requirements under this Section 6.1 shall be subject to reasonable approval by Owner. All such policies shall be issued by insurance companies qualified to transact insurance in the state or commonwealth in which the Project is located and with a minimum financial rating of A- Class IX by A.M. Best, or otherwise acceptable to Owner. Development Manager shall furnish a certificate from its insurance carrier(s) ten (10) days before commencement of the work, and annually thereafter, demonstrating that it has complied with the above requirements and stating that the insurer will provide not less than thirty (30) days prior notice of the cancellation, non-renewal, or material change in any of the coverages so required.
          (b) Insurance provided under Section 6.1(c):
               (i) Shall be primary and not in excess of or contributing to any insurance or self-insurance maintained by Owner, any other party whom Owner identifies, or its respective consultants and agents;
               (ii) For insurance specified by Section 6.1(c) shall be endorsed to state that Owner, and any other party whom Owner identifies and their respective partners, members, managers, directors, officers, and employees are named as Additional Insureds as per ISO Form CG2037 1001. if reasonably available, or its substantial equivalent.
          (c) (i) Commercial General Liability Insurance, with a combined single limit of $1,000,000 for bodily injury and property damage per occurrence and annual project aggregate of $2,000,000, and $1,000,000 for completed operations.
               (ii) Business Automobile Liability Insurance, with a combined single limit for bodily injury and property damage per accident of $1,000,000 covering any and all owned, non-owned and hired autos and including Broadened Pollution Coverage per CA9948 or its equivalent.
               (iii) Worker’s Compensation and Employer’s Liability Insurance that provides the statutory benefits required by law (but not less than $1,000,000 for Employer’s Liability Insurance) .

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               (iv) Excess liability insurance, following the form, supplementing the general liability, auto liability, and employers liability referenced above with minimum limits of $5,000,000.
          (d) Any insurance that contains a deductible or self-insured retention in excess of $25,000 shall require Approval by Owner.
          (e) Development Manager shall require the General Contractor to procure and maintain insurance as specified in Section 6.1(c).
          (f) If Development Manager desires to have limits in excess of those required or desires to carry additional coverages for its own protection, the arrangements therefor and the cost thereof shall be the sole responsibility of Development Manager. Otherwise, such insurance shall be paid for by Owner, to the extent not paid by the General Contractor.
          (g) Within ten (10) days of Owner’s request, Development Manager shall provide such requesting party copies of all insurance policies required under Section 6.1(c).
          (h) In the event Development Manager does not comply with the insurance requirements as set forth under Section 6.1, Owner may, at its option (and without waiving any other rights or remedies),to the extent possible, obtain and maintain such insurance, and the cost of such insurance shall be paid by Development Manager and may be deducted from Development Manager’s compensation.
     Section 6.2 Owner Insurance. Owner shall procure and maintain all insurance pursuant to this Section 6.2 covering Development Manager, the General Contractor and all other contractors and professionals and Owner.
          (a) All such policies shall be issued by insurance companies qualified to transact insurance in the state or commonwealth in which the Project is located and with a minimum financial rating of A- Class IX by A.M. Best.
          (b) Insurance provided under Section 6.2(c):
               (i) Shall be endorsed to state that the right of cancellation or material change in coverage by the insurance carrier is waived, unless thirty (30) days’ written notice is furnished by registered mail to Development Manager.
          (c) Within thirty (30) days following the Effective Date and for so long as the Improvements are under construction pursuant to the Project Construction Contract, Owner shall obtain and maintain “Builders Risk” Property Insurance on an “all risk” peril form ( including all usual and customary coverage for a Project of this nature) for an amount equal to the completed replacement value of the Improvements. Such insurance shall include the interests of Owner, Development Manager, the General Contractor and subcontractors in the work, as their interests may appear. A certificate of insurance evidencing the foregoing shall be provided to Development Manager upon request.

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     Section 6.3 Waiver of Subrogation. To the fullest extent permitted without invalidating any insurance policies required hereunder, Owner and Development Manager waive all rights against (a) each other and any of their subcontractors, agents and employees, each of the other, and (b) the General Contractor, the Project Architect, and any of their subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained to this Section 6.3 or other property insurance applicable to the construction of the Project, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Development Manager, as appropriate, shall require of the General Contractor, the Project Architect, and the subcontractors, agents and employees of each of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.
ARTICLE 7
LIMITATION AS TO SERVICES AND AUTHORITY
     Section 7.1 Limitation. Without otherwise relieving Development Manager of its obligation to perform the Development Services:
          (a) Nothing in this Agreement shall be construed to relieve the Project Architect, the Project Engineers, or any other contractors, subcontractors, consultants, suppliers, attorneys or other professionals rendering services in connection with the Project of their responsibilities to perform their duties in accordance with the terms of their respective contracts, or to preclude Owner or Development Manager from pursuing their respective rights vis-à-vis such consultants or professionals. Furthermore, the furnishing of services by the Owner or other consultants of Owner shall not be construed to relieve Development Manager of its responsibility to perform its duties in accordance with this Agreement.
          (b) Development Manager shall have no right or obligation to execute any contract or agreement for or on behalf of Owner except as expressly authorized in writing from time to time by Owner.
     Section 7.2 Owner and Skechers Member Approvals. Except to the extent expressly permitted under the Development Budget or this Agreement, and without limitation on the other restrictions contained in this Agreement, Development Manager shall not take any action, expend any sum, make any decision, give any consent, approval or authorization, enter into any agreement or incur any obligation with respect to any of the following matters unless and until the same have been Approved by Owner and approved by Skechers Member: (a) any change in the Approved Plans; or (b) any material expenditure or incurring of any material obligation by or on behalf of Owner except for expenditures made and obligations incurred pursuant to and specifically set forth in the Development Budget.

20

ARTICLE 8
OWNER AND INDEPENDENT CONSULTANTS
     Section 8.1 Owner’s Inspection Rights.
          (a) Development Manager acknowledges that Owner has the right to inspect the Project and to review all of General Contractor’s applications for payment and all of Development Manager’s applications for disbursement of Construction Loan proceeds during normal business hours and upon reasonable prior written notice to Development Manager. Development Manager agrees (i) to reasonably cooperate with Owner in connection with the performance by Development Manager of its Development Services hereunder, (ii) to provide Owner and Skechers Member copies of all correspondence, notices, schedules and other information that Development Manager provides, or is required hereunder to provide to Lender, such delivery to be simultaneous with delivery of such information to Lender, (iii) except as expressly permitted under this Agreement and/or the LLC Agreement, not to amend this Agreement, the Approved Plans, the Development Budget or the Project Schedule without the Approval by Owner and approval by Skechers Member.
          (b) Skechers Member may retain (at its expense) independent third-party consultants to advise and assist with the Project. Development Manager agrees to reasonably cooperate with such consultants, and to allow such consultants access, with no time, place or prior notice requirement or other restrictions, requirements or limitations (except as provided in this Agreement and reasonable safety regulations of the General Contractor that apply also to Development Manager) to inspect the Project, the work in progress, all work sites involved in connection with construction of the Project (whether located on the Land or otherwise) and Development Manager’s and the General Contractor’s books and records in connection therewith. Without limiting the generality of the foregoing, representatives of Skechers Member shall have the right to attend all monthly construction meetings of the General Contractor and the Project Architect or the Project Engineers, and all construction meetings of the General Contractor and representatives of the Lender. Development Manager shall keep Skechers Member reasonably informed of any such meetings so that representatives of Skechers Member may attend.
ARTICLE 9
TERMINATION
     Section 9.1 Termination by Owner. If (a) Development Manager defaults in the performance of any of its obligations hereunder in any material respect and fails to cure such failure within thirty (30) days following written notice thereof or, in the case of any such failure which can be cured but not within such thirty (30) day period, if Development Manager fails to begin reasonable steps to cure such failure within thirty (30) days following written notice thereof or does not thereafter diligently prosecute such cure to completion within ninety (90) days in the aggregate following written notice thereof, or (b) Development Manager commits any act in its capacity as Development Manager involving fraud, bad faith, willful misconduct or gross negligence, or (c) the HF Member defaults under the LLC Agreement (after any applicable

21

notice and cure period) then Owner may, without prejudice to Owner’s other rights or remedies under the LLC Agreement, at law or in equity, terminate this Agreement and take possession of all work performed hereunder by Development Manager and perform the Development Services by whatever method Owner may deem expedient including continuing to use any contractors, subcontractors or other professional consultants engaged on the Project. In the event this Agreement is terminated pursuant to this Section 9.1, Development Manager shall not be entitled to any portion of the Development Manager Fee not theretofore paid to Development Manager, and if termination is pursuant to clauses (a) or (b) above, in addition to any other measure of damages available under the LLC Agreement, at law or in equity, Owner shall be entitled to recover from Development Manager all actual damages (expressly excluding consequential or punitive damages) incurred by Owner in connection with the Project resulting from Development Manager’s default hereunder, including all costs and expenses incurred by Owner in pursuing remedies hereunder or in contracting with another development manager to complete the Project.
     Section 9.2 Suspension and Termination by Development Manager. If Owner fails to pay Development Manager any portion of the Development Manager Fee due to Development Manager hereunder, then (except in the case of a good faith dispute as to amounts due or in the case of a failure to pay resulting from the acts or omissions of the HF Member), Development Manager may, without prejudice to Development Manager’s other rights or remedies, after giving Owner ten (10) days’ written notice, suspend performance unless Owner makes the required payment within such ten (10) day period. If Development Manager suspends performance, it will be without prejudice to Development Manager’s right to terminate this Agreement at any time after the date that is thirty (30) days following the date of such default by Owner unless Owner timely cures the default in question within the aforesaid 30-day period. Any suspension by Development Manager of its performance hereunder pursuant to this Section 9.2 shall in no event cause Development Manager to be in default hereunder and (a) any additional costs incurred for the Completion of the Project as a result of or in connection with such suspension of performance shall be deemed to be included within the meaning of “Added Costs” as used in this Agreement; and (b) any delays in the Completion of the Project as a result thereof or in connection therewith shall be deemed to extend all affected dates set forth in the Project Schedule. In addition, whether Development Manager suspends performance or terminates this Agreement pursuant to this Section 9.2, Development Manager shall be entitled to any and all rights and remedies available at law or in equity (expressly excluding consequential or punitive damages).
ARTICLE 10
MISCELLANEOUS
     Section 10.1 Protection of Persons or Property. If Development Manager becomes aware of any emergency on the Project affecting the safety of persons or property, Development Manager shall take all commercially reasonable prudent actions to prevent threatened damage, injury or loss, and Development Manager shall notify Owner as soon as practicable thereafter of such emergency. Unless such emergency was caused by the gross negligence or willful misconduct of Development Manager, Owner shall reimburse Development Manager for all reasonable costs incurred by it in connection with such actions.

22

     Section 10.2 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California.
     Section 10.3 Jurisdiction. Jurisdiction for all legal actions, including cross claims brought by Owner or Development Manager against the other, which may arise as a result of any question, matter or dispute concerning the Project or this Agreement shall lie exclusively with the appropriate California court in the County of Los Angeles.
     Section 10.4 Notices. All notices required under this Agreement shall be deemed to have been received by the addressee if delivered to a duly authorized representative of the Person for whom they are intended or if sent by certified mail, return receipt requested, by hand or by overnight courier, addressed as follows:

If to Owner:	Highland Fairview-SKX, LLC
c/o Highland Fairview Properties
14225 Corporate Way
Moreno Valley, California 92553
Attention: Iddo Benzeevi

With a copy to:	Skechers RB, LLC
c/o Skechers USA, Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
Attention: David Weinberg
Chief Operating Officer

If to Development Manager:	HFC Holdings, LLC
c/o Highland Fairview Properties
14225 Corporate Way
Moreno Valley, California 92553
Attention: Iddo Benzeevi

With Additional Copy to:	James Lieb, Esq.
Executive Vice President
TG Services, Inc.
4 Stage Coach Run
East Brunswick, New Jersey 08816

- and -

Danette Fenstermacher
3070 Bristol Street, Ste 320
Costa Mesa, California 92626
     Either party may change its address for the giving of notices by notice given in accordance with this Section.

23

     Section 10.5 Extent of Agreement. This Agreement represents the entire and integrated agreement between the parties hereto with respect to Development Services and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may only be amended by written instrument executed by Development Manager, Owner, and Skechers Member.
     Section 10.6 Severability. In the event that any of the provisions, or portions or applications thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, such invalid or unenforceable provision shall in no way affect the validity and enforceability of the remaining provisions, or portions or applications thereof.
     Section 10.7 Successors and Assigns. Owner and Development Manager, respectively, bind themselves, their successors, assigns and legal representatives to the other party to this Agreement and to the successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither party may assign this Agreement or any of its obligations to perform under this Agreement without the express written consent of the other. However, Owner has the right to assign its rights hereunder to the Lender.
     Section 10.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which together shall constitute one agreement.
     Section 10.9 Third Party Beneficiaries. This Agreement is intended for the benefit of, and shall be enforceable by, only Development Manager, Owner, Skechers Member and their respective permitted successors and assigns, and not by any third parties, including creditors of Owner or Development Manager, except to the extent that Owner’s rights under this Agreement have been assigned to the Lender.
     Section 10.10 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any party in the performance of that party of its obligations under this Agreement is not a consent or waiver to or of any other breach or fault in the performance by that party of the same or any other obligation with that party with respect to this Agreement. Failure on the part of that party to complain of any act of any party or to declare any party in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that party of its rights with respect to that default until the applicable statute of limitations has run.
     Section 10.11 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments in performing additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
     Section 10.12 Attorneys’ Fees. If any litigation is instituted by any party against another party relating to this Agreement or the subject matter thereof, the party prevailing in such litigation shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys’ fees incurred in connection therewith.

24

     Section 10.13 Independent Contractor; Licenses. In performing its services hereunder, Development Manager shall be an independent contractor. Development Manager shall, at its own expense, qualify to do business in California (if not already qualified) and obtain and maintain such licenses, if any, as may be required to be issued and held in its name for the performance by Development Manager of the Development Services under this Agreement.
     Section 10.14 Agreement Negotiation. This Agreement is the result of detailed negotiations between the parties and the terms herein have been agreed upon after prolonged discussions. All parties agree and acknowledge that they were represented by competent counsel in such negotiations and that in construing this Agreement neither party shall be considered to have drafted this Agreement.
     Section 10.15 Skechers Member Approvals. Any approvals or consents to be given by Skechers Member hereunder shall not be unreasonably withheld or delayed.
(signature pages follow)

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

“OWNER”				“DEVELOPMENT MANAGER”

HF LOGISTICS -SKX, LLC, a Delaware limited liability company				HFC HOLDINGS, LLC, a Delaware limited liability company

By:	HF Logistics I, LLC, a Delaware limited liability company, it’s Managing Member
By
Iddo Benzeevi, its Chief Executive Officer
By:

Iddo Benzeevi, President and Chief Executive Officer

By:	Skechers RB, LLC, a Delaware limited liability company, it’s Managing Member

	By:	Skechers USA, Inc., a Delaware Corporation, It’s sole member

By:

David Weinberg, Chief Operating Officer

By:

Robert Greenberg, Chief Executive Officer
JOINDER
Skechers RB, LLC, a Delaware limited liability company and Skechers USA, Inc., a Delaware corporation, each hereby joins in the execution of this Agreement as a third party beneficiary of this Agreement and for the purposes of confirming their agreement to comply with and perform those obligations applicable to Skechers Member or Skechers Parent set forth herein.

“SKECHERS PARENT”		“SKECHERS MEMBER”

SKECHERS USA, INC., a Delaware corporation		SKECHERS RB, LLC, a Delaware limited liability company

		By:	Skechers USA, Inc, a Delaware corporation, its sole member

By:

David Weinberg, Chief Operating Officer

By:

David Weinberg, Chief Operating Officer

By:

Robert Greenberg, Chief Executive Officer

By:

Robert Greenberg, Chief Executive Officer

26

EXHIBIT “A”
DEVELOPMENT BUDGET AND
PROJECT SCHEDULE
EXHIBIT “A”

Exhibit A

Land			$30,000,000

Construction Costs			[*]

Fees, Bonds and Permits
Governmental Fees	[*]
Construction Bonds	[*]
Impact Fees
MSHCP	[*]
Kangaroo Rat	[*]
Area Drainage Fee	[*]
DIF	[*]
TUMF	[*]
Schools	[*]
EMWD	[*]

Total Fees, Bonds and Permits			[*]

Technical Consultants
Entitlements	[*]
Engineering, Traffic and Other	[*]
Building Architectural & Structural	[*]
Landscaping	[*]

Total Technical Consultants			[*]

Other Costs
Leasing Commissions	[*]
Skechers Alternative Site Rental Cost	[*]
Development Management Fee [1]	[*]
Project and Construction Management	[*]
Insurance and Taxes	[*]
Solar Facility	[*]
Financing	[*]
Contingency	[*]

Total Other Costs			[*]

Total Project Cost		$	[*]

Potential Reimbursements
Area Drainage Fee Credit	[*]
DIF Credit	[*]
Solar Grants and Incentives	[*]
State Grants	[*]

Total Potential Reimbursements			[*]

Net Project Cost		$	[*]

Note: Recent requested changes to the electrical distribution system are not reflected in this budget
[1] [*]% on Total Project Cost, net of land, costs to date and management fee

*	Confidential Portions Omitted and Filed Separately with the Commission.

Exhibit A-1
Skechers T.I. Requests

Date: 1/29/2010

CSI	Tenant Improvements - Current Plans & Requests thru 2009		Total
General Conditions
00-7213	General Conditions	$	[*]
01-3100	Project Management	$	[*]
01-5126	Temporary Lighting	$	[*]
01-7423	Final cleaning	$	[*]

	General Conditions — Subtotal:	$	[*]
Site
32-1313	Concrete Curb & gutter — Retail	$	[*]
32-1313	Concrete Paving Drive Aisle — Retail	$	[*]
32-1313	Paved Parking Area — Retail	$	[*]
32-1313	4” Side Walk — Retail	$	[*]
32-1723	Striping — Retail	$	[*]
32-1723	ADA Signage — Retail	$	[*]
32-1313	Guard Shack Foundation	$	[*]
32-1313	7” PCC in lieu of AC Paving	$	[*]
32-3213	Concrete Screen wall — Retail	$	[*]
32-3113	8” Tube Steel Fence	$	[*]
	Sliding Gates & Motor Control	$	[*]
	Pedestrian Tube Steel gate	$	[*]
33-1116	1” Copper Water Service Guard Shack	$	[*]
33-3113	6” Sanitary Sewer Service Guard Shack	$	[*]
	6” Sewer Clean-Out	$	[*]
33-7139	Electrical Service Guard Shack	$	[*]
	Site Underground Electrical — North	$	[*]
	Transformer Electrical Service — North	$	[*]
33-8113	Low Voltage to Guard Shack	$	[*]
	Gate Conduit to Building	$	[*]
09-9113	Paint	$	[*]
26-3213	Site Electrical Generator	$	[*]
12-9213	Bike Racks, Benches, Pots, Urns, Trash	$	[*]
10-7516	Flag Poles	$	[*]
32-3119	Structural Steel (Trash Gates & Lids)	$	[*]
	Additional Land Cost — Retail	$	[*]
	Site — Subtotal:	$	[*]
See Additional Sheet for Continuation

* Confidential Portions Omitted and Filed Separately with the Commission.

1

Exhibit A-1
Skechers T.I. Requests

Date: 1/29/2010

CSI	Tenant Improvements - Current Plans & Requests thru 2009	Total
Building
03-2100	Reinforcement Steel	$	[*]
03-3100	Lightweight Concrete	$	[*]
	WEI Racking Foundations	$	[*]
05-1223	Structural Steel	$	[*]
05-3113	Metal Decking	$	[*]
05-7313	Glazed Decorative Hand Railing	$	[*]
06-1113	Rough Carpentry	$	[*]
06-2033	Finish Carpentry (Millwork)	$	[*]
	Solid Surface Fabrication	$	[*]
06-8200	Fiber Glass Reinforced Plastic (Marlite)	$	[*]
07-1113	Bituminous Dampproofing	$	[*]
	Water Proofing Showers	$	[*]
07-2116	Insulation	$	[*]
07-4213	Metal Wall / Soffit Panels	$	[*]
07-6200	Sheet Metal Flashing & trim	$	[*]
07-7236	Skylights	$	[*]
08-1213	Doors / Frames / Hardware	$	[*]
08-8000	Glass & Glazing	$	[*]
09-2116	Gypsum Board Assemblies	$	[*]
09-3100	Thin-Set Tile	$	[*]
09-5113	Acoustical Panel Ceilings	$	[*]
09-6223	Bamboo Flooring & Base	$	[*]
09-6536	Static Control Resilient Flooring	$	[*]
09-6816	Carpeting	$	[*]
09-6953	Access Flooring Accessories (Mats)	$	[*]
09-9100	Paint & Wall Covering	$	[*]
10-1400	Plastic Signage Restrooms	$	[*]
10-2813	Metal Toilet Compartment & Accessories	$	[*]
10-4416	Fire Extinguishers & Cabinets	$	[*]
10-5113	Lockers & Benches	$	[*]
12-2413	Roller Shades	$	[*]
14-2423	Hydraulic Passenger Elevator	$	[*]
21-1313	Wet-Pipe Sprinkler Systems	$	[*]
	Fm-200 Suppression System	$	[*]
	Pre-Action Interlock	$	[*]
22-4213	Commercial Water Closet, Urinals, Fixtures	$	[*]
23-0000	Heating, Ventilating & Air Conditioning	$	[*]
26-0100	Electrical	$	[*]
26-5113	Lighting	$	[*]
28-3100	Fire Alarm	$	[*]

	Building — Subtotal:	$	[*]

	General Conditions / Site / Building — Subtotal:	$	[*]

	Liability Insurance ([*]%)	$	[*]

	Subtotal:	$	[*]

	Profit and Overhead ([*]%)	$	[*]

	Total:	$	[*]

* Confidential Portions Omitted and Filed Separately with the Commission.

2

AMENDMENT TO DEVELOPMENT MANAGEMENT AGREEMENT
     THIS AMENDMENT TO DEVELOPMENT MANAGEMENT AGREEMENT (this “Amendment”) is made and entered into effective as of the 30th day of January, 2010 (the “Effective Date”), by and between HF LOGISTICS-SKX, LLC (“Owner”); and HFC HOLDINGS, LLC, a Delaware limited liability company (“Development Manager”).
RECITALS:
     A. Owner and Development Manager entered into a certain Development Management Agreement (the “Agreement”) effective as of the Effective Date.
     B. The Agreement provides that a Project Schedule was to be attached as Exhibit “A” thereto, but inadvertently no Project Schedule was attached to the Agreement.
     C. The parties desire to amend the Agreement to include the Project Schedule.
     NOW, THEREFORE, the parties agree as follows:
     1. The Project Schedule, which is attached to this Amendment as Exhibit “A”, shall be the Project Schedule, as defined in the Agreement.
     2. In all other respects, the Agreement shall remain in full force and effect as originally written.
     3. Capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement.
(signature page follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

“OWNER”		“DEVELOPMENT MANAGER”

HF LOGISTICS -SKX, LLC, a Delaware limited liability company		HFC HOLDINGS, LLC, a Delaware limited liability company

By:	HF Logistics I, LLC, a Delaware limited liability company, it’s Managing Member
By

Iddo Benzeevi, its Chief Executive Officer
By:

Iddo Benzeevi, President and Chief Executive Officer

By:	Skechers R.B., LLC, a Delaware limited liability company, it’s Managing Member

By:	Skechers U.S.A., Inc., a Delaware Corporation, It’s sole member

By:

David Weinberg, Chief Operating Officer
JOINDER
Skechers R.B., LLC, a Delaware limited liability company and Skechers U.S.A., Inc., a Delaware corporation, each hereby joins in the execution of this Amendment as a third party beneficiary of the Agreement and for the purposes of confirming their agreement to comply with and perform those obligations applicable to Skechers Member or Skechers Parent set forth herein and therein.

“SKECHERS PARENT”	“SKECHERS MEMBER”

SKECHERS U.S.A., INC., a Delaware corporation	SKECHERS R.B., LLC, a Delaware limited liability company

	By:	Skechers U.S.A., Inc., a Delaware corporation,
By:		its sole member

David Weinberg, Chief Operating Officer

By:

David Weinberg, Chief Operating Officer

2

EXHIBIT “A”
PROJECT SCHEDULE

# Exhibit 'A'

Project Timeline
Prerequisites for Schedule Initiation
Month 1
Month 2
Month 3
Month 4
Month 5
Month 6
Month 7
Month 8
Month 9
Month 10
Month 11
Month 12
Month 13
Month 14
Month 15
Month 16
Month 17
Month 18
Settlement Agreement
Bank Financing Commitment
Contractor Proof of Funds
Bank Financing
Construction Loan Funded
Security for Bonds Posted
Grading Permit*
Grading - 4 Months**
Pad Certification
Parcel Map Recordation
Building Permit
Building / Improvements Construction - 8 Months
Architect - Certificate on Substantial Completion
Skechers - Begin Racking System Installation
Notes:
*Grading Plan Check is complete. Permit ready to be processed.
**Grading is estimated to take 3 months, but an additional month has been factored into the schedule as an allowance for the time of year grading will occur.
All schedules presented are contingent upon the processing, review and approval of plans and programs by a number of public agencies, the duration of which are beyond the control of Highland Fairview. These schedules reflect Highland Fairview's best and current estimate of those durations.

Highland Fairview Summary - Discussion Draft

HFCP Schedule - Permit and Construction

EXHIBIT “C-1”
HF NOTE
Exhibit “C-1”

UNSECURED PROMISSORY NOTE

$14,000,000	January 30, 2010
     FOR VALUE RECEIVED, HF LOGISTICS-SKX, LLC, a Delaware limited liability company (“Maker”), does hereby promise to pay to the order of HF LOGISTICS I, LLC, a Delaware limited liability company (“Payee”), at its office at 14225 Corporate Way, Moreno Valley, CA 92553, or at such other place as the Payee may from time to time designate in writing, the principal sum of FOURTEEN MILLION DOLLARS ($14,000,000), with interest thereon as provided in this Note.
     1. Certain Definitions. For the purposes hereof, the terms set forth below shall have the following meanings: (a) “Applicable Law” shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Delaware, now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, (ii) the laws of the State of Delaware now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Delaware which permit a higher interest rate ceiling hereunder.
     (b) “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or permitted to be closed for business in the State of Delaware.
     (c) “Facility” shall mean the building, together with parking areas, landscaped areas and other improvements, containing approximately 1,820,457 square feet to be constructed by Maker in accordance with the Lease (as defined below).
     (d) “Highest Lawful Rate” shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker in regard to the loan evidenced by this Note. If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker in regard to the loan evidenced by this Note shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker. For purposes of determining the Highest Lawful Rate under the Applicable Law, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account.
     (e) “Interest Rate” shall mean six percent (6%) per annum.

1

     (f) “Lease” shall mean that certain Lease Agreement dated September 25, 2007, by and between HF Logistics I, LLC, a Delaware limited liability company (“HF”), as landlord, and Skechers USA, Inc., a Delaware corporation, as tenant, as the same may be amended.
     (g) “Maturity Date” shall mean the earlier to occur of (i) ten (10) years after the date of this Note, or (ii) the sale or other disposition by Maker of the entire Property, or (iii) the refinancing of the Property which provides sufficient net proceeds to pay the entire Unpaid Principal Balance plus all accrued but unpaid interest, or (iv) the dissolution of Maker, or (v) the consummation of a buy-out of the membership interest of a member of Maker pursuant to the buy-sell process as described in the Limited Liability Company Agreement of Maker dated of even date herewith (the “LLC Agreement”), subject to acceleration upon the occurrence of an Event of Default as provided herein.
     (h) “Property” means the real property, together with all improvements now or hereafter located thereon, situated in Moreno Valley, California, which is the subject of the Lease.
     (i) “Substantial Completion” shall have the meaning set forth in the Lease. (j) “Unpaid Principal Balance” shall mean, at any time, the amount of principal of this Note, less any amounts of principal repaid.
     2. Payment of Principal and Interest.
     (a) Interest on the Unpaid Principal Balance shall be computed at a rate equal to the lesser of (i) the Interest Rate or (ii) the Highest Lawful Rate and shall commence as of the date of this Note.
     (b) Interest accruing under this Note shall be computed on the basis of the actual number of days elapsed based upon a three hundred sixty (360) day year.
     (c) If the date for any payment hereunder falls on a day which is not a Business Day, then such payment shall be due on the next following Business Day, and such additional time shall be included in the calculation of interest then due.
     (d) Principal and interest under this Note shall be paid as follows:
     (i) Payments of accrued interest and principal shall be paid on the first day of each month, commencing on the first day of the month after the date of this Note, but only to the extent that there is Available Cash (as such term is defined in the LLC Agreement, and subject to any changes in priority of distributions of Available Cash set forth therein) prior to any distributions of Available Cash to the members of Maker. Provided however, that as long as there is any unpaid balance of principal or accrued interest due to Skechers RB, LLC, a Delaware limited liability company (“Skechers”) under that certain unsecured promissory note of even date herewith from Maker to Skechers (the “Skechers Note”), then payments under this Note and under the Skechers Note shall be made pro rata according to the ratio of the unpaid principal balance of both this Note and the

2

Skechers Note. If there is insufficient Available Cash to pay any monthly installment of interest due hereunder, the interest shortfall will accrue, but the accrued amount will not bear additional interest.
     (ii) The entire remaining Unpaid Principal Balance and all accrued but unpaid interest shall be due and payable, together with accrued interest, on the Maturity Date.
     (e) All payments on this Note shall be applied first to accrued and unpaid interest on the Unpaid Principal Balance, and then to the payment of the Unpaid Principal Balance.
     3. Prepayment. The Unpaid Principal Balance may be prepaid in whole or in part, at any time, without penalty or prepayment premium.
     4. Waivers. Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (b) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any person primarily or secondarily liable for the payment of this Note; (c) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (d) consent to any extension of time for the payment of this Note, made by agreement by Payee with any person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement. This Note is payable in lawful money of the United States, without prior notice or demand, and without offset or deduction of any nature.
     5. Events of Default.
     (a) Upon the happening of any of the following events (each an “Event of Default”), Payee may, at its option, by notice to Maker, declare immediately due and payable the entire Unpaid Principal Balance together with all accrued interest. Events of Default are the following:
               (i) If Maker fails to pay any principal and/or interest under this Note as and when same becomes due and payable, and such failure to pay is not cured within five (5) Business Days following the date written notice of such failure to pay is given by Payee to Maker; or
               (ii) Maker shall fail to observe or perform any other covenant contained in this Note (other than that specified in Section 5(a)(i)) and such failure shall continue for ten (10) days after notice to Maker of such failure.

3

               (iii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) be dissolved or liquidated, (D) become insolvent, (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (F) take any action for the purpose of effecting any of the foregoing.
               (iv) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker of all or a substantial part of the property of Maker, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts of Maker under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.
     (b) The failure of Payee to exercise the foregoing option of acceleration upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option of acceleration at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.
     6. Intentionally Omitted.
     7. Compliance with Law. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee in regard to the loan evidenced by this Note exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the Unpaid Principal Balance hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This section shall control all agreements between Maker and Payee.
     8. Attorneys’ Fees and Costs. In the event that following an Event of Default this Note is placed in the hands of an attorney for collection, or in the event thereafter this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay on demand by Payee, and, to the extent unpaid upon such demand, there

4

shall be added to the Unpaid Principal Balance, all reasonable costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by Payee on account of such collection, whether or not suit is filed (including attorneys fees incurred in connection with any Bankruptcy proceeding (including stay litigation) and on appeal).
     9. Cumulative Rights. No delay on the Payee in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.
     10. Headings. The section headings used in this Note are for convenience of reference only, and shall not affect the meaning or interpretation of this Note.
     11. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF DELAWARE.
     12. Successors and Assigns. The term “Payee” shall include any of Payee’s permitted successors and assigns, to whom the benefits of this Note shall inure. This Note shall bind Maker and its successors and assigns (but no assignment or delegation of this Note by Maker shall release Maker from liability hereunder).
     EXECUTED by Maker as of the date set forth above.

“OWNER”

HF LOGISTICS -SKX, LLC, a Delaware limited liability company

By:	HF Logistics I, LLC, a Delaware limited liability company, It’s Managing Member

By:

Iddo Benzeevi, President and Chief Executive Officer

By:	Skechers RB, LLC, a Delaware limited liability company, it’s Managing Member

	By:	Skechers USA, Inc., a Delaware Corporation, It’s sole member

By:

David Weinberg, Chief Operating Officer
By:

Robert Greenberg, Chief Executive Officer

5

EXHIBIT “C-2”
SKECHERS NOTE
Exhibit “C-2”

UNSECURED PROMISSORY NOTE

$1,000,000	January 30, 2010
     FOR VALUE RECEIVED, HF LOGISTICS-SKX, LLC, a Delaware limited liability company (“Maker”), does hereby promise to pay to the order of SKECHERS RB, LLC, a Delaware limited liability company (“Payee”), at its office at 228 Manhattan Beach Blvd, Manhattan Beach, CA 90266, or at such other place as the Payee may from time to time designate in writing, the principal sum of ONE MILLION DOLLARS ($1,000,000), with interest thereon as provided in this Note.
     1. Certain Definitions. For the purposes hereof, the terms set forth below shall have the following meanings:
     (a) “Applicable Law” shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Delaware, now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, (ii) the laws of the State of Delaware now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Delaware which permit a higher interest rate ceiling hereunder.
     (b) “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or permitted to be closed for business in the State of Delaware.
     (c) “Facility” shall mean the building, together with parking areas, landscaped areas and other improvements, containing approximately 1,820,457 square feet to be constructed by Maker in accordance with the Lease (as defined below).
     (d) “Highest Lawful Rate” shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker in regard to the loan evidenced by this Note. If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker in regard to the loan evidenced by this Note shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker. For purposes of determining the Highest Lawful Rate under the Applicable Law, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account.
     (e) “Interest Rate” shall mean six percent (6%) per annum.

1

     (f) “Lease” shall mean that certain Lease Agreement dated September 25, 2007, by and between HF Logistics I, LLC, a Delaware limited liability company (“HF”), as landlord, and Skechers USA, Inc., a Delaware corporation, as tenant, as the same may be amended.
     (g) “Maturity Date” shall mean the earlier to occur of (i) ten (10) years after the date of this Note, or (ii) the sale or other disposition by Maker of the entire Property, or (iii) the refinancing of the Property which provides sufficient net proceeds to pay the entire Unpaid Principal Balance plus all accrued but unpaid interest, or (iv) the dissolution of Maker, or (v) the consummation of a buy-out of the membership interest of a member of Maker pursuant to the buy-sell process as described in the Limited Liability Company Agreement of Maker dated of even date herewith (the “LLC Agreement”), subject to acceleration upon the occurrence of an Event of Default as provided herein.
     (h) “Property” means the real property, together with all improvements now or hereafter located thereon, situated in Moreno Valley, California, which is the subject of the Lease.
     (i) “Substantial Completion” shall have the meaning set forth in the Lease.
     (j) “Unpaid Principal Balance” shall mean, at any time, the amount of principal of this Note, less any amounts of principal repaid.
     2. Payment of Principal and Interest.
     (a) Interest on the Unpaid Principal Balance shall be computed at a rate equal to the lesser of (i) the Interest Rate or (ii) the Highest Lawful Rate and shall commence as of the date of this Note.
     (b) Interest accruing under this Note shall be computed on the basis of the actual number of days elapsed based upon a three hundred sixty (360) day year.
     (c) If the date for any payment hereunder falls on a day which is not a Business Day, then such payment shall be due on the next following Business Day, and such additional time shall be included in the calculation of interest then due.
     (d) Principal and interest under this Note shall be paid as follows:
     (i) Payments of accrued interest and principal shall be paid on the first day of each month, commencing on the first day of the month after the date of this Note, but only to the extent that there is Available Cash (as such term is defined in the LLC Agreement, and subject to any changes in priority of distributions of Available Cash set forth therein) prior to any distributions of Available Cash to the members of Maker. Provided however, that as long as there is any unpaid balance of principal or accrued interest due to HF under that certain unsecured promissory note of even date herewith from Maker to HF (the “HF Note”), then payments under this Note and under the HF Note shall be made pro rata according to the ratio of the unpaid principal balance of both this Note and the HF Note. If there is insufficient Available Cash to pay any monthly installment of interest due

2

     hereunder, the interest shortfall will accrue, but the accrued amount will not bear additional interest.
     (ii) The entire remaining Unpaid Principal Balance and all accrued but unpaid interest shall be due and payable, together with accrued interest, on the Maturity Date.
     (e) All payments on this Note shall be applied first to accrued and unpaid interest on the Unpaid Principal Balance, and then to the payment of the Unpaid Principal Balance.
     3. Prepayment. The Unpaid Principal Balance may be prepaid in whole or in part, at any time, without penalty or prepayment premium.
     4. Waivers. Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (b) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any person primarily or secondarily liable for the payment of this Note; (c) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (d) consent to any extension of time for the payment of this Note, made by agreement by Payee with any person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement. This Note is payable in lawful money of the United States, without prior notice or demand, and without offset or deduction of any nature.
     5. Events of Default.
     (a) Upon the happening of any of the following events (each an “Event of Default”), Payee may, at its option, by notice to Maker, declare immediately due and payable the entire Unpaid Principal Balance together with all accrued interest. Events of Default are the following:
               (i) If Maker fails to pay any principal and/or interest under this Note as and when same becomes due and payable, and such failure to pay is not cured within five (5) Business Days following the date written notice of such failure to pay is given by Payee to Maker; or
               (ii) Maker shall fail to observe or perform any other covenant contained in this Note (other than that specified in Section 5(a)(i)) and such failure shall continue for ten (10) days after notice to Maker of such failure.
               (iii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) be dissolved or liquidated,

3

(D) become insolvent, (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (F) take any action for the purpose of effecting any of the foregoing.
               (iv) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker of all or a substantial part of the property of Maker, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts of Maker under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.
     (b) The failure of Payee to exercise the foregoing option of acceleration upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option of acceleration at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.
     6. Intentionally Omitted.
     7. Compliance with Law. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee in regard to the loan evidenced by this Note exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the Unpaid Principal Balance hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This section shall control all agreements between Maker and Payee.
     8. Attorneys’ Fees and Costs. In the event that following an Event of Default this Note is placed in the hands of an attorney for collection, or in the event thereafter this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay on demand by Payee, and, to the extent unpaid upon such demand, there shall be added to the Unpaid Principal Balance, all reasonable costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by Payee on account of such collection,

4

whether or not suit is filed (including attorneys fees incurred in connection with any Bankruptcy proceeding (including stay litigation) and on appeal).
     9. Cumulative Rights. No delay on the Payee in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.
     10. Headings. The section headings used in this Note are for convenience of reference only, and shall not affect the meaning or interpretation of this Note.
     11. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF DELAWARE.
     12. Successors and Assigns. The term “Payee” shall include any of Payee’s permitted successors and assigns, to whom the benefits of this Note shall inure. This Note shall bind Maker and its successors and assigns (but no assignment or delegation of this Note by Maker shall release Maker from liability hereunder).
     EXECUTED by Maker as of the date set forth above.
“OWNER”
HF LOGISTICS -SKX, LLC, a Delaware limited
liability company

By:	HF Logistics I, LLC, a Delaware limited
liability company, it’s Managing Member

By:

Iddo Benzeevi, President and Chief
Executive Officer

By:	Skechers RB, LLC, a Delaware limited liability
company, it’s Managing Member

By:	Skechers USA, Inc., a Delaware
Corporation, It’s sole member

By:

David Weinberg, Chief Operating
Officer

By:

Robert Greenberg, Chief Executive
Officer

5

EXHIBIT “D”
INITIAL APPROVED OPERATING BUDGET
Exhibit “D”

Exhibit D
1 of 5
HF Logistics-SKX LLC Operating Budget
Building and Expansion Sites

Date: 1/29/2010
Operating Budget Estimate

Year		2011		2012
Duration in Months		6		12

Physical Occupancy		50%		100%

Rent Building		$0.513		$0.513

Sq Ft Building		1,820,457

REVENUES (D-1)		6,739,057		9,275,589

EXPENSES

Building (D-1)		[*]		[*]

Parcel 2:
Maintenance (D-3)		[*]		[*]
POA (D-4)		[*]		[*]
Property Taxes (1)		(10,000)		(20,000)

TOTAL OPERATING EXPENSES		[*]		[*]

NET OPERATING INCOME		[*]		[*]

DEBT SERVICE (D-1)		(3,090,616)		(6,181,233)

CAPITAL RESERVES (D-1)		(45,511)		(91,023)

NET	$	[*]	$	[*]

(1)	Based upon actual for 2009/2010

* Confidential Portions Omitted and Filed Separately with the Commission.

Exhibit D-1
2 of 5
HF Logistics-SKX LLC Building Site — Operating Budget
Skechers Building Site Only

Date: 1/29/2010
Operating Budget Estimate

Year	2011	2012
Duration in Months	6	12

Physical Occupancy	50%	100%

Rent Building Site	$0.513	$0.513

Sq Ft Building	1,820,457

REVENUES	2011 $/SF/MO
Scheduled Base Rent	$0.513		$5,603,367		$11,206,733
Base Rent Abatement					(4,202,525)

Total Scheduled Base Rent			5,603,367		7,004,208

Expense Reimbursements	0.098		1,071,416		2,142,832

Solar Revenue (1)			64,274		128,549

EFFECTIVE GROSS REVENUE	0.425		6,739,057		9,275,589

OPERATING EXPENSES
Repairs	[*]		[*]		[*]
Maintenance (D-2)	[*]		[*]		[*]
POA (D-4)	[*]		[*]		[*]

Insurance	[*]		[*]		[*]
Real Estate Taxes	(0.056)		(609,811)		(1,219,622)
CFD Assessment	(0.015)		(163,841)		(327,682)

TOTAL OPERATING EXPENSES	[*]		[*]		[*]

NET OPERATING INCOME	[*]		[*]		[*]

DEBT SERVICE ON LOANS (2)	(0.283)		(3,090,616)		(6,181,233)

CAPITAL RESERVES	(0.004)		(45,511)		(91,023)

NET CASH FLOW	[*]	$	[*]	$	[*]

(1)	602kW(AC) system running 1,810 hours per year at an 11.8-cent average charge per kilowatt-hour

(2)	Debt service on $55 million bank loan and $15 million of partner loans

* Confidential Portions Omitted and Filed Separately with the Commission.

Exhibit D-2
3 of 5

Date: 1/29/2010

Building Site - Maintenance
No.	Description	Unit	Quantity	Unit Price		Total

1	Detention / Water Quality Basins	SF	200,375	$	[*]	$	[*]
2	Landscape - Slope	SF	248,300	$	[*]	$	[*]
3	Landscape - Flat	SF	104,500	$	[*]	$	[*]
4	Utilities - Common Sewer/Cleanouts	LS	1	$	[*]	$	[*]
5	Sign Maintenance	LS	1	$	[*]	$	[*]
6	Annual Water Cost	AF	37.5	$	[*]	$	[*]
7	Palm Tree Maintenance	LS	1	$	[*]	$	[*]
8	Screen Wall Maintenance - Eucalyptus S	LS	1	$	[*]	$	[*]

				Subtotal:		$	[*]

			Contingency ([*]%):			$	[*]

				Total:		$	[*]

				Building SF:			1,820,000

				Cost/SF:		$	[*]

Maintenance Costs Include-

Yearly Inspection, Flushing, Camera of Sewer/Cleanouts

Graffiti Repair, Bulbs/Fixtures

Based upon Recycled Water Use Exhibit and EMWD water rates

Assume 54 palm trees trim 2 times per year at $[*]/tree/trimming

Graffiti Repair, Periodic Painting

* Confidential Portions Omitted and Filed Separately with the Commission.

Exhibit D-3
4 of 5

Date: 1/29/2010

Expansion Site - Maintenance
No.	Description	Unit	Quantity	Unit Price		Total

1	Detention / Water Quality B	SF	89,275	$	[*]	$	[*]
2	Landscape - Slope	SF	46,500	$	[*]	$	[*]
3	Landscape - Flat	SF	834,750	$	[*]	$	[*]
4	Landscape - Parkway	SF		$	[*]	$	[*]
5	Annual Water Cost	AF		$	[*]	$	[*]

				Subtotal:		$	[*]

			Contingency ([*]%):			$	[*]
				Total:		$	[*]

Maintenance Costs Include-

Assumes undeveloped condition. Unit Price assumes mowing/weed wacking 2 times per year No irrigation in undeveloped condition

* Confidential Portions Omitted and Filed Separately with the Commission.

Exhibit D-4
5 of 5

Date: 1/29/2010

Property Owners Association (POA) - Maintenance
No.	Description	Unit	Quantity	Unit Price		Total

1	Landscape - Parkway	SF	87,000	$	[*]	$	[*]
2	Drainage - Spreading Facility	SF	400,750	$	[*]	$	[*]
3	Common Driveway - Maintenance	LS	1	$	[*]	$	[*]
4	Insurance	annual		$	[*]	$	[*]

				Subtotal:		$	[*]

			Contingency ([*]%):			$	[*]

				Total:		$	[*]

								Acres
		Allocated to Building Site					[*]	82.6
		Allocated to Expansion Site					[*]	27.4

							[*]	110
		Other Parcels					[*]	20

		Total					[*]	130
Maintenance Costs Include

Hydroseed Slopes, Trash, Graffiti, Growth Control

Yearly Re-Stripe, Monthly Sweeping, Red Curb Paint

General Liability, Personal Property & Professional Liability Insurance

* Confidential Portions Omitted and Filed Separately with the Commission.

EXHIBIT “E”
INTENTIONALLY OMITTED
Exhibit “E”

EXHIBIT “F”
CONSTRUCTION LOAN COMMITMENT
Exhibit “F”

Commercial Real Estate Banking FL7-528-15-08 1 Alhambra Plaza Penthouse Coral Gables, FL 33134
February 1, 2009
HF Logistics-SKX, LLC,
a Delaware limited liability company
4000 Island Boulevard, Penthouse 2
Williams Island, FL 33160
Re:	$55,000,000 Construction Loan (the “Loan”) to finance a portion of the cost to construct an approximately 1,820,000 square foot industrial warehouse (the “Building”) located Moreno Valley, California to be leased to Skechers USA, Inc. (“Skechers”)
Gentlemen:
          Bank of America, N.A., as administrative agent and as a leader (“Bank of America” or the “Agent”) offers to make a portion of the Loan to HF Logistics — SKX, LLC, a Delaware limited liability company (the “Borrower”), upon the following terms and conditions:
          1. Loan Amount: The lesser of $55,000,000 or (i) 58% of the Lender approved appraised value of the Project (as hereinafter defined); (ii) 55% of the cost to construct; (iii) 1.40 times the coverage ratio using stress tests of 8% rate, 30-year amortization and first year NOI as per the approved appraisal. The $55,000,000 loan amount is predicated upon Agent loaning $35,000,000 and the balance of $20,000,000 being arranged by Banc of America Securities, LLC (“BAS” or “Arranger”).
          2. Interest Rate:
               (a) “BBA LIBOR Daily Floating Rate” means a daily fluctuating rate of interest per annum equal to (i) the applicable London Interbank Offered Rate
“London Interbank Offered Rate” means the rate per annum equal to the British Bankers’ Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period, for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as adjusted from time to time in Lender’s sole discretion for reserve requirements deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by Administrative Agent;
               (b) Interest on the Loan shall be charged at a per annum rate equal to the sum of (i) BBA LIBOR Daily Floating Rate (which Rate will be not less than 150 basis points) and (ii) 450 basis points until default.
               (c) After default, interest on the Loan shall be charged at a per annum rate equal to non-default rate plus 400 basis points.
          3. Interest Payments: Interest on the outstanding principal balance of the Loan shall be payable monthly commencing on the 15th day of the first calendar month following the date of closing of the Loan and continuing on the 15th day of each and every calendar month thereafter until the Loan has been repaid in full. Interest reserve must be acceptable to Agent.
          4. Late Charge: Four percent (4%) of any payment more than fifteen (15) days late.
          5. Principal Payments: Commencing with the first day of the first month following the first payment of rent by Skechers pursuant to the Lease, the Borrower shall make principal payments in an amount derived assuming a thirty (30) year amortization and interest at the rate of the greater of eight percent (8%) per annum or the rate then paid on ten (10) year Treasury Notes plus 250 basis points. The entire principal balance of the Loan shall be paid in full on the Maturity Date.
          6. Maturity Date: Twenty-four (24) months from the “Closing Date” (as herein defined), subject to extension as hereinafter provided.
          7. Maturity Date Extensions: Borrower shall have one (1) option to extend the Maturity Date of the Loan, for an additional six (6) month period, upon satisfaction of all of the following conditions: (i) no event of default shall have occurred and is continuing during the term of the Loan, and no act or event shall be then occurring which would be an event of default but for the giving of notice or the passage of time, or both; (ii) the Borrower shall have paid to Lender, a fee in the amount of $25,000 the (“Extension Fee”) for such extension; (iii) the Borrower shall have received an unconditional certificate of occupancy for the use of the Building; (iv) Skechers shall have taken occupancy and commenced to pay rent pursuant to the Lease; (v) revenue from the building shall equal or exceed a 1.40 times to debt coverage ratio using stress tests of the greater of an 8% rate or the 10-year Treasury plus 250 basis points and a 30-year amortization and (vi) the loan to value ratio does not exceed 58% based upon an updated appraisal which may be required by the Lender.
          8. Prepayment: Borrower may prepay all or any portion of the Loan at any time without fee premium or penalty.
          9. Borrower’s Entity: Borrower shall be single purpose entity whose sole business shall be the development and operation of the Project.

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          10. Guarantor: The full repayment of the Loan and the payment and performance of all of the obligations of the Borrower under the Loan Documents shall be unconditionally and irrevocably guaranteed by TG Development Corp., a Delaware corporation. Upon Skechers taking occupancy of the Bidding and commencing rent payments, the principal repayment portion of Guarantors obligations hereunder shall be reduced to fifty percent (50%) of the Loan Amount. Until the Loan has been repaid, Guarantor must (i) maintain a minimum book net worth of $150,000,000.00 during the term of the Loan (The covenant will be tested quarterly based on unaudited financial statements); (ii)not incur contingent liability in an aggregate amount exceeding $25,000,000.00 other than the Loan without the prior written consent of Lender which consent Leader may withhold in its sole and absolve discretion; provided further that there shall be no restriction on contingent liability incurred by Guarantor in connection with any loan made for the acquisition or development of income producing commercial real estate; and (iii) not transfer any assets except: (x) in the ordinary course of business for fair value (w) to an entity that is wholly owned by the Guarantor, (y) to any unrelated third parry for fair and reasonably equivalent value or (z) with the Lender’s prior written approval of other assets. The Borrower shall promptly notify the Lender of any transfer of material assets whether or not the Lender’s approval is required.
          11. Borrower’s Equity: Prior to the Closing Date, the Borrower shall have provided evidence to the Agent’s sole satisfaction of its having contributed total equity in the Project of $60,120,000.
          12. Collateral: To secure the repayment of the Loan the Borrower shall grant the Lender a first Construction Deed of Trust lien and security interest in and to the following property (the “Mortgaged Property”):
               (a) Land. An approximately 83-acre parcel of real property located in Moreno Valley, Riverside County, California being more particularly described in Exhibit “A” attached; hereto.
               (b) Improvements. A build to suit industrial warehouse containing approximately 1,820,000 square feet to be leased to Skechers. General Contractor must be acceptable to Agent and provide a bonded Guaranteed Maximum Price Contract also acceptable to Agent. Funding of hard cost contingency not to exceed pace of construction and amount must be acceptable to Bank and Bank’s consultant.
               (c) Personal Property. All tangible and intangible personal property now or hereafter located on or used in the construction of or in connection with or arising from the operation of the Project.
               (d) Certificate of Deposit. A $5,500,000 Certificate of Deposit issued by Agent in the name of Borrower, which shall be assigned unto Agent until such time as the Loan has been fully repaid. At Borrower’s option, Borrower may satisfy the aforementioned condition by having Guarantor maintain minimum liquidity of $7,000,000.00 during the term of the Loan (The covenant will be tested quarterly based on unaudited financial statements).
          13. Purpose of the Loan Advance: The purpose of the Loan is to finance the construction of the Building expected to be LEED certified and necessary on and off site improvement as required by the Lease (collectively, the “Improvement”).

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          14. Commencement and Completion of Improvements: The Borrower shall commence construction of the Improvements within thirty (30) days following the closing of the Loan (the “Commencement Date”), and shall diligently and continuously proceed with the completion of all of the site work and the construction of all Improvements, all of which shall be completed no later than the sooner of the date that the Improvements must be delivered to Skechers pursuant to the lease or twenty (20) months from the Closing Date.
          15. Budget and Advance of the Loan.
               (a) The cost of the development of the Project shall not exceed a budget which has been approved by the Agent; the line item for the Land in such budget shall not exceed the As-Is Land Value per the Agent-approved appraisal.
               (b) Advances of the Loan shall be made pursuant to the Agent’s customary terms and conditions.
          16. Fees: Borrower shall pay fees pursuant to a fee letter of even date herewith.
          17. Payment and Performance Bond: A dual obligee payment and performance bond issued by a surety acceptable to Agent naming Agent as co-insured with Borrower is required with respect to the construction of the Project.
          18. Prelease Requirements. At or before closing of the Loan, the Borrower shall have entered into a Lease with Skechers for the lease of 100% of the Improvements which Lease shall be acceptable to the Agent in sole and absolute discretion and shall provide for a term of not less than twenty (20) years. In addition, the Borrower, Tenant and Agent shall have entered into a Subordination and Non-Disturbance Agreement satisfactory to Agent in its sole and absolute discretion.
          19. Agent’s Counsel: Our attorney (“Agent’s Counsel”) in this matter is Chava Genet, of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 2200 Museum Tower, 150 West Flagler Street, Miami, Florida 33130 (305) 789-3200.
          20. Agent’s Costs: Whether or not the Loan is closed (for any reason whatsoever), the Borrower shall be responsible for the payment of, and shall promptly pay, all fees, expenses, taxes (except income taxes payable by Agent), other charges and any out-of-pocket expenses that may be charged to the Agent or incurred by the Agent in connection with this Commitment or any events, transactions, or documents required or contemplated by this Commitment, including, without limitation legal fees and disbursements charged by counsel for the Agent plus all costs and expenses incurred in connection therewith; premiums for title insurance; recording fees; abstracting charges; brokerage fees or commissions (whether earned or claimed); documentary stamp taxes; intangible taxes; appraisal fees; construction advisors’ fees; and survey costs.
          21. Indemnification. The Borrower shall indemnify and hold the Agent harmless from any loss or damage, including reasonable attorneys fees and costs, incurred or arising by reason of this Commitment or the making of the Loan (except for liability, loss, expense or damage arising

4

from the gross negligence or willful misconduct of the Agent or its directors, officers, agents, employees, and attorney).
          22. Inspections: Borrower shall pay all costs and expenses incidental to engineering and architectural review and construction inspections performed by an inspector appointed by Agent, and for an environmental assessment of property which shall be reviewed and accepted by Agent prior to closing of Loan. Borrower shall advance all sums required for such review and inspection. A third party construction consultant engaged by Bank shall review the plans, specifications, permits, budget, construction schedule, and other construction related matters, as well as each progress payment. A Plan & Cost Review will be required prior to closing.
          23. Syndication: The Facility is required to be pre-syndicated before closing. Syndication will not commence until the Borrower has delivered executed Fee and Mandate Letters and paid the required fees.
          24. Assignment and Participations: Usual and customary for facilities of this type, including customary provisions allowing the Lenders to assign or grant participations with the consent of the Agent and Borrower, which consent shall not be unreasonably withheld or delayed.
          25. Waivers/Amendments & Required Lenders: Usual and customary for facilities of this type, including amendments and waivers of the provisions of the loan agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than 66 2/3% of the aggregate amount of loans and commitments under the loan documents (“Required Lenders”), except that the consent of all of the Lenders affected thereby shall be required with respect to (a) increases in commitment amounts, (b) reductions of principal, interest, or fees, (c) extensions of scheduled maturities or times for payment, (d) modification to the guaranty from the Guarantors, (e) release of a material obligor, and (f) such other items as may be negotiated in the final loan documents.
          26. Voting Rights: Amendments, consents, or waivers to the Facility will require consent of the Required Lenders, except for any amendment, consent, or waiver that would: (i) extend the maturity of the Facility; (ii) reduce the amount of any interest, fees, principal, or other amount payable to the Lenders; (iii) reduce or increase the commitment of any Lender; and (iv) change the percentage specified for Required Lenders; all of which will require unanimous consent of the Lenders.
          27. Termination: The Loan shall be closed and the first advance of the Loan shall be made on or before April 15, 2010 (the “Closing Date”), in accordance with all provisions hereof. If such closing and advance have not been consummated by the Closing Date, Agent’s obligation to make the Loan shall terminate and the Agent shall have no further obligation hereunder.
          28. Material Adverse Effect: Bank of America’s obligations hereunder shall terminate if, prior to closing, Bank of America determines, in its sole judgment, that there shall exist any conditions regarding the Project, or the operations, business, assets, liabilities or condition (financial or otherwise, including credit rating) of Borrower, Guarantor, or Skechers or there shall have occurred a material adverse change in, or there shall exist any material adverse conditions in, the market for syndicated bank credit facilities or the financial, banking, credit or debt capital markets generally, that could be expected to cause the Facility to become delinquent or prevent any

5

Guarantor from performing its obligations under any guaranty or to materially and adversely affect the value or marketability of the Facility or the Project or Bank of America’s ability to syndicate the Facility.
          29. Clear Market: From the date of acceptance of the these terms and conditions and continuing until Closing, there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or Sponsor. The Borrower or Guarantor would immediately notify the Arranger if any such transaction were contemplated.
          30. USA Patriot Act Notice: The Agent hereby notifies the Borrower, Guarantor and Sponsor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 10756 (signed into law October 26, 2001)) (the “Act”), the Agent are required to obtain, verify and record information that identifies Borrower, Guarantor and Sponsor, which information includes that name and address of Borrower, Guarantor and Sponsor and other information that will allow the Agent to identify Borrower, Guarantor and Sponsor in accordance with the Act.
          31. Confidentiality: All provisions of this Commitment Letter are to be kept strictly confidential and the Borrower agrees not to disclose the contents or existence of this Commitment Letter to any third party(s) without prior written consent of the Agent.
          32. Dispute Resolution. Any dispute between the parties shall be resolved pursuant to procedures described in Exhibit B hereto.
          If within five (5) days after the date hereof this offer has not been accepted by the execution of a copy hereof and the delivery of the same to the Agent’s office, together with payment of the required portion of the Upfront Fee, it shall be withdrawn and cancelled unless such acceptance date is extended in writing by the Agent.

Very truly yours, BANK OF AMERICA, N.A.
By:	/s/ Kim Abreu
Kim Abreu, Senior Vice President

6

BANC OF AMERICA SECURITIES LLC
By:
Name:
Title:

Agreed and Accepted this 1st day of February, 2010:

BORROWER: HF LOGISTICS — SKX, LLC., a Delaware limited liability company
By:	HF Logistics I, LLC, managing member
By:	/s/ Donald Elbert
Donald Elbert, Senior Vice President

GUARANTOR: TG DEVELOPMENT Corp., a Delaware Corporation
By:	/s/ Donald Elbert
Donald Elbert, Senior Vice President

7

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B
DISPUTE RESOLUTION
     Dispute Resolution.
     (a) Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of any party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower, Administrative Agent or any Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.
     (b) Special Rules.
     (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the city and county where Administrative Agent is located pursuant to its address for notice purposes in this Agreement.
     (ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute, without the necessity of the agreement or consent of the other party or parties, another arbitration organization that has similar procedures to AAA but that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).
     (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

     (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.
     (v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.
     (vi) Any dispute concerning this Dispute Resolution Section, including any such dispute as to the validity or enforceability hereof or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.
     (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement
     (viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.
     (c) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Administrative Agent or any Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Administrative Agent or any Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Subject to the terms of this Agreement, Administrative Agent and any Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.
     (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.
     (e) Waiver of Trial By Jury: BORROWER. GUARANTORS AND AGENT HEREBY KNOWINGLY, IRREVOCABLY VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATIONBASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS COMMITMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BORROWER, THE GUARANTORS OR AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT ENTERING INTO THIS COMMITMENT.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

EXHIBIT “G”
HF REPRESENTATIONS AND WARRANTIES
     The following constitute representations and warranties of HF to Skechers and the Company, which are made as of the Effective Date, and also as of the date that fee title to the Property is contributed to the Company and which may be enforced by either Skechers or the Company:
          a. HF has all legal power, right and authority to convey, or cause to be conveyed, HF’s interest in the Property (and, when applicable, the fee interest in the Property) to the Company pursuant to this Agreement and to execute and deliver, or cause the execution and delivery, of all documents required to consummate the transactions contemplated hereby.
          b. All requisite action has been taken in connection with the conveyance of HF’s interest in the Property to the Company pursuant to this Agreement and the execution of all documents required to consummate the transactions contemplated hereby.
          c. The execution and delivery of the conveyance documents contemplated hereby do not require the consent or approval of any third party nor shall such execution and delivery result in a breach or violation of any applicable law or conflict with, breach, result in a default under or violate any contract or agreement to which HF is a party, or by which HF or the Property is bound.
          d. Neither HF nor any HF Affiliate has received written notice or has actual knowledge of any pending or threatened actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting the Property, or in which HF or the Master Landlord is, or will be, a party by reason of Master Landlord’s ownership or HF’s interest in the Property (except for the Sierra Club Litigation (as defined herein)).
          e. Neither HF nor any HF Affiliate has received written notice of or has actual knowledge of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending against HF.
          f. Neither HF nor any HF Affiliate has entered into any contracts for the sale, exchange or other disposition of the Property, or any portion thereof, which are still in force and effect, nor do there exist any rights of first refusal, options or other rights of any other Person to purchase all or any portion of the Property.
          g. HF’s sole interest in the Property is a leasehold interest in the Property pursuant to the Master Lease, and Master Landlord holds fee simple title to the Property. Pursuant to the Master Lease, HF will acquire fee title to the Property prior to the time that it is obligated to convey the Property to the Company, or the Master Landlord will convey fee title to the Property directly to the Company.
          h. Neither HF nor any HF Affiliate has received written notice of or has actual knowledge of the commencement or intended commencement of any proceeding in eminent domain, or similar proceeding by any governmental authority which would affect the Property.

          i. In accordance with California Health and Safety Code §25359.7, HF hereby gives Skechers and the Company notice and informs them that HF has no knowledge of the release of any hazardous materials located on or beneath the Property, except to the extent (if any) reflected in environmental reports delivered to Skechers.
          j. The Lease is in full force and effect. Neither HF nor to HF’s knowledge, Skechers Parent, are in default thereunder, nor to HF’s knowledge do any facts or circumstances exist that, with the passage of time or the giving of notice, or both, will or could constitute a default by Skechers Parent thereunder.
          k. Neither HF nor any of its Affiliates has received any written notice or has other actual knowledge of any change contemplated in any laws, ordinances or restrictions affecting the Property, or any judicial or administrative action, or any action by adjacent landowners with respect to the Property, and neither HF nor any of its Affiliates has received any written notice or has other actual knowledge or any other fact, circumstance or condition, financial or otherwise, which would materially present, limit, impede or render materially more costly the construction of the Project or the use or operation of the Property as contemplated by this Agreement.
          l. To HF’s and its Affiliates’ actual knowledge, except as disclosed in the environmental reports delivered by HF to Skechers, there are no acts, omissions, events, circumstances or conditions on, at, under or in connection with the Property that constitute a material violation of, or require remediation under, any applicable environmental law, including any pollution, contamination, degradation, damage or injury caused by, related to, arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of a hazardous material at the Property (an “Environmental Condition”). HF or its Affiliate has satisfied all material applicable governmental reporting requirements in connection with any known Environmental Condition existing on the Property. To HF’s actual knowledge, there is no basis for a claim by any third party against HF in connection with an Environmental Condition at the Property.
          m. Neither HF nor its Affiliates has entered into or is subject to any leases, occupancy agreements, licenses or similar agreements affecting the occupancy or possession of the Property, other than the Lease (and the Master Lease).
          n. Except for required construction permits, HF or its Affiliates have obtained (or will obtain prior to the closing of the Construction Loan) all material necessary entitlements to construct the Project as contemplated by this Agreement and the Project will not constitute a violation of the Property’s zoning classification or other similar governmental requirements (including, without limitation, parking requirements).
          o. The Master Lease is in full force and effect and neither party is in default thereunder, nor do any facts or circumstances exist which would, with the passage of time and/or the giving of notice, constitute a default by either party thereunder.
          p. The Property is not subject to any monetary liens or encumbrances (other than the lien of current real property taxes), or to any nonmonetary encumbrances which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or Skechers Parent’s ability to perform its obligations under the Lease, or which could result in the termination or extinguishment of the Lease.

          q. Neither HF nor any HF Affiliate has caused any changes in the zoning or other entitlements affecting the Property since the date of execution of the Lease which would have a material adverse effect on Skechers Parent’s rights under the Lease or to operate its intended business (as described in the Lease) on the Property.

EXHIBIT “H”
SIERRA CLUB LITIGATION SETTLEMENT AGREEMENT
Exhibit “H”

SETTLEMENT AGREEMENT
     This settlement agreement (this “Agreement”) is made at Moreno Valley, California as of January 7, 2010, between the SIERRA CLUB, a California not-for-profit corporation, on the one hand, and THE CITY OF MORENO VALLEY (the “City”), HIGHLAND FAIRVIEW PARTNERS, I, a California general partnership, HIGHLAND FAIRVIEW PARTNERS, II, a California general partnership, HIGHLAND FAIRVIEW PARTNERS, III, a Delaware general partnership, and HIGHLAND FAIRVIEW PARTNERS, IV, a Delaware partnership, and HF LOGISTICS I, LLC, a California limited liability company, (collectively, “Highland Fairview”), on the other hand, with the respect to the following facts:
     A. Highland Fairview is the owner of a site located in the City. The site, which contains approximately 158 acres, is bounded on the north by State Route 60, on the east by Theodore Street, on the south by future Eucalyptus Avenue and on the west by Redlands Boulevard (the “Project Site”).
     B. Highland Fairview intends to develop the Project Site in three phases with a total of 2,620,000 square feet of logistic uses, associated office space, and commercial uses (the “Project”). The Project is known as the Highland Fairview Corporate Park.
     C. The first phase of the Project will include a building containing 1,820,000 square feet which has been leased to Skechers USA, Inc. (“Skechers”). The building will be used primarily for logistic uses and some associated office and commercial facilities (the “Skechers Building”).
     D. Highland Fairview also owns approximately 1,800 acres of land located south and east of the Project Site which is subject to the Moreno Highlands Specific Plan (the “Specific Plan Area”) which has vested development rights under a development agreement. Highland Fairview is considering developing the Specific Plan Area in the near future and may, as part of that development, seek to include industrial uses in areas not currently so designated in the Moreno Highlands Specific Plan.
     E. On February 10, 2009, the City Council certified that environmental impact report P07-157 (the “EIR”) analyzing the environmental impacts of the Project had been prepared in compliance with the California Environmental Quality Act (“CEQA”) and then granted a number of approvals including general plan amendment PA07-0089, change of zone PA07-0088, tentative parcel map 35629, PA07-0090 and plot plan PA07-0091 for the Project (the “Project Approvals”).
     F. The development of the Specific Plan Area is unrelated to the that of the Project and no development of the Specific Plan Area has been authorized by the Project Approvals.
     G. On February 20. 2009, the Sierra Club filed a lawsuit entitled Sierra Club v. City of Moreno Valley, Riverside Superior Court Case No. RIC 519566, which sought to set aside the Project Approvals, primarily on the basis that the EIR failed to comply with CEQA (the “Lawsuit”).

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     H. The Sierra Club, the City and Highland Fairview wish to resolve the dispute between them concerning the Lawsuit, the Project and the development of the Project Site on the terms set forth in this Agreement. Further, they seek to work together to pursue areas of common interest.
     I. The Sierra Club wants the City to adopt a climate action plan and a solar energy incentive program and to require additional Code enforcement for commercial properties in order to decrease the emission of greenhouse gases, conserve energy and protect the health of the City’s inhabitants. Highland Fairview concurs that the plans, programs and actions sought by the Sierra Club could be beneficial, endorses them and will use its best efforts to encourage the City to consider them. The City believes that the actions desired by the Sierra Club are worthy of consideration, but cannot and does not commit to their adoption. The City Council, in response to the Sierra Club’s concerns, has directed staff to prepare both a climate action plan, projected to be available for consideration by the Council within 18 months, and to review possible participation in the Western Riverside County Council of Governments’ proposed program to facilitate the production of solar energy, including the use of the financing mechanism available under AB 811. However, because all of the plans, programs and actions are solely within the City Council’s legislative authority which cannot be contracted away neither the City nor Highland Fairview can guarantee that either of them will be adopted.
     J. The Sierra Club is concerned that truck traffic serving the Project could unduly impact Redlands Boulevard and wants that truck traffic to use. Theodore Street to the greatest extent practical. Neither the City nor Highland Fairview has any objection to reducing the amount of truck traffic using Redlands Boulevard.
     K. The Sierra Club has been concerned about truck traffic on a portion of Ironwood Avenue. The City Council, in response to the Sierra Club’s concerns, has eliminated the truck route designation for Ironwood Avenue between Moreno Beach Drive and Theodore Street.
     L. The Sierra Club further wants Skechers to take several steps to minimize the emission of greenhouse gases. These steps are solely within the control of Skechers and require Skechers’ agreement in order to allow Highland Fairview to take the actions specified in this Agreement. Highland Fairview concurs that the actions sought by the Sierra Club could be beneficial and wants to assist the Sierra Club in seeing that they are seriously considered. However, because Highland Fairview does not control Skechers’ actions, it cannot guarantee that any of them will occur.
     M. This Agreement is acknowledged by the parties to be a compromise settlement and does not constitute an admission of the validity of any claims which have been, or might have been, made in the Lawsuit. However, Highland Fairview desires that the settlement be comprehensive with respect to the Project and that there shall be no further opposition to the Project on the terms set out in this Agreement.

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     N. Civil Code § 1542 states:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which if known by him or her must have materially affected his or her settlement with the debtor.”
     IN LIGHT OF THE FOREGOING FACTS, II IS MUTUALLY AGREED THAT:
     1. Immediately upon the execution of this Agreement, the Sierra Club shall dismiss the Lawsuit in its entirety and as to all parties, with prejudice, and shall then provide conformed copies of the dismissal to Robert L. Hansen, the City’s Interim City Attorney, and to Kenneth B. Bley, Highland Fairview’s counsel.
     2. Highland Fairview shall include a requirement in the contract with the general contractor for the Project that all off-road equipment with a horsepower rating of 25 hp or greater used on the Project Site during the construction of the Project will meet a minimum Tier II rating and at least 80% of such equipment will meet a minimum Tier III rating and that the general contractor certify that this requirement has been satisfied. Highland Fairview shall provide a copy of the certification to the Sierra Club upon receipt of the certification from the general contractor
     3. Highland Fairview shall include a requirement in the contract with the general contractor for the Project that diesel-powered portable generators not be used during the construction of the Project.
     4. Highland Fairview shall:
     a. Provide the amount of electrical power generated through solar cells mounted on the roof of the Skechers Building to the extent needed to provide for the estimated energy demand of the 50,000 sq ft office portion of the Skechers Building. The construction of the solar cells will be initiated within six months of Skechers’ occupancy of the Building and completed within 18 months of Skechers’ occupancy of the Building. Highland Fairview anticipates that AB 811 sources of funds will be used to finance the construction of the solar cells as well as incentive programs from the City electrical utility which axe comparable to the programs offered by Southern California Edison, i.e., which will yield the same economic result, but such programs are not yet adopted by the City and may not be; and
     b. Provide the City and the Sierra Club with the appropriate design documents demonstrating that the electrical energy demand of the 50,000 sq ft office portion of the Skechers Building will be met by the solar cells to be mounted on the roof of the Skechers Building; and
     c. Design and construct the roof of the Skechers Building to accommodate the maximum number of solar cells; and
     d. Increase the amount of electrical power generated through solar cells mounted on the roof of the Skechers Building within ten years to provide 100% of the

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energy needed for the Project to the extent that it is reasonably and economically feasible for Highland Fairview to do so. This will largely depend upon the policies adopted by the City’s electrical utility with respect to the subsidization of solar-generated electrical energy, which requires a rate of not less than $0.22 per kilowatt-hour, the rate currently paid by Southern California Edison under its performance-based incentive program, and provisions on a par with Southern California Edison’s solar subsidy programs. Further, Highland Fairview will expand the solar energy generating capacity of the Skechers Building based upon the benefits afforded through AB 811 financing and grants, incentives provided by the City’s electrical utility, federal and state tax programs and commercially reasonable financing such that the maximum investment does not exceed $7,500,000 and the projected after-tax return generated is at least 5.5% over the rate for 20 year United States Treasury bonds but not less than 10% in any event. Should Highland Fairview develop solar capacity beyond the energy usage required by the Project, the excess energy will be sold to a utility provider at a mutually agreeable negotiated rate. Highland Fairview can not guarantee that any increase in the amount of electrical power generated through solar cells will occur because neither the necessary policies nor the rate to be paid have been adopted by the City and may not be.
     5. Highland Fairview shall provide solar water heaters, which may include supplemental conventional heating sources, throughout the Project for all personal uses, such as bathrooms and showers, but not for industrial uses.
     6. Highland Fairview shall provide the signs required by Mitigation Measure AQ-11 at locations, and of a size, to be easily readable from future Eucalyptus Avenue.
     7. Highland Fairview shall physically configure the access areas to future Eucalyptus Avenue so that large trucks (over 10,000 pounds) will be required to make a left turn, towards Theodore Street, when exiting the Project Site unless prohibited by the City from doing so.
     8. Highland Fairview shall provide on-site signs directing large trucks (over 10,000 pounds) leaving the Project Site to use Theodore Avenue unless prohibited by the City from doing so.
     9. Highland Fairview shall provide the landscaped median in Eucalyptus Avenue between Redlands Boulevard and Theodore Street in substantially the form currently planned, as shown on Exhibit A, subject to final approval by the City.
     10. Highland Fairview shall provide a disclosure document in substantially the following form to each buyer/lessee of any residential unit developed on property owned by Highland Fairview which is located southerly of State Route 60 and within 300 feet of the Project Site. The document shall be signed by the buyer/lessee and recorded against the unit:
     “Buyer/Lessee acknowledges that the property which Buyer/Lessee is purchasing/leasing is located in the vicinity of the Highland Fairview Corporate Park project. Buyer/Lessee acknowledges that, in addition to commercial and office uses, there are, or may be, distribution warehouses for national and regional

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Companies located within the Corporate Park project. As a result of these uses, there will be automobile and truck traffic, which may operate on a 24/7 basis for pick up and delivery of products from various buildings from within the Corporate Park project. There may also be increased diesel fumes, which contain toxic air contaminants which are known to cause cancer, noise and light as a result of the operations of these facilities. A copy of the Highland Fairview Corporate Park Environmental Impact Report, which includes a detailed evaluation of the potential impacts of the Corporate Park project, has been made available for the Buyer’s/Lessee’s review.”
     11. Highland Fairview shall within 30 days of the receipt of a written request from the Sierra Club, contribute $100,000 to the Riverside Land Conservancy. The contribution may only be used for the preservation of agriculture through the purchase of agricultural land or of agricultural conservation casements on agricultural land located in Riverside County.
     12. If Highland Fairview includes industrial uses in areas not currently designated for industrial uses in the Moreno Highlands Specific Plan, it shall provide buffers of commercial uses within the Specific Plan Area between industrial uses and residential uses. The extent of the buffers shall be determined by appropriate technical studies conducted by a qualified third party air quality expert, selected and paid for by Highland Fairview, subject to the City’s approval.
     13. The Skechers building has been designed with the goal of achieving LEED silver certification. Highland Fairview shall seek to obtain the highest commercially reasonable level of LEED certification of the Skechers Building and shall, in any event, take all of the actions set forth on Exhibit B. As used in this Agreement, “commercially reasonable” shall mean that the actions involved are capable of being accomplished in a successful manner within a reasonable period of time taking into account economic and other circumstances that would be considered by a prudent commercial entity.
     14. Highland Fairview shall submit a formal request to the California Department of Transportation (“CalTrans”) for the installation of signs to be installed, at Highland Fairview’s expense, along State Route 60, east bound and west bound, directing Project traffic to the Theodore Street exit.
     15. To the extent consistent with the Project Approvals and adopted City regulations and policies:
     a. The design and installation of improvements and signs shall direct all large trucks (over 10,000 pounds) to use Theodore Street, rather than Redlands Boulevard, when entering or leaving the Project Site unless the site-specific traffic analysis required prior to the approval of a plot plan for Phase III (condition TE3 of the Project Approvals. City Council Resolution 2009-10) provides compelling evidence that: ands
     (i) Keeping large trucks (over 10,000 pounds) off of Redlands Boulevard will cause Eucalyptus Avenue. Theodore Street or its on – or off-ramps to State Route 60 to fall below the City’s Level of Service standard; and

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     (ii) Mitigation within the limits of the currently planned right of way of Theodore Street is unavailable to improve the Level of Service to acceptable levels; and
     (iii) Allowing large trucks (over 10,000 pounds) to use Redlands Boulevard will not cause Redlands Boulevard to fall below the applicable City’s Level of Service Standards after mitigation.
     b. To the extent that any part of subparagraph a above is found not to be consistent with existing Project Approvals or City regulations or policies, Highland Fairview shall apply for and the City will consider, under its existing procedures and preserving the Council’s legislative and discretionary policy authority, modifications of conditions, and/or amendments to existing Project Approvals, regulations and policies.
     16. The City Council has, in Study Session of October 20, 2009 or previously, directed City staff to analyze, as quickly as feasible, and then to report back to the Council, for its consideration without commitment to adoption, each of the following:
     a. The adoption/enforcement of a City-wide commercial truck idling ordinance; and
     b. The acquisition, generation and distribution of “green” energy by the City’s electric utility; and
     c. An amendment of the City’s Municipal Code current lighting standards to incorporate the guidelines of the International Dark Sky Association and the exterior lighting standards set forth in the Palm Desert Municipal Code; and
     d. The submission of a request to CalTrans and/or the Riverside County Transportation Commission that a regional traffic mitigation fee be adopted for the Improvement of State Route 60; and
     e. The use of LED lamps in City-owned streetlights.
     17. Highland Fairview shall require any user of the Skechers facility, other than Skechers, and will use reasonable efforts to seek to have Skechers:
     a. Have its trucking fleet (all trucks owned and operated by Skechers) and all trucking carriers that distribute Skechers’ products to its retail stores be classified as SmartWay 1.0 or higher at the time that it takes possession of the Skechers building, increase the SmartWay classification to 1.25 for Skechers’ trucking fleet and such other trucking carriers within five years and provide an annual report to Highland Fairview, which Highland Fairview shall then provide to the Sierra Club; and
     b. Continue to provide incentives to its employees to encourage carpooling; and

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     c. Conduct an annual review for five years following the occupancy of the Skechers Building to determine the level of use of alternatively fueled vehicles and the demand for designated spaces for such vehicles, beyond the 37 spaces already designated. Spaces located closest to building entries will be converted by Highland Fairview from general parking to alternatively fueled vehicle parking to meet the demand; and
     d. Conduct an annual review for five years following the occupancy of the Skechers Building to determine the level of use of plug-in electrical vehicles and the demand for plug-in-stations. Additional plug-in-stations will be provided by Highland Fairview to meet the demand; and
     e. Not use diesel-powered “yard goats” in its operations.
     18. Highland Fairview shall provide the Sierra Club with notice of the submission of any application for a discretionary permit for the development of the Project within five business days of the submission.
     19. The Sierra Club shall not sue to invalidate the development, use or modification of the Project, including, but not limited to, any approvals needed for the development of any phase of the Project, as long as the development or use is consistent with the terms of this Agreement and the Project, as analyzed in the EIR, and any modification will not result in a significant adverse impact on the environment, as defined in CEQA Guidelines § 15382, as determined by the City. For the purpose of this Agreement, changes in the manner in which the Project is financed, in whole or in part, and removal of vegetation within State Route 60 right-of- way shall not be considered to be significant adverse impacts on the environment by the Sierra Club. Nothing in this paragraph 19 shall apply to a modification of the terms of this Agreement.
     20. Highland Fairview shall pay Johnson & Sedlack, the Sierra Club’s attorneys, $183,000 within 10 days of the dismissal of the Lawsuit. Except for this payment, each party shall bear its own attorneys’ fees and costs incurred in connection with the Lawsuit and the preparation of this Agreement.
     21. Any party alleging a breach of this Agreement shall provide written notice of the alleged breach to the party alleged to be in breach. That party shall then have 30 days from receipt of the notice in which to cure the breach or to begin curing the breach if it is one which cannot be cured within 30 days. If the breach has not been cured within the 30 day period or, if no effort has been begun within the 30 day period for a breach which cannot be cured within the 30 day period, then the party alleging the breach shall be entitled to avail itself of its legal remedies.
     22. All notices and communications shall be provided in writing, which may be delivered by e-mail, to the following addresses:

Sierra Club Environmental Law Program:	85 Second Street
San Francisco, CA 94105
Aaron.Isherwood@sierraclub.org

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Sierra Club, San Gorgonio Chapter:	Chapter Chair/Conservation Chair
4079 Mission Inn Avenue
Riverside, CA 92501-3204
san.gorgonio.chapter@sierraclub.org

Sierra Club, Moreno Valley Group:	Ann Turner-McKibben and George
Hague
P.O. Box 1325
Moreno Valley, CA 92556-1325
morenovalleygroup@yahoo.com

with a copy to Raymond W. Johnson, Esq.:	Johnson & Sedlack
26785 Camino Seco
Temecula, CA 92590
esqaicp@wildblue.net

The City attention of the City Manager,
w/ copy attention of the City Attorney:	14177 Frederick Street
P.O. Box 88005
Moreno Valley, CA 92552
CMOffice@moval.org
CityAttorney@moval.org

Highland Fairview:	14225 Corporate Way
Moreno Valley, CA 92553
ibenzeevi@highlandfairview.com

with a copy to Kenneth B. Bley, Esq.:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor,
Los Angeles CA 90067
kbley@coxcastle.com
Any address may be changed by providing written notice to all of the other parties.
     23. Except as set forth in this Agreement, the Sierra Club releases the City and Highland Fairview and their owners, affiliates, members, officers, employees, agents and attorneys from any and all claims, demands, liabilities, obligations, costs, expenses, fees, actions, and/or causes of action arising out of, or connected to, the Lawsuit or the Project, whether known, unknown or suspected and the Sierra Club hereby waives the provisions of Civil Code § 1542 set forth in Recital N. The release in this paragraph 23 is a separate consideration for the release contained in paragraph 24 and the Sierra Club would not have executed this Agreement nor agreed to this paragraph 23 but for the release contained in paragraph 24.
     24. Except as set forth in this Agreement, the City and Highland Fairview release the Sierra Club and its members, officers, employees, agents and attorneys from any and all claims, demands, liabilities, obligations, costs, expenses, fees, actions, and/or causes of action arising out of, or connected to, the Lawsuit or the Project, whether known, unknown or suspected and the

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City and Highland Fairview hereby waive the provisions of Civil Code § 1542 set forth in Recital N. The release in this paragraph 24 is a separate consideration for the release contained in paragraph 23 and neither the City nor Highland Fairview would have executed this Agreement nor agreed to this paragraph 24 but for the release contained in paragraph 23.
     25. The rights and obligations of the Sierra Club under this Agreement are personal to it and may not be transferred or assigned to any other person or entity. This Agreement is entered into solely for the benefit of the parties hereto and, with the exception of the Sierra Club, their successors, transferees and assigns. Other than the parties hereto and, with the exception of the Sierra Club, their successors, transferees and assigns, no third party shall be entitled, directly or indirectly, to base any claim, or to have any right arising from, or related to, this Agreement.
     26. The parties to this Agreement shall act in good faith and shall take all further actions reasonably necessary to effectuate the letter and the spirit of this Agreement.
     27. This Agreement and all rights and obligations arising out of it shall be construed in accordance with the laws of the State of California.
     28. Any litigation arising out of this Agreement shall be conducted only in the Riverside Superior Court. Only equitable remedies shall be available to the prevailing party in any such litigation, damages for breach of this Agreement being expressly waived. Each party to any such litigation shall bear its own attorneys’ fees and costs, the right to recover them under any statute, including, but not limited to Code of Civil Procedure § 1021.5, any Rule of Court or any rule of law being expressly waived.
     29. This Agreement contains the entire agreement and understanding concerning the Lawsuit and the Project and supersedes and replaces all prior negotiations or proposed agreements, written or oral. Each of the parties hereto acknowledges that no other party, nor the agents nor the attorneys for any party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein, to induce the execution of this Agreement and acknowledges that this Agreement has not been executed in reliance upon any promise, representation or warranty not contained herein.
     30. This Agreement may not be amended except in a writing signed by all the parties hereto.
     31. The parties to this Agreement hereby acknowledge that they have undertaken an independent investigation of the facts concerning the Lawsuit and the Project. The parties expressly assume the risk that the true facts concerning the foregoing may differ from those currently understood by them.
     32. Each individual signing this Agreement represents and warrants that he or she has been authorized to do so by proper action of the party on whose behalf he or she has signed.
     33. This Agreement may be signed in one or more counterparts and, when all parties have signed the original or a counterpart, such counterparts, whether originals, facsimiles or email attachments, together shall constitute one original document.

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January 7, 2010	SIERRA CLUB
	By:	[ILLEGIBLE]
Its: CHAPTER CHAIR, SAN GORGONIO CHAPTER

January 11, 2010	THE CITY OF MORENO VALLEY
	By:	[ILLEGIBLE]
Its: MAYOR

January 7, 2010	HIGHLAND FAIRVIEW PARTNERS I By: HFP Realty Investment, LP, its Managing Partner By: HFP Realty Holdings, LLC, its General Partner
	By:	/s/ Iddo Benzeevi
Its: President

January 7, 2010	HIGHLAND FAIRVIEW PARTNERS II By: New Sands Holdings, LP, its Managing Partner By: Sand Holdings, LLC, its General Partner
	By:	/s/ Iddo Benzeevi
Its: President

January 7, 2010	HIGHLAND FAIRVIEW PARTNERS III By: HFP Realty Investment, LP, its Managing Partner By: HFP Realty Holdings, LLC, its General Partner
	By:	/s/ Iddo Benzeevi
Its: President

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January 7, 2010	HIGHLAND FAIRVIEW PARTNERS IV By: Sinclair Holdings, LP, its Managing Partner By: Sinclair Realty Holdings, LLC, its General Partner
	By:	Iddo Benzeevi
Its: President

January 7, 2010	HF LOGISTICS I, LLC
	By:	Iddo Benzeevi
Its: President

APPROVED AS TO FORM: January 11, 2010	JOHNSON & SEDLACK
	By:	/s/ Raymond W. Johnson
Raymond W. Johnson
Attorneys for the SIERRA CLUB

January 11, 2010	CITY ATTORNEY OF THE CITY OF MORENO VALLEY
	By:	[ILLEGIBLE]
Its: INTERIM CITY ATTORNEY

January 7, 2010	COX CASTLE & NICHOLSON LLP
	By:	/s/ Kenneth B. Bley
Kenneth B. Bley
Attorneys for HIGHLAND FAIRVIEW PARTNERS I; HIGHLAND FAIRVIEW PARTNERS, II, HIGHLAND FAIRVIEW PARTNERS, III, HIGHLAND FAIRVIEW PARTNERS, IV and HF LOGISTICS I, LLC

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EXHIBIT A

Legend
Eucalyptus Nicholii
Willow-Leafed Peppermint
Muhlenbergia Rigens
Deer Grass
Nassella Tennuissima
Mexican Feather Grass
Decomposed Granite (DG)
4" Stabilized
Permeable Pavement/Pavers
C.L.
9'
9'
22"
22"
Landscaped Median
Slope
Slope
Pavement
Pavement
Curb
Mow Strip
Median Section A - A
6'
Curb
Pavement
Permeable
Pavement/Pavers
Median Section B - B
Eucalyptus Street
A
A
B
B

Not to scale
July 22, 2009

Exhibit A

Highland Fairview Corporate Park
Rancho Belago, Ca 92555

P:\Highland Fairview Corporate Park\Entitlements\Sierra Club Litigation\Litigation Exhibits

Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
•	Alternative Transportation:
Bicycle Storage & Changing Rooms

The project will provide secure bicycle racks within 200 yards of the building entrances for 5% or more of all building users and will provide shower and changing facilities in the building for 0.5% of full-time equivalent occupants.

Low Emission and Fuel Efficient Vehicles

The project will provide preferred parking for low-emission and fuel efficient vehicles for 5% of the total vehicle parking capacity of the site.

Parking Capacity

The project will meet, but not exceed the number of parking stalls required by the local zoning requirements and will provide preferred parking for carpools and vanpools for 5% of the total parking spaces.
Site Development:
Maximum Open Space As approved by the City of Moreno Valley, the project will provide vegetated open space within the project boundary in accordance with the local zoning’s open space requirement.
•	Storm Water Design:
Quality Control Highland Fairview will implement the City approved Storm Water Pollution Prevention Program (SWPPP).
•	Heat Island Effect:
Roof The project will use roofing materials having a Solar Reflectance Index (SRI) equal to or greater than 78 for a minimum of 75% of the roof surface.
•	Water Efficient Landscaping:
The project will reduce potable water consumption for irrigation by 50% from a calculated mid-summer baseline case.
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
•	Water Use Reduction:
Reduce Water Usage by 30%

The project will employ strategies that in aggregate use 30% less water than the water use baseline calculated for the building (not including irrigation).
•	Optimize Energy Performance:
The project will demonstrate a percentage improvement in the proposed building performance rating compared to the baseline building performance rating.
•	On-Site Renewable Energy:
The project will use on-site renewable energy systems (solar) to offset a portion of building energy cost.
•	Enhanced Commissioning:
The project began the commissioning process during the design process and will execute additional activities after systems performance verification is completed.
•	Construction Waste Management:
The project will recycle and/or salvage a minimum of 50% (by weight) of non-hazardous construction and demolition debris.
•	Recycled Content:
The project will use materials with recycled content such that the sum of post-consumer recycled content plus one-half of the pre-consumer content constitutes at least 10% (cost-based) on the total value of the materials in the project.
•	Regional Materials:
The project will use building materials or products that have been extracted, harvested or recovered, as well as manufactured, within 500 miles of the project site for a minimum of 10% (cost-based) of the total materials value.
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
•	Increased Ventilation:
The project will increase breathing zone outdoor air ventilation rates to all occupied spaces by at least 30% above the minimum rates required by ASHRAE Std. 62.1-2004.
•	Construction IAQ Management Plan:
The project will develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and pre-occupancy phases of the building.
•	Low Emitting Materials:
The project will utilize only those paints and coatings that comply with Credit 4.2, 4.3 and 4.4 of the LEED standards.
•	Indoor Chemical & Pollutant Source Control:
The project will provide entryway systems to reduce the infiltration of dirt and particulates into the indoor environment. Separate ventilation systems will be provided for storage areas for hazardous chemicals in order to minimize and control pollutants in the building.
•	Daylight and Views:
The project, will achieve day-lighting via skylights for building occupants in 75% of all regularly occupied areas.
•	Innovation In Design:
The project will utilize locally-sourced concrete and interior fixtures providing a 40% water use savings.
•	LEED Accredited Professional:
At least one principal participant of the project team is a LEED Accredited Professional (AP).
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
The Following are Energy-Saving and Other Design Features:
•	Use of More Shade Trees vs. Palm Trees to Reduce Temperature
As shown in the City-approved Plot Plan package, palm trees used on the site will be located at the building’s primary entry as part of the decorative entry treatment, and along the freeway, near gates and building corners as accent elements. All other trees on the site, in the parking areas, adjacent to the building, in the landscape areas, and along the freeway will be varieties of shade trees.
•	Waterless Urinals
Use of these products was investigated but ultimately rejected based upon marginal performance and excessive maintenance costs. Very low flow urinals will be used in the facility which will provide a 30% reduction in water use over typical low-flow urinals.
•	Automatic turn on and off for lavatory faucets—only allow 1/2 gal per minute
These products will be installed throughout the building.
•	Monitoring system that keeps track of all systems so that response can be quick if one of the systems does not function properly
The Skechers building will include a building systems monitoring program which will immediately notify maintenance personnel of any system malfunction.
•	Photo Sensors for Lighting
Motion sensors will be installed in the office areas of the building to turn off all lighting (except security lighting) when theses areas of the building are not occupied. A network of thousands of roof-mounted skylights will provide substantial natural light in the warehouse areas. Sensors will be installed in the warehouse areas to automatically turn off artificial area lighting when ambient light is adequate.
•	Reduce carpet and flooring glue toxics by environmentally friendly carpet and non toxic glue.
Low VOC carpeting, paint and adhesives will be used throughout the building. Polished concrete flooring will replace vinyl flooring originally
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
planned for the warehouse restrooms, break rooms and shipping/receiving areas.
•	Recycle of All Used Materials
Recycling bins will be provided at the site for recycling during the operation of the building. Recycling of construction waste will be required to the greatest degree practicable. Skechers currently bundles and recycles all cardboard waste and will provide recycling bins for employee use throughout the facility. Skechers is exploring opportunities for recycling (mulching) of damaged wood pallets.
•	75% of Construction Waste Salvaged or Recycled
The project will salvage or recycle as much construction waste as is feasible, but in no case less that 50% by weight of such waste. The project will utilize recycled (crushed) concrete during construction for temporary access roads and for paving base where acceptable. The project is directing green waste from clearing operations during construction, to a location for mulching and will be re-used.
•	Independent Venting for Toxic Places
The storage of toxic materials, as identified by the State of California, will be in accordance with all applicable building code requirements including the independent venting of such storage areas.
•	Thermal Controls in Various Work Spaces
The warehouse area is not heated or cooled, utilizing a controlled air exchange system to moderate interior temperatures. The office and commercial areas will be served by a number of HVAC zones each with its own controls. The units are equipped with an automatic time switch with an accessible manual override that allows operation of the system during off-hours.
•	The building occupant/owner must share whole-project energy and water usage data for at least five years with the US Green Building Council or Green Building Certification Institute.
Highland Fairview will provide all documentation used to secure LEED certification, including any tenant operational documentation. Such documentation requirements will be addressed in the lease documents.
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

5 of 5

EXHIBIT “I”
SECOND LEASE AMENDMENT
Exhibit “I”

SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made and entered into this 12th day of April, 2010 by and between HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Landlord”) and SKECHERS U.S.A., INC., a Delaware corporation (“Tenant”).
RECITALS
     A. HF LOGISTICS I, LLC, a Delaware limited liability company and Tenant entered into that certain Lease Agreement dated September 25, 2007 (the “Original Lease”), as amended by that certain Amendment to Lease Agreement dated December 18, 2009 (the “First Amendment”, and collectively, the “Lease”) pursuant to which HF LOGISTICS I, LLC leased to Tenant certain premises situated at the northwest corner of Theodore Street and Eucalyptus Avenue in Moreno Valley, California, as more fully described therein.
     B. HF Logistics I, LLC has assigned all of its right, title and interest as landlord under the Lease to Landlord, and Landlord has assumed the obligations of HF Logistics I, LLC, as landlord under the Lease.
     C. The parties desire to further amend the Lease.
     NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. The definition “Premises” as defined on page 1 of the Original Lease and modified in Section 4 of the First Amendment shall mean:
“The Building, together with the parking areas, landscaped areas and other areas consisting of approximately 82.59 acres of land situated at the NWC of Theodore Street and Eucalyptus Avenue in Moreno Valley (Rancho Belago), California, as shown on the draft of Parcel Map No. 35629 attached to this Second Amendment as “Exhibit “A” (Revised)”.”
     For clarification, the approximately 22.37 acres shown on Exhibit “A” (Revised) attached hereto (which area is identified as Parcel 2), which area comprises the “Expansion Area”, is not included within the definition of “Premises”.
     Notwithstanding the foregoing, it is agreed that until the recordation of a final parcel map, the Premises and the Expansion Area have been established by lot line adjustments, and that accordingly the acreage and dimensions thereof may not be exactly the same as set forth on Exhibit A (Revised). However, Landlord represents and warrants to Tenant that the acreage and dimensions thereof will be substantially the same, and that any discrepancies will not materially impact the rights or obligations of Tenant or Landlord under the Lease.

     2. The Final Plans (as originally defined in Addendum 2 Paragraph 1 of the Lease) shall be the Plans and Specifications transmitted by HF Logistics I, LLC to Tenant (by “You Send It”) on January 29, 2010.
     3. Tenant acknowledges that title to the Expansion Area is or will be held by HF Logistics-SKX T2, LLC, a Delaware limited liability company (“T2”), which is an affiliate of Landlord. In the event that Tenant timely exercises its right to the Expansion Area pursuant to the Lease, T2 agrees to immediately convey its interest in the Expansion Area to Landlord; provided, however, if (x) the Premises are encumbered by a deed of trust at the time Tenant exercises its expansion option and the beneficiary thereunder will not either finance the construction of the Expansion Building or consent to the Expansion Area being encumbered by a new construction loan (or if the ownership of the Expansion Area by T1 will otherwise impede obtaining construction financing for the construction of the Expansion Building), or (y) the Premises have been taken by foreclosure or a transaction in lieu thereof, then T2 shall retain the Expansion Area, Tenant and T2 shall enter into a new lease on the same terms and conditions as would have applied to the Expansion Area pursuant to the Lease, and the Expansion Area shall be deemed removed from the Lease.
     4. Tenant acknowledges that the Base Rent under the Lease is Nine Hundred Thirty-Three Thousand Eight Hundred Ninety-Four and 44/100 Dollars ($933,894.44) per month, but that it has prepaid only the amount of Six Hundred Seventy-Nine Thousand Five Hundred Forty Dollars ($679,540). The differential (being Two Hundred Fifty-Four Thousand Three Hundred Fifty-Four Dollars ($254,354)) shall be paid by Tenant to Landlord no later than the Commencement Date (as defined in the Lease).
     5. Capitalized terms used in this Second Amendment shall have the same meanings as set forth in the Lease, unless a different definition is set forth herein.
     6. Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

“LANDLORD”	“TENANT”

HF LOGISTICS I, LLC, a Delaware	SKECHERS U.S.A., INC., a Delaware
limited liability company	corporation

By	By
Iddo Benzeevi, President and	David Weinberg, Chief Operating Officer
Chief Executive Officer

2

HF Logistics-SKX T2, LLC, a Delaware limited liability company, hereby joins in the execution of this Second Amendment to confirm its obligation to be bound by the provisions of the Lease insofar as they relate to the Expansion Area and Tenant’s expansion option regarding the same.

HF LOGISTICS-SKX T2, LLC, a Delaware
limited liability company

By: HF LOGISTICS SKX, LLC, a Delaware
limited liability company, its sole
member

By:	HF LOGISTICS I, LLC, a
Delaware limited liability
company, its managing member

By

Iddo Benzeevi, President and
Chief Executive Officer

By:	SKECHERS R.B., LLC, a
Delaware limited liability
company, its managing member

By: SKECHERS U.S.A., Inc., a
Delaware limited liability
company, its sole member

By

David Weinberg, Chief
Operating Officer

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EXHIBIT “A”
(REVISED)
SITE PLAN

GROSS AREA = 226.669 ACRES
NET AREA = 205.053 ACRES
NUMBER OF PARCELS: 6
LETTERED LOTS: A-J

SHEET 2 OF 5 SHEETS

PARCEL MAP NO. 35629

IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA.

BEING A SUBDIVISION OF PORTIONS OF BLOCKS 33, 34, 55 & 56 OF MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY THE MAP ON FILE IN BOOK 11, PAGE 10 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY LYING WITHIN SECTION 1, TOWNSHIP 3 SOUTH, RANGE 3 WEST, SAN BERNARDINO BASE AND MERIDIAN.

RBF CONSULTING

MARCH, 2010

PROJECT SITE
VICINITY MAP

BASIS OF BEARINGS NOTE:

DATA TABLE

SURVEYORS NOTE:

MONUMENT NOTES:

EASEMENT NOTES

BOUNDARY CONTROL & SHEET INDEX MAP

STATE ROUTE 60
LOT "K"
LOT "L"
BLOCK 34
PARCEL 2
PARCEL 3
MAP NO. 1
BEAR VALLEY AND ALESSANDRO DEVELOPMENT CO.
M.B. 11/10 S.B. CO.
PARCEL 1
BLOCK 33
PARCEL 4
LOT "A"
LOT "B"
LOT "C"
LOT "D"
LOT "E"
LOT "F"
LOT "H"
LOT "J"
C/L FIR STREET(MB11/10)
C/L EUCALYPTUS AVENUE
REMAINDER
PARCEL
BLOCK 55
BLOCK 56
C/L REDLANDS BOULEVARD
C/L SINCLAIR STREET
C/L THEODORE STREET
C/L EUCALYPTUS AVENUE(PER MB 11/10)
SCALE: 1"=400'

Acreage Summary:

Parcel 1 = 82.59 acres
Parcel 2 = 22.37 acres
Lot "A" = 0.65 acres
Lot "B" = 0.78 acres
Lot "C" = 0.77 acres
Lot "D" = 0.81 acres

Total 107.97 acres

Not to scale
March 17, 2010

Parcel Map 35629 Parcels 1 and 2

Highland Fairview Corporate Park
Rancho Belago, Ca 92555

P:/Highland Fairview Corporate Park/Design/HF Work/HFCP-Parcel Map-Pcl 1-2-A thru D

EXHIBIT “J”
INTENTIONALLY OMITTED
Exhibit “J”

EXHIBIT “K”
ESCROW AGREEMENT
Exhibit “K”

ESCROW AGREEMENT
          This Escrow Agreement (“Agreement”) is made and entered into this ______ day of March, 2010, by and between SKECHERS R.B., LLC, a Delaware limited liability company (“Skechers”), HF LOGISTICS-SKX, LLC, a Delaware limited liability company (“HF Logistics”), HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“LLC”) and BANK OF AMERICA, N.A. (“Escrow Agent”).
WITNESSETH:
          Escrow Agent does hereby acknowledge receipt from Skechers, the sum of Thirty Million Dollars ($30,000,000), by wire transfer into Escrow Agent’s Account No. 1499708217 entitled in the name of “Bank of America, N.A. for the benefit of HF Logistics-SKX T1, LLC” (the “Account”), which funds constitute Skechers’ initial capital contribution to HF Logistics, upon the Closing Date (as defined below), and the subsequent capital contribution by HF Logistics to the LLC immediately thereafter.
          Escrow Agent shall hold all funds in the Account (including accrued interest) in escrow, and shall disburse same only in accordance with the provisions of this Agreement. The Account shall bear interest at Escrow Agent’s usual interest rate for demand deposit accounts which the parties hereto acknowledge and agree may be subject to fluctuations in accordance with Escrow Agent’s normal business practices.
          The terms and conditions of the escrow are as follows:
          The parties hereto for themselves, their successors and assigns, do hereby agree as follows:
          1. Subject to the provisions of Paragraph 11 below, Escrow Agent shall hold all funds (including accrued interest) in the Account, to be disbursed on the date of closing (“Closing Date”) of the construction loan to be extended by Bank of America, N.A. (as administrative agent and as a lender, “Lender”) to the LLC in accordance with the commitment dated February 1, 2010 (the “Construction Loan”), as follows:
               (a) all accrued interest in the Account (at Lender’s demand deposit rate) through the Closing Date shall be promptly disbursed to Skechers on the Closing Date pursuant to written wire transfer or other disbursement instructions to be provided by Skechers provided that Escrow Agent shall have no obligation to disburse such accrued interest unless and until Skechers provides Escrow Agent with such disbursement instructions, and
               (b) the balance of funds in the Account (including interest at Lender’s demand deposit rate accruing after the Closing Date) shall be disbursed in accordance with the terms and conditions of the loan documents which evidence and govern the Construction Loan (collectively, the “Loan Documents”).

               (c) Notwithstanding the foregoing, in the event the Closing Date does not occur on or before June 1, 2010 (unless on or before June 1, 2010, Skechers has given Escrow Agent written notice to hold the funds in the Account beyond that date), all funds in the Account (including accrued interest) shall be immediately disbursed to Skechers according to wire transfer or other disbursement instructions to be provided to Escrow Agent in writing by Skechers, provided that Escrow Agent shall have no obligation to disburse such funds unless and until Skechers provides Escrow Agent with written wire instructions or other disbursement instructions. Once the funds have been so disbursed, this Agreement shall automatically terminate and Escrow Agent shall have no further obligations hereunder.
               (d) Upon the occurrence of the Closing Date and the disbursement of the accrued interest pursuant to Paragraph 1(b) above, (1) this Agreement shall automatically terminate and Escrow Agent shall have no further obligations hereunder; and (2) Bank of America, N.A.’s sole obligations with respect to the Account shall be governed by the terms and conditions of the Loan Documents and shall arise only in Bank of America, N.A.’s capacity as Administrative Agent and a Lender under the Loan Documents.
          2. This Agreement is a personal one between the parties hereto and the Escrow Agent, and no amendment of this Agreement by the parties (which shall be in writing) shall be binding on the Escrow Agent unless and until the Escrow Agent, in its reasonable discretion, shall give its written consent thereto.
          3. No person, firm, corporation or other entity will be recognized by the Escrow Agent as a successor or assign of any party hereto until there shall be presented by the Escrow Agent evidence satisfactory to it of such succession or assignment.
          4. The Escrow Agent shall have no duties or responsibilities except as expressly provided in this Agreement (and no duties or obligations of the Escrow Agent shall be implied by virtue of this Agreement). The Escrow Agent shall not be obligated to recognize nor have any liability or responsibility arising under any other agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein or a copy thereof attached hereto.
          5. The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm, corporation or other entity, executing or delivering or purporting to execute or deliver this Agreement or any document or security deposited hereunder or any endorsement thereof or assignment thereof.
          6. The Escrow Agent shall not be responsible for the sufficiency, genuineness or validity of or title to any document or funds deposited or to be deposited with it pursuant to any provisions of this Agreement.
          7. The Escrow Agent may rely upon any instrument in writing reasonably believed by it to be genuine and sufficient and properly presented by the parties hereto, and shall not be liable or responsible for any action taken or omitted in accordance with the provisions

2

thereof. The Escrow Agent may assume the validity and accuracy of any statements or assertions contained in such writing or instrument; and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any written instructions delivered to it; nor as to the identity, authority or rights of any person executing the same.
          8. The Escrow Agent shall not be liable or responsible for any act it may do or omit to do in the exercise of reasonable care.
          9. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence or uncured breach of this Agreement.
          10. In case any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, the Escrow Agent is hereby expressly authorized, in its reasonable discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, and in case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, except for Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement, it shall not be liable to any of the parties hereto, their successors or assigns, or to any other person, firm or corporation, by reason of such compliance notwithstanding that such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.
          11. In the event of doubt by the Escrow Agent as to its duties or liabilities under the provisions of this Agreement, the Escrow Agent may, in its sole discretion, continue to hold the monies and other property which are the subject of this escrow until the parties mutually agree to the disbursement thereof and evidence such agreement by a written instrument delivered to the Escrow Agent, or until a judgment is entered by a court of competent jurisdiction. Alternatively, Escrow Agent may deposit all the monies and other property then held pursuant to this Agreement with the Clerk of the Superior Court in Los Angeles County, California, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of accounting for any monies or property theretofore delivered out of escrow. In the event of any suit among the parties hereto, the prevailing party(ies) shall be entitled to recover from the other party(ies) reasonable attorneys’ fees and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party(ies). In the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, Escrow Agent shall be entitled to recover from the other parties its reasonable attorneys’ fees and costs incurred. All parties agree that the Escrow Agent shall not be liable to any party to this Agreement or any other person, firm, corporation or other entity for

3

monies and other property subject to this escrow, except for misdelivery thereof due to breach of this Agreement or gross negligence on the part of the Escrow Agent.
          12. The Escrow Agent shall not be entitled to compensation for its services. However, Escrow Agent shall be entitled to reimbursement of reasonable attorneys’ fees and costs to the extent provided in Paragraph 11 above. The Escrow Agent, at is own cost and expense (except as provided in Paragraph 11), may employ agents and attorneys for the reasonable protection of the escrow property held hereunder and of itself. The parties hereto jointly and severally agree to pay Escrow Agent for any and all costs, expenses and attorneys’ fees to which it is entitled hereunder upon demand.
          13. This Agreement is entered into in the State of Florida and the rights and obligations of the parties hereto shall be governed by, construed and enforced in accordance with the laws of such State.
          14. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF SUCH PARTY’S RIGHT TO TRIAL BY JURY.
          15. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
(signature pages follow)

4

          IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

“SKECHERS”		“LLC”

SKECHERS R.B., LLC, a Delaware limited liability company		HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company

By:	Skechers U.S.A., Inc, a Delaware	By:	HF LOGISTICS -SKX, LLC, a Delaware
	corporation, its sole member		limited liability company, its sole member

		By:	HF Logistics I, LLC, a Delaware limited
By:			liability company, its Managing Member

David Weinberg, Chief Operating Officer

By:

Iddo Benzeevi, President and Chief
Executive Officer

		By:	Skechers R.B., LLC, a Delaware limited
liability company, its Managing Member

		By:	Skechers U.S.A., Inc., a Delaware
Corporation, its sole member

By:

David Weinberg, Chief Operating Officer

5

“HF LOGISTICS” HF LOGISTICS-SKX, LLC, a Delaware limited liability company, its sole member
By:	HF Logistics I, LLC, a Delaware limited liability company, its Managing Member

By:
Iddo Benzeevi, President and Chief
Executive Officer

By:	Skechers R.B., LLC, a Delaware limited liability company, its Managing Member

By:	Skechers U.S.A., Inc., a Delaware Corporation, its sole member

By:
David Weinberg, Chief Operating Officer

6

     By executing this Agreement below, Escrow Agent acknowledges its duties as Escrow Agent hereunder and agrees to perform its obligations hereunder.

“ESCROW AGENT” BANK OF AMERICA, N.A.
By:
Its:

7

EXHIBIT “L”
ASSIGNMENT OF MASTER LEASE AGREEMENT
Exhibit “L”

ASSIGNMENT OF LEASE
(MASTER LEASE)
     THIS ASSIGNMENT OF LEASE (“Assignment”) is made and entered into this 12th day of April, 2010 (the “Effective Date”) by and among HF LOGISTICS I, LLC, a Delaware limited liability company (“Assignor”), HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“T1”), and HF LOGISTICS-SKX T2, LLC, a Delaware limited liability company (“T2”), and together with T1, collectively, “Assignees”).
WITNESSETH:
     For valuable consideration, receipt of which is acknowledged, Assignor and Assignees agree as follows:
     1. Assignment and Assumption.
          (a) Assignor hereby assigns and transfers to T1 all right, title and interest of Assignor in, to and under the lease (the “Lease”) described as follows with respect to the Development Parcel (as such term is defined in the Limited Liability Company Agreement of T1): Amended and Restated Master Lease Agreement dated as of September 25, 2007 between HIGHLAND FAIRVIEW PARTNERS I (formerly known as Westcoast Properties Partners, a California general partnership), HIGHLAND FAIRVIEW PARTNERS IV, (formerly known as Sinclair Property Partners, a Delaware general partnership), HIGHLAND FAIRVIEW PARTNERS III (formerly known as HF Educational Partners, a Delaware general partnership), and HIGHLAND FAIRVIEW PARTNERS II (formerly known as Sand Properties Partners, a California general partnership), as landlord (collectively “Landlord”), and Assignor, as tenant.
          (b) Assignor hereby assigns and transfers to T2 all right, title and interest of Assignor in, to and under the Lease with respect to the Expansion Parcel (as such term is defined in the Limited Liability Company Agreement of T2):
          (c) Assignees hereby accept the foregoing assignment, and assume and agree to perform all of the covenants and agreements in the Lease to be performed by the landlord with respect to its respective property that arise from and after the Effective Date.
     2. Assignor Representations. Assignor represents to Assignees as follows:
          (a) It is the sole, lawful owner of the tenant’s interest in the Lease and Assignor has not sold, assigned, encumbered or transferred any interest in the Lease, or any part thereof, to any other person or entity.

          (b) To the best of Assignor’s knowledge, the Lease is in full force and effect and neither Landlord nor Assignor, as tenant, is in default thereunder.
     3. Indemnification. Assignor agrees to indemnify, defend and hold harmless Assignees from and against any and all claims, liabilities, obligations, losses, causes of action, judgments, settlements, demands, threats, costs, fines, penalties (including reasonable fees, expenses, disbursements and investigative costs of attorneys and consultants) arising out of the performance or nonperformance by Assignor of all duties and obligations of tenant under the Lease (to the extent that they relate to the Development Parcel) arising or accruing prior to the Effective Date. The foregoing indemnification shall terminate upon the closing of the “Construction Loan” (as defined in that certain Amended and Restated Limited Liability Company Agreement of HF LOGISTICS-SKX, LLC entered into as of April 12, 2010, but effective as of January 30, 2010).
     4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.
     5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignees and their respective successors and assigns.
     6. Capitalized Terms. Capitalized terms used in this Assignment shall have the same meanings as set forth in the Lease, unless a different definition is set forth herein.
(signature pages follow)

2

     IN WITNESS WHEREOF, Assignor and Assignees have executed this Assignment as of the Effective Date.

“ASSIGNOR”	“T1”

HF LOGISTICS I, LLC, a Delaware	HF LOGISTICS-SKX T1, LLC, a
limited liability company	Delaware limited liability company

By	By:	HF LOGISTICS-SKX, LLC, a

Iddo Benzeevi, President and		Delaware limited liability company,
Chief Executive Officer		its sole member

		By:		HF Logistics I, LLC, a
Delaware limited liability
company, its managing
member

By:
Iddo Benzeevi, President
and Chief Executive
Officer

		By:		SKECHERS R.B., LLC, a
Delaware limited liability
company, its managing
member

			By:	Skechers U.S.A., Inc., a
Delaware corporation, its
sole member

By:

David Weinberg, Chief
Operating Officer

3

“T2”

HF LOGISTICS-SKX T2, LLC, a
Delaware limited liability company

By:	HF LOGISTICS-SKX, LLC, a
Delaware limited liability company,
its sole member

	By:	HF Logistics I, LLC, a
Delaware limited liability
company, its managing
member

By:
Iddo Benzeevi, President
and Chief Executive
Officer

By:	SKECHERS R.B., LLC, a
Delaware limited liability
company, its managing
member

		By:	Skechers U.S.A., Inc., a
Delaware corporation, its
sole member

By:

David Weinberg, Chief
Operating Officer

4

EXHIBIT “M”
ASSIGNMENT OF LEASE
Exhibit “M”

ASSIGNMENT OF LEASE
(SKECHERS LEASE)
     THIS ASSIGNMENT OF LEASE (“Assignment”) is made and entered into this 12th day of April, 2010 (the “Effective Date”) by and between HF LOGISTICS I, LLC, a Delaware limited liability company (“Assignor”) and HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Assignee”).
WITNESSETH:
     For valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:
     1. Assignment and Assumption.
          (a) Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in, to and under the lease (the “Lease”) described as follows: Lease Agreement dated September 25, 2007 between Assignor, as landlord, and Skechers U.S.A., Inc., a Delaware corporation (“Tenant”), as tenant, as amended by that certain Amendment to Lease Agreement dated December 18, 2009, by and between Assignor and Tenant. The foregoing assignment includes the transfer by Assignor to Assignee of all rights to prepaid rents (including, without limitation, operating expenses) under the Lease. It is understood and agreed that the actual transfer of the prepaid rent and operating expenses (Eight Hundred Ninety-Eight Thousand Two Hundred Eighty-One Dollars ($898,281)) shall be made by Assignor to Assignee no later than the Commencement Date (as defined in the Lease).
          (b) Assignee hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Lease to be performed by the landlord thereunder that arise from and after the Effective Date.
     2. Assignor Representations. Assignor represents to Assignee as follows:
          (a) It is the sole, lawful owner of the landlord’s interest in the Lease and Assignor has not sold, assigned, encumbered or transferred any interest in the Lease, or any part thereof, to any other person or entity.
          (b) To the best of Assignor’s knowledge, the Lease is in full force and effect and neither Tenant nor Assignor, as landlord, is in default thereunder.
     3. Indemnification. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, liabilities, obligations, losses, causes of action, judgments, settlements, demands, threats, costs, fines, penalties (including reasonable fees, expenses, disbursements and investigative costs of attorneys and consultants) arising out of the performance or nonperformance by Assignor of all duties and obligations of landlord under the Lease arising or accruing prior to the Effective Date. The foregoing indemnification shall terminate upon the closing of the “Construction Loan” (as defined in that certain Amended and Restated

Limited Liability Company Agreement of HF LOGISTICS-SKX, LLC entered into as of April 12, 2010, but effective as of January 30, 2010).
     4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.
     5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.
(signature page follows)

2

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

“ASSIGNOR”	“ASSIGNEE”

HF LOGISTICS I, LLC, a Delaware limited liability company	HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company

By: Iddo Benzeevi, President and Chief Executive Officer	By:	HF LOGISTICS-SKX, LLC, a Delaware limited liability company, its sole member

By:	HF Logistics I, LLC, a Delaware
limited liability company, its
managing member

By:

Iddo Benzeevi, President and
Chief Executive Officer

By:	SKECHERS R.B., LLC, a
Delaware limited liability
company, its managing member

By:	Skechers U.S.A., Inc, a
Delaware corporation, its
sole member

By:	David Weinberg, Chief
Operating Officer

3